                                                                   EXHIBIT 10.5

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                             AMERIGAS PROPANE, L.P.
                             AMERIGAS PROPANE, INC.





                                  $80,000,000
                         First Mortgage Notes, Series E






                             ----------------------

                                 NOTE AGREEMENT

                             ----------------------


                           Dated as of March 15, 2000

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


                               TABLE OF CONTENTS

                                                                                                PAGE
ARTICLE I              AUTHORIZATION OF NOTES......................................................1

  Section 1.1.         Authorization of Notes......................................................1
  Section 1.2.         Security for the Notes......................................................2
  Section 1.3.         Release of Liens on General Collateral......................................2

ARTICLE II             SALE AND PURCHASE OF NOTES..................................................3

ARTICLE III            CLOSING.....................................................................3

ARTICLE IV             CONDITIONS TO CLOSING.......................................................3

  Section 4.1.         Representations and Warranties..............................................4
  Section 4.2.         Performance; No Default.....................................................4
  Section 4.3.         Compliance Certificates.....................................................4
  Section 4.4.         Opinions of Counsel.........................................................4
  Section 4.5.         Legal Investment............................................................5
  Section 4.6.         Intercreditor Agreement.....................................................5
  Section 4.7.         Other Security Documents....................................................5
  Section 4.8.         Recordation; Taxes, etc.....................................................6
  Section 4.9.         Operative Agreements........................................................6
  Section 4.10.        Sale of Other Notes.........................................................6
  Section 4.11.        Rating......................................................................6
  Section 4.12.        Insurance Broker's Certificate..............................................7
  Section 4.13.        Payment of Closing Fees.....................................................7
  Section 4.14.        Private Placement Number....................................................7
  Section 4.15.        Amendment to Note Agreements................................................7
  Section 4.16.        Other Agreements............................................................7
  Section 4.17.        Changes in Corporate Structure..............................................7
  Section 4.18.        Funding Instructions........................................................7
  Section 4.19.        Proprietary Software........................................................7
  Section 4.20.        Proceedings and Documents...................................................8

ARTICLE V              REPRESENTATIONS AND WARRANTIES, ETC. OF THE OBLIGORS........................8

  Section 5.1.         Organization, Standing, etc.................................................8
  Section 5.2.         Partnership Interests; Subsidiaries.........................................8
  Section 5.3.         Qualification; Authorization, Etc...........................................9
  Section 5.4.         Business; Financial Statements..............................................9
  Section 5.5.         Changes, etc...............................................................10
  Section 5.6.         Tax Returns and Payments...................................................10
  Section 5.7.         Indebtedness...............................................................10

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
  Section 5.8.         Transfer of Assets and Business............................................10
  Section 5.9.         Litigation, etc............................................................12
  Section 5.10.        Compliance with Other Instruments, etc.....................................12
  Section 5.11.        Governmental Consent.......................................................12
  Section 5.12.        Offer of Notes.............................................................13
  Section 5.13.        Use of Proceeds............................................................13
  Section 5.14.        Federal Reserve Regulations................................................13
  Section 5.15.        Investment Company Act.....................................................13
  Section 5.16.        Public Utility Holding Company Act.........................................13
  Section 5.17.        ERISA......................................................................14
  Section 5.18.        Environmental Matters......................................................14
  Section 5.19.        Foreign Assets Control Regulations, etc....................................14
  Section 5.20.        Disclosure.................................................................16
  Section 5.21.        Chief Executive Office.....................................................16
  Section 5.22.        No Government Proceedings; No Options......................................16
  Section 5.23.        Insurance..................................................................17
  Section 5.24.        Status of the Mortgaged Properties.........................................17
  Section 5.25.        Matters Relating to the General Partner....................................17

ARTICLE VI             PURCHASER'S REPRESENTATIONS................................................17

  Section 6.1.         Securities Act.............................................................17
  Section 6.2.         ERISA Matters..............................................................18
  Section 6.3.         Status of Purchaser........................................................19

ARTICLE VII            ACCOUNTING; FINANCIAL STATEMENTS AND OTHER INFORMATION.....................19

ARTICLE VIII           INSPECTION; CONFIDENTIALITY................................................24

  Section 8.1.         Inspection.................................................................24
  Section 8.2.         Confidentiality............................................................24

ARTICLE IX             PREPAYMENT OF NOTES........................................................25

  Section 9.1.         No Required Prepayments of the Notes.......................................25
  Section 9.2.         Optional Prepayments of the Notes with Make Whole Amount...................26
  Section 9.3.         Contingent Prepayments on Disposition of Assets; Prepayments on Taking
                           or Destruction.........................................................26

  Section 9.4.         Prepayment Procedure for Excess Sale Proceeds and Excess Taking Proceeds...26
  Section 9.5.         Notice of Optional Prepayments; Officers' Certificate......................28
  Section 9.6.         Allocation of Partial Prepayments..........................................28
  Section 9.7.         Maturity; Surrender, etc...................................................28
  Section 9.8.         Acquisition of Notes.......................................................29
  Section 9.9.         Change of Control..........................................................29

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
ARTICLE X              BUSINESS AND FINANCIAL COVENANTS OF THE OBLIGORS...........................31

  Section 10.1.        Indebtedness...............................................................31
  Section 10.2.        Liens, etc.................................................................33
  Section 10.3.        Investments, Guaranties, etc...............................................37
  Section 10.4.        Restricted Payments........................................................39
  Section 10.5.        Transactions with Affiliates...............................................39
  Section 10.6.        Subsidiary Stock and Indebtedness..........................................39
  Section 10.7.        Consolidation, Merger, Sale of Assets, etc.................................40
  Section 10.8.        Partnership or Corporate Existence, etc.; Business; Compliance with Laws...41
  Section 10.9.        Payment of Taxes and Claims................................................45
  Section 10.10.       Compliance with ERISA......................................................45
  Section 10.11.       Maintenance of Properties; Insurance; Environmental Laws...................45
  Section 10.12.       Operative Agreements.......................................................46
  Section 10.13.       Chief Executive Office.....................................................47
  Section 10.14.       Subsidiary Guarantors......................................................47
  Section 10.15.       New Mortgages; Conveyance Agreements.......................................47
  Section 10.16.       Further Assurances.........................................................47
  Section 10.17.       Covenant to Secure Notes Equally...........................................48
  Section 10.18.       Information Required by Rule 144A..........................................48
  Section 10.19.       Limitation on Sales of Receivables.........................................49
  Section 10.20.       No Action Requiring Registration...........................................49
  Section 10.21.       Designations With Respect to Subsidiaries..................................49
  Section 10.22.       Covenants of the General Partner...........................................50

ARTICLE XI             EVENTS OF DEFAULT; ACCELERATION............................................51


ARTICLE XII            REMEDIES ON DEFAULT; RECOURSE, ETC.........................................55


ARTICLE XIII           DEFINITIONS................................................................55

  Section 13.1.        General Definitions........................................................55
  Section 13.2.        Accounting Terms And Determination.........................................75

ARTICLE XIV            REGISTRATION, TRANSFER AND SUBSTITUTION OF NOTES...........................76

  Section 14.1.        Note Register; Ownership of Notes..........................................76
  Section 14.2.        Transfer and Exchange of Notes.............................................76
  Section 14.3.        Replacement of Notes.......................................................77
  Section 14.4.        Notes Held by the Obligors, etc., Deemed Not Outstanding...................77
  Section 14.5.        Transferee Obligations.....................................................77

ARTICLE XV             PAYMENTS ON NOTES..........................................................77

  Section 15.1.        Place of Payment...........................................................77
  Section 15.2.        Home Office Payment........................................................78
  Section 15.3.        Payment in Full............................................................78

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
ARTICLE XVI            EXPENSES AND INDEMNIFICATION, ETC..........................................78

  Section 16.1.        Expenses...................................................................78
  Section 16.2.        Costs of Collection........................................................79
  Section 16.3.        Indemnification............................................................79
  Section 16.4.        Survival...................................................................79

ARTICLE XVII           SURVIVAL OF REPRESENTATIONS AND WARRANTIES.................................80

ARTICLE XVIII          AMENDMENTS AND WAIVERS.....................................................80

  Section 18.1.        Generally..................................................................80
  Section 18.2.        Corporate Transaction......................................................80

ARTICLE XIX            NOTICES, ETC...............................................................81


ARTICLE XX             SUBSTITUTION OF PURCHASER..................................................81

ARTICLE XXI            MISCELLANEOUS..............................................................82

  Section 21.1.        Successors and Assigns.....................................................82
  Section 21.2.        Entire Agreement...........................................................82
  Section 21.3.        Descriptive Headings.......................................................82
  Section 21.4.        Counterparts...............................................................82
  Section 21.5.        Governing Law; Waiver of Jury Trial........................................82
  Section 21.6.        Payments Due on Non-Business Days..........................................82
  Section 21.7.        Satisfaction Requirement...................................................83
  Section 21.8.        Severability...............................................................83
  Section 21.9.        Consent to Jurisdiction; Service of Process................................83

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
Schedule I             --     Schedule of Purchasers
Schedule II            --     Purchasers Payment and Notice Information
Schedule 4.17          --     Changes in Corporate Structure
Schedule 5.2           --     Subsidiaries
Schedule 5.3           --     List of Foreign Qualification to do Business
Schedule 5.4           --     List of Financial Statements
Schedule 5.7           --     Existing Indebtedness
Schedule 5.8(a)        --     List of Certain Consents
Schedule 5.8(b)        --     List of Counties where Assets are Located and List of Mortgaged Properties
Schedule 5.8(c)        --     Certain Assets
Schedule 5.8(d)        --     Assets Excluded from the General Collateral
Schedule 5.8(e)        --     Specified Mortgage
Schedule 5.9           --     Litigation
Schedule 5.13          --     Use of Proceeds
Schedule 5.18          --     Environmental Matters
Schedule 5.22(a)       --     Government Proceedings
Schedule 5.22(b)       --     Options
Schedule 10.2          --     Existing Liens


Exhibit A       --    Form of Series E Note
Exhibit B1      --    Form of Officers' Certificate of the Obligors
Exhibit B2      --    Form of Officers' Certificate of each Subsidiary of the Obligors
Exhibit C1      --    Form of Opinion of Special Counsel to the Obligors
Exhibit C2      --    Form of Opinion of Special Counsel to the Purchasers
Exhibit D       --    Form of Intercreditor Agreement
Exhibit E-1     --    Form of Mortgage, Deed of Trust, Assignment of Leases and Rents, Security Agreement,
                      Financing Statement and Fixture Filing

Exhibit E-2     --    Form of Deed of Trust, Assignment of Lease and Rents, Security Agreement, Financing
                      Statement and Fixture Filing

Exhibit F       --    Form of General Security Agreement
Exhibit G       --    Form of Subsidiary Guarantee
Exhibit H       --    Form of Subsidiary Security Agreement
Exhibit I-1     --    Form of Fourth Amendment  to 1995 Note Agreement
Exhibit I-2     --    Form of First Amendment to 1999 Note Agreement
Exhibit J       --    Form of Subordination Provisions
Exhibit K       --    Form of Transfer Letter

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




                             AMERIGAS PROPANE, L.P.
                             AMERIGAS PROPANE, INC.
                              460 North Gulph Road
                           King of Prussia, PA 19460

                         FIRST MORTGAGE NOTES, SERIES E

                                                     Dated as of March 15, 2000

TO THE PURCHASER LISTED
   IN THE ATTACHED SCHEDULE I
   WHO IS A SIGNATORY HERETO

Dear Purchaser:

         AmeriGas Propane, L.P., a Delaware limited partnership (the "Company"), is engaged in the business of wholesale and retail sales, distribution and storage of propane gas and related petroleum derivative products and the retail sale and distribution of propane related supplies and equipment, including home appliances (the "Business"). AmeriGas Propane, Inc., a Pennsylvania corporation (the "General Partner") is the sole general partner of the Company, owning a 1.0101% general partnership interest in the Company and AmeriGas Partners, L.P., a Delaware limited partnership (the "Public Partnership"), is the sole limited partner of the Company, owning a 98.9899% limited partnership interest in the Company.

         Accordingly, in consideration of the premises and agreements hereinafter set forth, and intending to be legally bound hereby, the Company and the General Partner hereby agree with you as follows:

                                   ARTICLE I

                             AUTHORIZATION OF NOTES

      Section 1.1. Authorization of Notes. The Company and the General Partner will authorize the issue and sale of $80,000,000 aggregate principal amount of their First Mortgage Notes in respect of which the Company and the General Partner will be joint and several obligors (the "Notes," such term to include any Notes issued in substitution therefor or replacement thereof pursuant to
ARTICLE XIV). The Company and the General Partner are herein collectively referred to as the "Obligors" and each individually as an "Obligor." The Notes shall be issued in a single series maturing and bearing interest as follows:

       Series                Annual            Principal            Maturity
     Designation         Interest Rate           Amount               Date
      Series E               8.50%             $80,000,000        July 1, 2010

The Notes shall be substantially in the form of EXHIBIT A with such changes therein, if any, as may be approved by you and the Obligors. Certain capitalized terms used in this Agreement are defined in ARTICLE XIII; references to a "Section" or a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Section of this Agreement or to a Schedule or an Exhibit attached to this Agreement.

      Section 1.2. Security for the Notes. Subject to the terms of SECTIONS 1.3, 10.14, 10.15 and 10.16, the Notes will be entitled to the benefit of the following contracts and agreements:

             (a) the Mortgages covering the Mortgaged Property located in the counties listed in SCHEDULE 5.8(b) made by the Company in favor of the Collateral Agent, as the same may be amended, supplemented or modified from time to time;

             (b) the General Security Agreement made by the Company in favor of the Collateral Agent, as the same may be further amended, supplemented or otherwise modified from time to time;

             (c) the Subsidiary Guarantee of each Restricted Subsidiary as the same may be further amended, supplemented or otherwise modified from time to time;

             (d) the Subsidiary Security Agreement of each Restricted Subsidiary as the same may be further amended, supplemented or otherwise modified from time to time.

Enforcement of the rights and benefits in respect of such Security Documents and the allocation of proceeds thereof will be subject to an Intercreditor Agreement dated the date of the 1995 Closing, as amended, in the form of EXHIBIT D.

      Section 1.3. Release of Liens on General Collateral. (a) The holders of the Notes acknowledge and agree that such holders will discharge or release the Liens created by the Security Documents pursuant to the request of the Obligors, provided that (i) all other holders of Parity Debt simultaneously release and discharge, in the same manner and to the same extent, the Liens of the Security Documents, (ii) any such release and discharge shall be expressly conditioned upon the requirement that in the event the Liens of the Security Documents for any reason whatsoever re-attach for the benefit of the holders of Parity Debt, then the Liens of the Security Documents shall ipso facto again secure the holder of the Notes on an equal and pro rata basis, and (iii) at the time of such discharge or release, no Default or Event of Default exists; and provided, further, that notwithstanding any such release and discharge, the Company shall be permitted to incur or have outstanding (A) Indebtedness under a new or existing Revolving Credit Facility secured by Inventory and/or Receivables (as each such term is defined in the UCC) of the Company, if, the maximum amount of such secured Indebtedness does not exceed

$100,000,000 (notwithstanding that the aggregate amount of Indebtedness outstanding under the new or existing Revolving Credit Facility may exceed $100,000,000) and (B) any other Indebtedness which is secured within the limitations of SECTION 10.2.

      (b) It is understood and agreed by the Obligors and the holders of the Notes that from and after the date of the complete release of the Lien of the Security Documents, neither the General Collateral nor any part or portion thereof shall thereafter be subjected to any Lien except a Lien created or incurred within the limitations provided in SECTION 10.2.

                                   ARTICLE II

                           SALE AND PURCHASE OF NOTES

      Subject to the terms and conditions of this Agreement, the Obligors will issue and sell to you and you will purchase from the Obligors, at the Closing provided for in ARTICLE III, Notes in the principal amounts specified opposite your name in SCHEDULE I, at the purchase price specified in SCHEDULE I. Contemporaneously with entering into this Agreement, the Obligors are entering into identical Note Agreements (the "Other Agreements") with each of the other purchasers named in SCHEDULE I (the "Other Purchasers"), providing for the sale to each Other Purchaser, at the Closing, of Notes in the principal amounts specified opposite its name in SCHEDULE I. The sale of Notes to you and the Other Purchasers are to be separate sales, and this Agreement and the Other Agreements constitute separate agreements.

                                  ARTICLE III

                                    CLOSING

      The sale of the Notes to you and the Other Purchasers shall take place at the offices of Morgan, Lewis & Bockius, LLP, 101 Park Avenue, New York, NY 10178, at 10:00 a.m., New York, New York time, at a closing (the "Closing") on March 30, 2000. At the Closing, the Obligors will deliver to you Notes in the principal amounts to be purchased by you, in the form of a single Note (or such greater number of Notes as you may request by notice delivered to the Obligors not less than three Business Days prior to the Closing), each dated the date of the Closing and registered in your name (or in the name of your nominee as indicated in SCHEDULE II), against payment of the purchase price therefor (in the manner specified in SCHEDULE I), on the date of the Closing.

                                   ARTICLE IV

                             CONDITIONS TO CLOSING

      Your obligation to purchase and pay for the Notes to be issued and sold to you at the Closing is subject to the fulfillment, prior to or at the Closing, or waiver by you, of the following conditions:

      Section 4.1. Representations and Warranties. The representations and warranties of each Obligor and its Affiliates contained in this Agreement, the other Financing Documents, the Operative Agreements, the Memorandum and those otherwise made in writing by or on behalf of the Obligors or any Affiliate of the Obligors pursuant to this Agreement or the other Financing Documents, shall be true and correct in all material respects when made and at the time of the Closing as though made at the time of Closing, except to the extent that such representations and warranties expressly relate to an earlier time or date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier time or date.

      Section 4.2. Performance; No Default. Each Obligor and its Affiliates shall have performed and complied in all material respects with all agreements and covenants contained in this Agreement, any other Financing Document or any Operative Agreement required to be performed or complied with by it prior to or at the Closing, and at the time of the Closing no Default or Event of Default or default by any Obligor or any Affiliate thereof under any Operative Agreement shall have occurred and be continuing. Neither the Company, the General Partner or any Subsidiary shall have entered into any transactions since the date of the Memorandum that would have been prohibited by ARTICLE X had such Section applied since such date except as contemplated by this Agreement.

      Section 4.3. Compliance Certificates. (a) You shall have received (1) an Officers' Certificate of each Obligor, dated the date of the Closing and in substantially the form of EXHIBIT B1, which shall, inter alia, demonstrate that the issuance of the Notes is in compliance with the terms of the 1995 Note Agreement and the 1999 Note Agreement, and (2) an Officers' Certificate of each Restricted Subsidiary, dated the date of the Closing and in substantially the form of EXHIBIT B2.

      (b) Secretary's Certificate. The General Partner shall have delivered to you a certificate certifying as to the resolutions attached thereto and any other corporate or partnership proceedings relating to the authorization, execution and delivery of the Notes and this Agreement and the Other Agreements.

      Section 4.4. Opinions of Counsel. You shall have received favorable opinions from (a) Morgan, Lewis & Bockius, special counsel for the Obligors and their respective Affiliates, substantially in the form of EXHIBIT C1, and (b) Chapman and Cutler, your special counsel in connection with the transactions contemplated by this Agreement, substantially in the form of EXHIBIT C2, each addressed to you and dated the date of the Closing. Each Obligor hereby directs its counsel referred to in clause (a) of this SECTION 4.4, to deliver to you such opinions to be delivered by it pursuant to this SECTION 4.4 and authorizes you to rely thereon.

      Section 4.5. Legal Investment. On the date of the Closing your purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which your investments are subject, but without recourse to provisions (such as Section 1404(b) or 1405(a)(8) of the New York Insurance
Law) permitting limited investments by insurance companies in securities not otherwise legally eligible for investment and (b) not violate any applicable law or regulation (including, without limitation, Regulation U or X of the Board of Governors of the Federal Reserve System) and (c) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you by adequate prior written request to the Obligors, you shall have received, at least five Business Days prior to the Closing, an Officers' Certificate of each Obligor certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

      Section 4.6. Intercreditor Agreement. The Intercreditor Agreement shall be in full force and effect and shall constitute the legal, valid and binding obligation of all the parties thereto including, without limitation, the execution by you and the Other Purchasers of all necessary supplements thereto.

      Section 4.7. Other Security Documents. The Company shall have duly authorized, executed, acknowledged (where necessary) and delivered (x) Mortgages covering the Mortgaged Property located in the counties listed in
SCHEDULE 5.8(b), together with proper financing statements (Form UCC-1) under the Uniform Commercial Code of all jurisdictions as may be necessary, or in the opinion of your counsel desirable, to perfect (under the Uniform Commercial Code in such jurisdictions) the Liens created by such Mortgages and (y) a general security agreement (the "General Security Agreement") in the form of EXHIBIT F, together with proper financing statements (Form UCC-1 or any other form that may be required by any jurisdiction) under the Uniform Commercial Code of all jurisdictions as may be necessary, or in the opinion of your counsel desirable, to perfect the Liens created by such General Security Agreement (including without limitation the Lien on the License Agreements). Each Restricted Subsidiary shall have duly authorized, executed and delivered
(x) the subsidiary guarantee (the "Subsidiary Guarantee") in the form of EXHIBIT G and (y) the subsidiary security agreement (the "Subsidiary Security Agreement") in the form of EXHIBIT H, together with proper financing statements (Form UCC-1 or any other form that may be required by any jurisdiction) under the Uniform Commercial Code of all jurisdictions as may be necessary, or in the opinion of your counsel desirable, to perfect the Liens created by such Subsidiary Security Agreement. Each such Mortgage, or amendment thereto, shall be in full force and effect and shall (a) constitute the legal, valid and binding obligation of the Company and (b) when recorded pursuant to SECTION 4.8, (i) constitute a valid first mortgage lien of record on the Mortgaged Property thereunder, subject only to the Liens permitted by SECTION 10.2, and
(ii) constitute a valid assignment for collateral purposes of, and create a valid, presently effective security interest of record in, the equipment and all other interests (other than real property interests) described therein, subject only to the Liens permitted by SECTION 10.2. The General Security Agreement, or amendment thereto, shall be in full force and effect and shall constitute a valid assignment for collateral purposes of, and create a valid, presently effective security interest of record in, the property constituting the collateral thereunder, subject only to the Liens permitted by SECTION 10.2. The Subsidiary Guarantee, or amendment thereto, shall be in full force and effect and shall constitute a valid guaranty of the obligations described therein and the Subsidiary Security Agreement, or amendment thereto shall be in full force and effect and shall constitute a valid assignment for collateral purposes of, and create a valid, presently effective security interest of record in, the property constituting the collateral thereunder, subject only to the Liens permitted by SECTION 10.2.

      Section 4.8. Recordation; Taxes, etc. The Conveyance Agreements referred to in clause (b) of the definition of such term and the Security Documents, or any amendments thereto (other than the Intercreditor Agreement), or proper notices, statements or other instruments in respect thereof, covering all or substantially all of the Assets located in the counties listed in SCHEDULE 5.8(b) covered by such Conveyance Agreements and Security Documents, shall have been duly recorded, published, registered and filed, and all other actions deemed necessary by your special counsel shall have been duly performed or taken, in such manner and in such places as is required by applicable law (a) to convey to the Company record and beneficial ownership of the Assets located in such counties purported to be conveyed by such Conveyance Agreements and (b) to establish, and, if applicable, perfect, subject to the Liens permitted by
SECTION 10.2, liens and security interests purported to be, and to the full extent, granted by each of the Security Documents to the Collateral Agent with respect to the Assets located in such counties for the benefit of the holders of the Notes and their respective successors and assigns, and all taxes, fees and other governmental charges then due in connection with the execution, delivery, recording, publishing, registration and filing of such documents or instruments and the issuance, sale and delivery of the Notes under this Agreement and the Other Agreements shall have been paid in full.

      Section 4.9. Operative Agreements. The Operative Agreements shall have been duly authorized, executed and delivered by the respective parties thereto substantially in the form previously provided to you (other than those referred to in clause (b) of the definition of Conveyance Agreements), shall be in full force and effect, and shall constitute the legal, valid and binding obligations of the respective parties thereto, and no default (except for waived defaults disclosed in the Officers' Certificate of the Company delivered pursuant to
SECTION 4.3) or accrued right of termination on the part of any of the parties thereto shall exist thereunder as of the date of the Closing, and you and the Collateral Agent shall have received a fully executed original, or a true and correct copy, of each Operative Agreement.

      Section 4.10. Sale of Other Notes. Contemporaneously with the Closing, the Obligors shall sell to the Other Purchasers the Notes to be purchased by them at the Closing as set forth in SCHEDULE I.

      Section 4.11. Rating. Prior to the Closing, the Notes shall have received a rating of "BBB" or better from Fitch Investors Service, Inc.

      Section 4.12. Insurance Broker's Certificate. Insurance complying with the provisions of Sections 20 and 21 of the Intercreditor Agreement shall be in full force and effect and you, the Other Purchasers and the Collateral Agent shall have received a certificate to that effect from AON or such other independent insurance brokers or consultants as shall be reasonably satisfactory to you, dated the date of the Closing.

      Section 4.13. Payment of Closing Fees. The Company shall have paid the fees and disbursements of your special counsel required by ARTICLE XVI to be paid by the Company on the date of the Closing.

      Section 4.14. Private Placement Number. The Obligors shall have obtained for the Notes a Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners).

      Section 4.15. Amendment to Note Agreements. (a) The Company shall have delivered to you a true and complete copy of the Fourth Amendment to the 1995 Note Agreement in the form of EXHIBIT I-1.

       (b) The Company shall have delivered to you a true and correct copy of the First Amendment to the 1999 Note Agreement in the form of EXHIBIT I-2.

      Section 4.16. Other Agreements. The Company shall have delivered to you a true and complete copy of the License Agreements and the Credit Agreement.

      Section 4.17. Changes in Corporate Structure. Except as set forth on
SCHEDULE 4.17, the Company shall not have changed its jurisdiction of formation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in
SCHEDULE 5.4.

      Section 4.18. Funding Instructions. At least three Business Days prior to the date of the Closing, you shall have received written instructions executed by a Responsible Officer of the General Partner directing the manner of the payment of funds and setting forth (a) the name and address of the transferee bank, (b) such transferee bank's ABA number, (c) the account name and number into which the purchase price for the Notes is to be deposited, and (d) the name and telephone number of the account representative responsible for verifying receipt of such funds.

      Section 4.19. Proprietary Software. You shall have received evidence that the FAST and Stars I and II proprietary software systems have been registered in the United States Copyright Office.

      Section 4.20. Proceedings and Documents. All proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory to you and your special counsel, and you and your special counsel shall have received such additional certificates and all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

                                   ARTICLE V

              REPRESENTATIONS AND WARRANTIES, ETC. OF THE OBLIGORS

      Each of the Company and the General Partner represents and warrants to you as set forth below in SECTIONS 5.1 through 5.25.

      Section 5.1. Organization, Standing, etc. The Company is a limited partnership duly organized, validly existing and in good standing under the Delaware Revised Uniform Limited Partnership Act and has all requisite partnership power and authority to own and operate its properties (including without limitation the Assets owned and operated by it), to conduct its business as described in the Memorandum, to enter into this Agreement and such other Financing Documents and Operative Agreements to which it is a party, to issue and sell the Notes and to carry out the terms of this Agreement, the Notes and such other Financing Documents and Operative Agreements. The General Partner is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has all requisite corporate power and authority to own and operate its properties, to act as the sole general partner of the Company and to execute and deliver in its individual capacity and in its capacity as the sole general partner of the Company this Agreement, the Notes and such other Financing Documents and Operative Agreements to which the Company or the General Partner is a party. Each Restricted Subsidiary of the Company is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate power and authority to own and operate its properties (including without limitation the Assets owned and operated by it) and to execute and deliver the Security Documents and Operative Agreements to which such Subsidiary is a party.

      Section 5.2. Partnership Interests; Subsidiaries. (a) The sole general partner of the Company is the General Partner, which owns a 1.0101% general partnership interest in the Company. On the date of the Closing (i) the only limited partner of the Company is the Public Partnership, which owns a 98.9899% limited partnership interest in the Company, and (ii) the Company does not have any partners other than the General Partner and the Public Partnership.

       (b) The Company does not have any Subsidiary other than as set forth on SCHEDULE 5.2 or any Investments in any Person (other than as set forth on SCHEDULE 5.2 or Investments of the types described in SECTION 10.3(a)).

       (c) All of the outstanding shares of capital stock or similar equity interests of each Restricted Subsidiary shown in SCHEDULE 5.2 as being owned by the Company and its Restricted Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Restricted Subsidiary free and clear of any Lien (except as otherwise disclosed in SCHEDULE 5.2).

      Section 5.3. Qualification; Authorization, Etc. The Company is duly qualified or registered and is in good standing as a foreign limited partnership for the transaction of business, and each of the Company's Subsidiaries and the General Partner is qualified or registered and is in good standing as a foreign corporation for the transaction of business, in the states listed in SCHEDULE 5.3, which are the only jurisdictions in which the nature of their respective activities or the character of the properties they own, lease or use makes such qualification or registration necessary and in which the failure so to qualify or to be so registered would have a Material Adverse Effect. Each of the Company and the General Partner has taken all necessary partnership action or corporate action, as the case may be, to authorize the execution, delivery and performance by it of this Agreement, the Notes and each of the Operative Agreements and other Financing Documents to which it is a party. Each Subsidiary of the Company has taken all necessary corporate action to authorize the execution, delivery and performance by it of each of the Operative Agreements and Security Documents to which it is a party. Each of the Company and the General Partner has duly executed and delivered each of this Agreement, the Notes and the Operative Agreements and other Financing Documents to which it is a party, and each of them constitutes the Company's or the General Partner's, as the case may be, legal, valid and binding obligation enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally. Each Subsidiary of the Company has duly executed and delivered each of the Operative Agreements and Security Documents to which it is a party, and each of them constitutes such Subsidiary's legal, valid and binding obligation enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally.

      Section 5.4. Business; Financial Statements. (a) The Company, through its agent, Salomon Smith Barney Inc., has delivered to you and each Other Purchaser a copy of an Offering Memorandum, dated March 8, 2000, together with the Offering Memorandum Supplement dated March 10, 2000 (collectively, the "Memorandum"), relating to the transactions contemplated hereby.

       (b) The Company has delivered to you and each of the Other Purchasers copies of the financial statements of the Company and its Subsidiaries listed on SCHEDULE 5.4. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such financial statements and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

      Section 5.5. Changes, etc. Except as contemplated by this Agreement, the other Financing Documents or the Memorandum, since September 30, 1999, (a) none of the Company, the General Partner or any of their respective Restricted Subsidiaries has incurred any material liabilities or obligations, direct or contingent, nor entered into any material transaction, in each case other than in the ordinary course of its business, and (b) there has not been any material adverse change in or effect on the financial condition or prospects of the Company or in the Business or Assets.

      Section 5.6. Tax Returns and Payments. Each of the Company, the General Partner, and their respective Subsidiaries has filed all material tax returns required by law to be filed by it or has properly filed for extensions of time for the filing thereof, and has paid all material taxes, assessments and other governmental charges levied upon it or any of its properties, assets, income or franchises which are shown to be due on such returns, other than those which are not past due or are presently being contested in good faith by appropriate proceedings diligently conducted for which such reserves or other appropriate provisions, if any, as shall be required by GAAP have been made. The Company is a limited partnership not subject to taxation with respect to its income or gross receipts under applicable state (other than Hawaii, Illinois,

Michigan, New Hampshire, Wisconsin and Tennessee) laws and is treated as a pass-through entity for U.S. federal income tax purposes.

      Section 5.7. Indebtedness. Other than the Indebtedness represented by the Notes, and the Indebtedness of the General Partner and its Restricted Subsidiaries set forth in SCHEDULE 5.7 (which Indebtedness will remain outstanding, except as otherwise indicated in SCHEDULE 5.7) none of the Company, its Restricted Subsidiaries or the General Partner has any secured or unsecured Indebtedness outstanding. No instrument or agreement to which the Company or any of its or any of its Restricted Subsidiaries is a party or by which the Company or any such Restricted Subsidiary is bound (other than this Agreement, the 1995 Note Agreement, the Credit Agreement, the 1999 Note Agreement, and other than as indicated in SCHEDULE 5.7) will contain any restriction on the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness.

      Section 5.8.  Transfer of Assets and Business. (a) Except as set forth in
SCHEDULE 5.8(a), each of the General Partner, the Company and its Restricted Subsidiaries is in possession of, and operating in compliance in all material respects with, all franchises, grants, authorizations, approvals, licenses, permits (other than permits required pursuant to Environmental Laws), easements, rights-of-way, consents, certificates and orders (collectively, the "Permits") required (i) to own, lease or use its properties (including without limitation to own, lease or use the Assets owned, leased or used by it) and
(ii) considering all such Permits in the possession of, and complied with by, the General Partner, the Company and its Restricted Subsidiaries taken together, to permit the conduct of the Business as now conducted and proposed to be conducted, except for those Permits (collectively, the "Routine Permits")
(x) which are routine or administrative in nature and are expected in the reasonable judgment of the Company to be obtained or given in the ordinary course of business after the date of the Closing, or (y) which, if not obtained or given, would not, individually or in the aggregate, present a reasonable likelihood of having a Material Adverse Effect. SCHEDULE 5.8(a) sets forth a list of substantially all of the consents that may be required to transfer those Permits (other than Routine Permits) constituting an interest in Assets which have not been obtained as of the date hereof, and each of the Company and the General Partner has requested the consent of all parties listed thereon for the transfer of such Permits. To the best knowledge of the Company, no product of the Company or any of its Restricted Subsidiaries infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person. To the best knowledge of the Company, there is no material violation by any Person of any right of the Company or any of its Restricted Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Restricted Subsidiaries.

      (b) On the date hereof the Company and its Restricted Subsidiaries have (i) good and marketable title to substantially all of the Assets constituting real property and (ii) good and sufficient title to substantially all of the Assets constituting personal property for the use and operation of such personal property as it is used on the date hereof and proposed to be used in the Business, in each case subject to no Liens except such as are permitted by SECTION 10.2 and Liens which will be discharged at the Closing. SCHEDULE 5.8(b) contains a list of (x) counties where the Assets are located and (y) each Mortgaged Property with the address of each such

Mortgaged Property. Except as set forth on SCHEDULE 5.8(b), on the date of Closing, the General Partner, and the Restricted Subsidiaries of the Company will not own or lease any Assets constituting real property. Except as set forth on SCHEDULE 5.8(b), the Assets owned by the Company and its Restricted Subsidiaries are substantially all of the assets and properties necessary to enable the Company and its Restricted Subsidiaries to conduct the Business in the same manner as previously conducted by AmeriGas, Petrolane and their respective Subsidiaries. Subject to such exceptions as would not, individually or in the aggregate, present a reasonable likelihood of having a Material Adverse Effect, (A) on the date hereof, the Company and its Restricted Subsidiaries enjoy peaceful and undisturbed possession under all leases and subleases necessary in any material respect for the conduct of the Business, and (B) all such leases and subleases are valid and subsisting and are in full force and effect. Except to perfect, preserve and protect Liens permitted by
SECTION 10.2 and Liens which will be discharged at the Closing, (x) no presently effective financing statements under the Uniform Commercial Code which name any of the Company, the General Partner, or their respective Restricted Subsidiaries as debtor, and which individually or in the aggregate relate to any material part of the Assets, are on file in any jurisdiction in which any of the Assets are (or have been) located or the Company, the General Partner, or any such Restricted Subsidiary is organized or has its principal place of business and (y) none of the Company, the General Partner, or any such Restricted Subsidiary has signed, or authorized the filing by or on behalf of any secured party of, any presently effective financing statements which individually or in the aggregate relate to any material part of the Assets.

      (c) On the date of the Closing, (i) the Company holds record and beneficial ownership of real properties, easements and licenses comprising all of the Assets owned by them (except as set forth on SCHEDULE 5.8(c)) and (ii) except for real property acquired within 90 days prior to the date of the Closing, the Conveyance Agreements referred to in clause (b) of the definition of such term and the Security Documents (other than the Intercreditor Agreement), or proper notices, statements or other instruments in respect thereof, will have been duly recorded, published, registered or filed as required by SECTION 4.8 with respect to all of the Assets located in the counties listed in SCHEDULE 5.8(b).

      (d) On the date of the Closing, the Assets constitute all of the General Collateral (other than as set forth in SCHEDULE 5.8(d)).

      (e) On the date of Closing each Mortgaged Property listed on SCHEDULE 5.8(e) has title insurance.

      Section 5.9. Litigation, etc. There is no action, proceeding or investigation pending or, to the knowledge of the Company upon reasonable inquiry, threatened against the Company, the Public Partnership, the General Partner or any of their respective Restricted Subsidiaries, (a) which questions the validity of this Agreement, the other Financing Documents or any Operative Agreement or any action taken or to be taken pursuant to this Agreement, the other Financing Documents or any Operative Agreement, or (b) except as set forth in SCHEDULE 5.9, which would present a reasonable likelihood of having, either in any case or in the aggregate, a Material Adverse Effect.

      Section 5.10. Compliance with Other Instruments, etc. (a) On the date of the Closing, immediately prior to the completion of any of the transactions contemplated by this Agreement, none of the Company, the General Partner, or any of their respective Restricted Subsidiaries will be in violation of (i) any provision of its certificate or articles of incorporation or other constitutive documents or its by-laws, (ii) any provision of any agreement or instrument to which it is a party or by which any of its properties is bound or (iii) any applicable law, ordinance, rule or regulation of any Governmental Authority or any applicable order, judgment or decree of any court, arbitrator or Governmental Authority, except (in the case of clauses (ii) and (iii) above only) for such violations which would not, individually or in the aggregate, present a reasonable likelihood of having a Material Adverse Effect. Neither the General Partner nor the Public Partnership is in violation of any provision of the Partnership Agreement.

      (b) The execution, delivery and performance by each of the Company and the General Partner of this Agreement, the Notes and the other Financing Documents and Operative Agreements to which it is a party, will not (i) violate
(x) any provision of the Partnership Agreement or the certificate or articles of incorporation or other constitutive documents or by- laws of the Company, the General Partner, or any of their respective Subsidiaries, (y) any applicable law, ordinance, rule or regulation of any Governmental Authority or any applicable order, judgment or decree of any court, arbitrator or Governmental Authority, or (z) any provision of any agreement or instrument to which the Company, the General Partner, or any of their respective Subsidiaries is a party or by which any of its properties is bound, except (in the case of clauses (y) and (z) above) for such violations which would not, individually or in the aggregate, present a reasonable likelihood of having a Material Adverse Effect, or (ii) result in the creation of (or impose any express obligation on the part of the Company to create) any Lien not permitted by SECTION 10.2.

      (c) Upon giving effect to the issuance of the Notes on the date of Closing, no Note shall be "in default," as that term is used in Section 1405(a)(2) of the New York Insurance Law. Each Obligor is, and upon giving effect to the issuance of the Notes on the date of Closing will be, a "solvent institution," as that term is used in Section 1405 of the New York Insurance
Law, whose "obligations .... are not in default as to principal or interest,"
as those terms are used in said Section 1405(c).

      Section 5.11. Governmental Consent. (a) No consent, approval or authorization of, or declaration or filing with, any Governmental Authority is required for the valid execution, delivery and performance of this Agreement, or the other Financing Documents or Operative Agreements to which the Company or any of its Restricted Subsidiaries or the General Partner is a party, and
(b) no such consent, approval, authorization, declaration or filing is required for the valid offer, issue, sale, delivery and performance of the Notes pursuant to this Agreement and the Other Agreements.

      Section 5.12. Offer of Notes. Neither the Company nor any of its Affiliates (including without limitation the General Partner) nor anyone acting on its or their behalf has directly or indirectly offered the Notes or any part thereof or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, anyone other than you, the Other Purchasers and not more than 100 other institutional investors. Neither the Company nor anyone acting on its behalf has taken any action which would subject the issuance and sale of the Notes to the registration and prospectus delivery provisions of the Securities Act or to the registration or qualification provisions of any securities or Blue Sky law of any applicable jurisdiction.

      Section 5.13. Use of Proceeds. The Company will apply the proceeds of the sale of the Notes as set forth in SCHEDULE 5.13.

      Section 5.14. Federal Reserve Regulations. Neither the Company nor the General Partner will, directly or indirectly, use any of the proceeds of the sale of the Notes for the purpose, whether immediate, incidental or ultimate, of buying a "margin stock" or of maintaining, reducing or retiring any indebtedness originally incurred to purchase a stock that is currently a "margin stock," or for any other purpose which might constitute this transaction a "purpose credit" which is secured "directly or indirectly by margin stock," in each case within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 C.F.R. 221, as amended), or otherwise take or permit to be taken any action which would involve a violation of such Regulation U or of Regulation X (12 C.F.R. 224, as amended) or to involve any broker or dealer in a violation of Regulation T of said Board (12 C.F.R. 220) or any other applicable regulation of such Board. No indebtedness being retired, directly or indirectly, out of the proceeds of the sale of the Notes was incurred for the purpose of purchasing or carrying any stock which is currently a "margin stock," and neither the Company, the General Partner nor the Public Partnership owns or has any present intention of acquiring any amount of such "margin stock".

      Section 5.15. Investment Company Act. Neither of the Company or the General Partner is an "investment company," or a company "controlled" by an "investment company," registered, or required to be registered, or subject to regulation under the Investment Company Act of 1940, as amended.

      Section 5.16. Public Utility Holding Company Act. Neither the Company nor the General Partner is a "holding company" within the meaning of Section 2(a)(7)(A) of the Public Utility Holding Company Act of 1935, as amended (the "PUHCA"). Each of the Company and the General Partner is a "subsidiary company" of a "holding company," within the meaning of the PUHCA, but each of UGI (the "holding company") the Company and the General Partner is exempt from all of the provisions of the PUHCA and the rules thereunder other than Section 9(a)(2) thereof based upon the filing by UGI with the Commission of an exemption statement on Form U-3A-2 dated February 25, 2000 pursuant to Rule 2 under the PUHCA (17 C.F.R. sections 250.2).

      Section 5.17. ERISA. (a) Except to the extent that any of the following would not, either alone or together, present a reasonable likelihood of having a Material Adverse Effect: (i) no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer Plan); (ii) no liability to the PBGC has been or is expected by the Company or any Related Person to be incurred with respect to any Plan (other than a Multiemployer
Plan) by the Company or any Related Person; (iii) neither the Company nor any Related Person has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan; and (iv) all Plans (other than Multiemployer Plans) are in compliance, and have been administered in compliance, with all applicable laws, including ERISA and the Code.

       (b) The execution and delivery of this Agreement and the Other Agreements and the issue and sale of the Notes hereunder and thereunder will not involve any non-exempt "prohibited transaction" within the meaning of
Section 406 of ERISA or Section 4975 of the Code. The representations by the Company in the immediately preceding sentence are made in reliance upon and subject to the accuracy of your representations in SECTION 6.2 of this Agreement and the representations of the Other Purchasers in SECTION 6.2 of the Other Agreements as to the source of the funds or other consideration to be used to pay the purchase price of the Notes to be purchased by you and the Other Purchasers, respectively. With respect to each employee benefit plan identified to the Company in accordance with clause (c) of SECTION 6.2 of this Agreement or of any of the Other Agreements, neither the Company nor any "affiliate" (as defined in Section V(c) of the QPAM Exemption) of the Company has at this time, and has not exercised at any time within the one year period preceding the date of the Closing, the authority to appoint or terminate you or any Other Purchaser as manager of any of the assets of any such plan or to negotiate the terms of a management agreement with you or any other Purchaser on behalf of any such plan.

      Section 5.18. Environmental Matters. (a) Except as disclosed in SCHEDULE
5.18 or where noncompliance would not present a reasonable likelihood of having a Material Adverse Effect, each of the Company and its Restricted Subsidiaries will be in compliance with all Environmental Laws applicable to it and to the Business or Assets. Except as disclosed in SCHEDULE 5.18, or where a reasonable likelihood of having a Material Adverse Effect is not presented, the Company and its Restricted Subsidiaries have obtained and are in compliance with all permits, licenses, and approvals required under Environmental Laws. Except as disclosed in SCHEDULE 5.18, or where a reasonable likelihood of having a Material Adverse Effect would not be presented the Company and its Restricted Subsidiaries have submitted timely and complete applications to renew any expired or expiring Permits required pursuant to any Environmental Law.
SCHEDULE 5.18 lists all notices from Federal, state or local Governmental Authorities or other Persons to the Company or any of its Restricted Subsidiaries, alleging or threatening any liability on the part of the Company or any such Subsidiary, pursuant to any Environmental Law that presents a reasonable likelihood of having a Material Adverse Effect. All reports, documents, or other submissions required by Environmental Laws to be submitted by the Company to any Governmental Authority or Person have been filed by the Company and the General Partner, except where the failure to do so would not present a reasonable likelihood of having a Material Adverse Effect.

       (b) Except as disclosed in SCHEDULE 5.18 or where a reasonable likelihood of having a Material Adverse Effect would not be presented: (i) there is no Hazardous Substance present at any of the real property currently owned or leased by the Company or any of its Restricted Subsidiaries, and (ii) to the knowledge of the Company, there was no Hazardous Substance present at any of the real property formerly owned or leased by the Company or any of its Restricted Subsidiaries during the period of ownership or leasing by such Person; and with respect to such real property and subject to the same knowledge and temporal qualifiers concerning Hazardous Substances with respect to formerly owned or leased real properties, there has not occurred (x) any release, or to the knowledge of the Company, any threatened release of a Hazardous Substance, or (y) any discharge or, to the knowledge of the Company, threatened discharge of any Hazardous Substance into the ground, surface or navigable waters which discharge or threatened discharge violates any Federal, state, local or foreign laws, rules or regulations concerning water pollution, in each case except as disclosed in
SCHEDULE 5.18 or where a reasonable likelihood of having a Material Adverse Effect would not be presented.

      (c) Except as set forth in SCHEDULE 5.18, or where a reasonable likelihood of having a Material Adverse Effect would not be presented, none of the Company or any of its Restricted Subsidiaries has disposed of, transported, or arranged for the transportation or disposal of any Hazardous Substance where such disposal, transportation, or arrangement would give rise to liability pursuant to CERCLA or any analogous state statute.

      (d) Except as set forth in SCHEDULE 5.18 or where a reasonable likelihood of having a Material Adverse Effect would not be presented, as of the date hereof: (1) no lien has been asserted by a Governmental Authority or Person resulting from the use, spill, discharge, removal, or remediation of any Hazardous Substance with respect to any real property currently owned or leased by the Company or any of its Restricted Subsidiaries, and (2) to the knowledge of the Company, no such lien was asserted with respect to any of the real property formerly owned or leased by the Company or any of its Restricted Subsidiaries during the period of ownership or leasing of the real property by such Person.

      (e) Except as set forth in SCHEDULE 5.18 or where a reasonable likelihood of having a Material Adverse Effect would not be presented: (1) there are no underground storage tanks, asbestos-containing materials, polychlorinated biphenyls, or urea formaldehyde insulation at any of the real property currently owned or leased by the Company or any of its Restricted Subsidiaries in violation of Environmental Laws, and (2) to the knowledge of the Company, there were no underground storage tanks, asbestos-containing materials, polychlorinated biphenyls, or urea formaldehyde insulation at any of the real property formerly owned or leased by the Company or any of its Restricted Subsidiaries in violation of Environmental Laws during the period of ownership or leasing of such real property by such Person.

      (f) Except as disclosed in SCHEDULE 5.18 or where a reasonable likelihood of having a Material Adverse Effect would not be presented, as of the date hereof, any propane is stored, used or handled by the Company or any of its Restricted Subsidiaries in compliance with all applicable Environmental Laws.

      Section 5.19. Foreign Assets Control Regulations, etc. Neither the issue and sale of the Notes by the Company and the General Partner nor their use of the proceeds thereof as contemplated by this Agreement will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

      Section 5.20. Disclosure. Neither this Agreement, the Memorandum, the other Financing Documents, nor any other document, certificate or instrument delivered to you by or on behalf of the Company or the General Partner pursuant to, or otherwise referenced in, this Agreement, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading. There is no fact known to the Company or the General Partner which has, or would present a reasonable likelihood of having (so far as the Company or the General Partner can now reasonably foresee based on facts known to them), a Material Adverse Effect which has not been set forth or referred to in this Agreement or the Memorandum.

      Section 5.21. Chief Executive Office. The chief executive office of the Company and the office where it maintains its records relating to the transactions contemplated by the Operative Agreements is located at 460 North Gulph Road, King of Prussia, PA 19406.

      Section 5.22. No Government Proceedings; No Options. (a) Except as set forth in SCHEDULE 5.22(a), none of the General Partner, the Company or any of its Restricted Subsidiaries has received any notice of, or has any knowledge of, any pending or contemplated casualty or condemnation proceeding affecting the General Partner, the Company, any of its Restricted Subsidiaries, the Mortgaged Properties, or any of the Assets or any sale or disposition thereof in lieu of condemnation or casualty. Except as disclosed in SCHEDULE 5.22(a) there are no existing, pending, or, to the knowledge of the Company, contemplated or threatened governmental rules, regulations, plans, studies, proceedings, court orders or decisions, which do or could adversely affect the use or value of any Mortgaged Property.

       (b) Except as set forth in SCHEDULE 5.22(b), none of the General Partner, the Company or any of its Restricted Subsidiaries is obligated under any right of first refusal, option or other contractual right to sell, assign, transfer or otherwise dispose of any Mortgaged Property or any interest therein.

      Section 5.23. Insurance. The Company and its Restricted Subsidiaries are in compliance with the terms and conditions contained in Sections 20 and 21 of the Intercreditor Agreement.

      Section 5.24. Status of the Mortgaged Properties. Except for such exceptions as would not, individually or in the aggregate, present a reasonable likelihood of having a Material Adverse Effect: (a) all improvements comprising a portion of any Mortgaged Property lie wholly within the boundary and building restriction lines of such Mortgaged Property and no improvements on adjoining properties encroach upon any Mortgaged Property in any respect; (b) none of the Mortgaged Properties are located in an area identified by the Secretary of Housing and Urban Development or a successor thereto as an area having special flood hazards pursuant to the terms of the National Flood Insurance Act of 1968, or the Flood Disaster Protection Act of 1973, as amended, or any successor law; (c) each Mortgaged Property is served by all utilities in adequate supply required for the use herein contemplated; and (d) each Mortgaged Property has unrestricted access from public roads, and all streets necessary to serve each Mortgaged Property have been completed and are serviceable.

      Section 5.25. Matters Relating to the General Partner. (a) The General Partner is a Wholly-Owned Subsidiary of AmeriGas, Inc. and owns, in addition to the interest described in SECTION 5.2, a 1% general partnership interest and a 38.5% limited partnership interest in the Public Partnership.

       (b) The General Partner has delivered to you a complete and correct copy of the condensed balance sheet of the General Partner as of September 30, 1999, which has been prepared in accordance with GAAP to the extent applicable to such balance sheet and which fairly presents in all material respects the financial position of the General Partner in accordance with the assumptions disclosed therein at the date of such balance sheet.

                                   ARTICLE VI

                          PURCHASER'S REPRESENTATIONS

      Section 6.1. Securities Act. You represent that you are purchasing the Notes (a) for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds, in each case not with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act or with any present intention of distributing or selling any of the Notes or (b)(i) for your own account for resale to one or more institutional accredited investors (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) pursuant to one or more transactions in which such accredited investors make the representation contained in this ARTICLE VI to you and (ii) not with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction, provided that the disposition of your property shall at all times be within your control. If you are purchasing for the account of one or more pension or trust funds, you represent that (except to the extent that you have otherwise advised Chapman and Cutler and the Company in writing) you have sole investment discretion with respect to the acquisition and disposition of the Notes to be issued to you pursuant to this Agreement and the determination and decision on your behalf to purchase such Notes for such pension or trust funds is being made by the same individual or group of individuals who customarily pass on such investments.

      Section 6.2. ERISA Matters. You represent that at least one of the following statements is an accurate representation as to the source of funds or other assets to be used by you to pay the purchase price of the Notes purchased by you hereunder:

       (a) if you are an insurance company, the funds are from an "insurance company general account" within the meaning of Department of Labor Prohibited Transaction Exemption 95-60 (issued July 12, 1995) and there is no employee benefit plan, treating as a single plan, all plans maintained by the same employer or employee organization, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan, exceed ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed with your state of domicile; or

       (b) if you are an insurance company, to the extent that any of such funds or other assets constitutes assets allocated to any separate account maintained by you, (i) such separate account is a "pooled separate account" within the meaning of Prohibited Transaction Class Exemption 90-1, in which case you have disclosed to the Company the names of each employee benefit plan whose assets in such separate account exceed 10% of the total assets or are expected to exceed 10% of the total assets of such account as of the date of such purchase (and for the purposes of this subdivision (b), all employee benefit plans maintained by the same employer or employee organization are deemed to be a single plan), or (ii) such separate account contains only the assets of a specific employee benefit plan, complete and accurate information as to the identity of which you have delivered to the Company in writing; or

       (c) if you are a "qualified professional asset manager" or "QPAM" (as defined in Part V of Prohibited Transaction Class Exemption 84-14, issued March 13, 1984 (the "QPAM Exemption")), all of such funds or other assets constitute assets of an "investment fund" (as defined in Part V of the QPAM Exemption) managed by you, no employee benefit plan assets which are included in such investment fund, when combined with the assets of all other employee benefit plans (i) established or maintained by the same employer or an affiliate of such employer or by the same employee organization and (ii) managed by you, exceed 20% of the total client assets managed by you, the conditions of Section I(g) of the QPAM Exemption are satisfied and you have disclosed to the Company the names of all employee benefit plans whose assets are included in such investment fund; or

      (d) if you are not an insurance company, all or a portion of such funds or other assets consists of funds which do not constitute assets of any employee benefit plan (other than a governmental plan exempt from the coverage of ERISA) and the remaining portion, if any, of such funds consists of funds which may be deemed to constitute assets of one or more specific employee benefit plans, complete and accurate information as to the identity of each of which you have delivered to the Company in writing.

As used in this SECTION 6.2, the terms "employee benefit plan," "governmental plan" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

      Section 6.3. Status of Purchaser. You represent that you are one of the following: (i) a "bank" as defined in Section 3(a)(2) of the Securities Act;
(ii) an "insurance company" as defined in Section 2(13) of the Securities Act;
(iii) an investment company registered under the Investment Company Act of 1940, as amended; (iv) a corporation or a Massachusetts or similar business trust that was not formed for the specific purpose of acquiring the Notes, with total assets in excess of $5,000,000; or (v) an employee benefit plan within the meaning of Title 1 of ERISA with total assets in excess of $5,000,000.

                                  ARTICLE VII

             ACCOUNTING; FINANCIAL STATEMENTS AND OTHER INFORMATION

      The Company will maintain, and will cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with GAAP, and will accrue, and will cause each of its Subsidiaries to accrue, all such liabilities as shall be required by GAAP. The Company will deliver to you, so long as you or your nominee shall be the holder of any Notes, and to each other Institutional Investor holding any Notes:

             (a) as soon as practicable, but in any event within 45 days after the end of each of the first three quarterly fiscal periods in each fiscal year of the Company, consolidated and consolidating balance sheets of the Company and its Subsidiaries (except, as to consolidating balance sheets only, for inactive Subsidiaries) as at the end of such period and the related consolidated (and, as to statements of income, consolidating, except for inactive Subsidiaries) statements of income, partners' capital and cash flows of the Company and its Subsidiaries for such period and (in the case of the second and third quarterly periods) for the period from the beginning of the current fiscal year to the end of such quarterly period, setting forth in each case in comparative form the consolidated and, where applicable, consolidating figures for the corresponding periods of the previous fiscal year, all in reasonable detail and certified by the principal financial officer of the General Partner as presenting fairly, in all material respects, the information contained therein (except for the absence of footnotes and subject to changes resulting from normal year-end adjustments), in accordance with GAAP;

             (b) as soon as practicable, but in any event within 90 days after the end of each fiscal year of the Company, consolidated and consolidating balance sheets of the Company and its Subsidiaries (except, as to consolidating balance sheets only, for inactive Subsidiaries) as at the end of such year and the related consolidated (and, as to statements of income, consolidating, except for inactive Subsidiaries) statements of income, partners' capital and cash flows of the Company and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the consolidated and, where applicable, consolidating figures for the previous fiscal year, all in reasonable detail and (i) in the case of such consolidated financial statements, accompanied by a report thereon of Arthur Andersen or other independent public accountants of recognized national standing selected by the Company, which report shall state that such consolidated financial statements present fairly, in all material respects, the financial position of the Company and its Subsidiaries as at the dates indicated and the results of their operations and cash flows for the periods indicated in conformity with GAAP and that the audit by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards then in effect in the United States of America, and, (ii) in the case of such consolidated and consolidating financial statements certified by the principal financial officer of the General Partner as presenting fairly, in all material respects, the information contained therein (except, in the case of such consolidating financial statements, for the absence of footnotes), in accordance with GAAP;

             (c) together with each delivery of financial statements of the Company pursuant to subdivisions (a) and (b) of this ARTICLE VII, an Officers' Certificate of the Company (i) stating that the signers have reviewed the terms of this Agreement and the other Financing Documents, and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of the Company and its Subsidiaries during the accounting period covered by such financial statements, and that the signers do not have knowledge of the existence and continuance as at the date of such Officers' Certificate of any Default or Event of Default, or, if any of the signers have knowledge that any such Default or Event of Default then exists, specifying the nature and approximate period of existence thereof and what action the Company has taken or is taking or proposes to take with respect thereto,
      (ii) specifying the amount available at the end of such accounting period for Restricted Payments in compliance with SECTION 10.4 and showing in reasonable detail all calculations required in arriving at such amount,
      (iii) demonstrating in reasonable detail compliance at the end of such accounting period with the restrictions contained in SECTION 9.3 (calculation of any Excess Taking Proceeds), SECTION 10.1 (first sentence), SECTIONS 10.1(b), (d), (e) and (f), SECTION 10.3(c), SECTION 10.3(h), SECTION 10.4, SECTION 10.7(a)(ii), SECTION 10.7(a)(iii), SECTION 10.7(c)(ii) (calculation of any Excess Sale Proceeds) and SECTION 10.19,
      (iv) if not specified in the related financial statements being delivered pursuant to subdivisions (a) and (b) above, specifying the aggregate amount of interest paid or accrued by, and aggregate rental expenses of, the Company and its Subsidiaries, and the aggregate amount of depreciation, depletion and amortization charged on the books of the Company and its Subsidiaries, during the fiscal period covered by such financial statements, and (v) if at the time of the delivery of such financial statements the Company shall have any Unrestricted Subsidiaries, setting forth therein (or in an accompanying schedule) the adjustments required to be made to indicate the consolidated financial position, cash flows and results of operations of the Company and the Restricted Subsidiaries without regard to the financial position, cash flows or results of operations of such Unrestricted Subsidiaries;

             (d) together with each delivery of consolidated financial statements of the Company pursuant to subdivision (b) of this ARTICLE VII, a written statement by the independent public accountants giving the report thereon stating that they have reviewed the terms of this Agreement and the Notes and that, in making the audit necessary for the certification of such financial statements, they have obtained no knowledge of the existence and continuance as at the date of such written statement of any Default or Event of Default, or, if they have obtained knowledge that any Default or Event of Default then exists, specifying, to the extent possible, the nature and approximate period of the existence thereof (such accountants, however, shall not be liable to anyone by reason of their failure to obtain knowledge of any Default or Event of Default which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards then in effect in the United States of America);

             (e) promptly following the receipt and timely review thereof by the Company, copies of all reports submitted to the Company by independent public accountants in connection with each special, annual or interim audit of the books of the Company or any Subsidiary thereof made by such accountants, including without limitation the comment letter submitted by each such accountant to management in connection with their annual audit;

             (f)    promptly upon their becoming publicly available, copies of
      (i) all financial statements, reports, notices and proxy statements sent or made available by the Company or the Public Partnership to any of its security holders in compliance with the Exchange Act, or any comparable Federal or state laws relating to the disclosure by any Person of information to its security holders, (ii) all regular and periodic reports and all registration statements and prospectuses filed by the Company or the Public Partnership with any securities exchange or with the Commission or any governmental authority succeeding to any of its functions (other than registration statements on Form S-8 and Annual Reports on Form 11-K), (iii) all press releases and other similar written statements made available by the Company or the Public Partnership to the public concerning material developments in the business of the Company or the Public Partnership, as the case may be and (iv) all reports, notices and other similar written statements sent or made available by the Company or the Public Partnership to any holder of its Indebtedness pursuant to the terms of any agreement, indenture or other instrument evidencing such Indebtedness, including without limitation the Credit Agreement and the Public Partnership Indenture, except to the extent the same substantive information is already being sent to you or such Institutional Investor, as the case may be;

             (g) as soon as reasonably practicable, and in any event within five Business Days after a Responsible Officer obtains knowledge that any Default or Event of Default has occurred, a written statement of such Responsible Officer setting forth details of such Default or Event of Default and the action which the Company has taken, is taking and proposes to take with respect thereto;

             (h) as soon as reasonably practicable, and in any event within five Business Days after a Responsible Officer obtains knowledge of (i) the occurrence of an adverse development with respect to any litigation or proceeding involving the Company or any of its Subsidiaries which in the reasonable judgment of the Company presents a reasonable likelihood of having a Material Adverse Effect or (ii) the commencement of any litigation or proceeding involving the Company or any of its Subsidiaries which in the reasonable judgment of the Company presents a reasonable likelihood of having a Material Adverse Effect, a written notice of such Responsible Officer describing in reasonable detail such commencement of, or adverse development with respect to, such litigation or proceeding;

             (i) as soon as reasonably practicable, and in any event within five Business Days after a Responsible Officer obtains knowledge that any of the events or conditions specified below with respect to any Plan has occurred or exists, or is expected to occur or exist, and that such event or condition has resulted, or in the opinion of the principal financial officer of the General Partner, is expected to result, in a Material Adverse Effect, a statement setting forth details respecting such event or condition and the action, if any, that the Company or any Related Person has taken, is taking or proposes to take or cause to be taken with respect thereto (and a copy of any notice, report or other written communication filed with or given to or received from the PBGC, the Internal Revenue Service or the Department of Labor with respect to such event or condition):

                    (i) any reportable event, as defined in Section 4043(b) of ERISA and the regulations issued thereunder;

                    (ii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan;

                    (iii) a substantial cessation of operations within the meaning of Section 4062(e) of ERISA under circumstances which could result in the treatment of the Company or any Related Person as a substantial employer under a "multiple employer plan" or the application of the provisions of Section 4062, 4063 or 4064 of ERISA to the Company or any Related Person;

                    (iv)   the institution by the PBGC of proceedings under
             Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any Related Person of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan;

                    (v) the complete or partial withdrawal by the Company or any Related Person under Section 4063, 4203 or 4205 of ERISA from a Plan which is a "multiple employer plan" or a Multiemployer Plan, or the receipt by the Company or any Related Person of notice from a Multiemployer Plan that it intends to impose withdrawal liability on the Company or any Related Person or that it is in reorganization or is insolvent within the meaning of
             Section 4241 or 4245 of ERISA or that it intends to terminate under Section 4041A of ERISA or from a "multiple employer plan" that it intends to terminate;

                    (vi) the institution of a proceeding against the Company or any Related Person to enforce Section 515 of ERISA;

                    (vii) the occurrence or existence of any event or series of events which could be expected to result in a liability to the Company or any Related Person pursuant to Section 4069(a) or 4212(c) of ERISA;

                    (viii) the failure to make a contribution to any Plan,
             which failure, either alone or when taken together with any other such failure, is sufficient to result in the imposition of a lien on any property of the Company or any Related Person pursuant to
             Section 302(f) of ERISA or Section 412(n) of the Code;

                    (ix) the amendment of any Plan in a manner which would be treated as a termination of such Plan under Section 4041(e) of ERISA or require the Company or any Related Person to provide security to such Plan pursuant to Section 307 of ERISA or Section 401(a)(29) of the Code; or

                    (x) the incurrence of liability in connection with the occurrence of a "prohibited transaction" (within the meaning of Section 406 of ERISA or Section 4975 of the Code);

             (j) as soon as reasonably practicable, and in any event within five Business Days after a Responsible Officer obtains knowledge of a violation or alleged violation of any Environmental Law or the presence or release of any Hazardous Substance within, on, from, relating to or affecting any property, which in the reasonable judgment of the Company presents a reasonable likelihood of having a Material Adverse Effect, notice thereof, and upon request, copies of relevant documentation, provided, however, no such notice is required with respect to matters for which notice has previously been provided pursuant to this SECTION 7(j);

             (k) within 15 days after being approved by the governing body of the Company, an annual operating forecast for each fiscal year;

             (l) as soon as reasonably practicable, and in any event within five Business Days after a Responsible Officer obtains knowledge that the holder of any Note has given any notice to the Company or any Subsidiary thereof or taken any other action with respect to a claimed Default or Event of Default under this Agreement or any Other Agreements, or that any Person has given any notice to the Company or any such Subsidiary or taken any other action with respect to a claimed default or event or condition of the type referred to in SECTION 11(f), a written statement of such Responsible Officer describing such notice or other action in reasonable detail and the action which the Company has taken, is taking and proposes to take with respect thereto; and

             (m) with reasonable promptness, such other information and data (financial or other) with respect to the Company or any of its Subsidiaries as from time to time may be reasonably requested.

                                  ARTICLE VIII

                          INSPECTION; CONFIDENTIALITY

      Section 8.1. Inspection. Each Obligor will permit any authorized representatives designated by any Significant Holder:

             (a) No Default - if no Default or Event of Default then exists, at the expense of such Significant Holder (but excluding any fees or expenses incurred by any Obligor or any Subsidiary thereof), (i) to visit the principal executive offices of any Obligor and any Subsidiary thereof and to discuss the affairs, finances and accounts of any Obligor and any Subsidiary thereof with any of the Obligor's officers and, with the consent of such Obligor (which consent will not be unreasonably withheld), the independent public accountants of such Obligor (provided that such Obligor shall be entitled to be present), and
      (ii) with the consent of such Obligor (which consent will not be unreasonably withheld), to visit and visually inspect any of the properties of any Obligor and any Subsidiary thereof, all upon at least three Business Days' prior notice and otherwise at such reasonable times and intervals as may be reasonably requested by such Significant Holder.

             (b) Default - if any Default or Event of Default then exists, at the expense of the Company, to visit and visually inspect any of the offices or properties of any Obligor and any Subsidiary thereof, including the books of account, records, reports and other papers of the Obligors and their Subsidiaries, and to examine, copy and take extracts therefrom, and to discuss the affairs, finances and accounts of the Obligors and their respective Subsidiaries with their officers and independent public accountants (and by this provision the Obligors authorize such accountants to discuss with such representatives such affairs, finances and accounts, provided that the Obligors shall be entitled to be present), all at such times and location and as often as may be reasonably requested by such Significant Holder.

      Section 8.2. Confidentiality. For the purposes of this SECTION 8.2, "Confidential Information" means information delivered to you by or on behalf of any Obligor or any Subsidiary thereof in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of any Obligor or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any Person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by any Obligor or any Subsidiary thereof, or by any holder of a Note or any Person acting on such holder's behalf (and known by you to be so acting), or (d) constitutes financial statements delivered to you under ARTICLE VII that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to (i) your directors, trustees, officers, employees, authorized representatives, agents, attorneys and Affiliates who agree to hold confidential the Confidential Information substantially in accordance with the terms of this SECTION 8.2,
(ii) your financial advisors, authorized representatives, and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this SECTION 8.2,
(iii) any other holder of a Note, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this SECTION 8.2),
(v) any Person from which you offer to purchase any security of the Obligors (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this SECTION 8.2), (vi) any federal or state regulatory authority having jurisdiction over you, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or
(viii) any other Person to which such delivery or disclosure may be necessary
(w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if any Default or Event of Default exists, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes, this Agreement or any other Financing Document. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this SECTION 8.2 as though it were a party to this Agreement. On reasonable request by the Obligors in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Obligors embodying the provisions of this SECTION 8.2.

                                   ARTICLE IX

                              PREPAYMENT OF NOTES

      Section 9.1. No Required Prepayments of the Notes. No regularly scheduled prepayment of the principal of the Notes is required prior to their date of maturity.

      Section 9.2. Optional Prepayments of the Notes with Make Whole Amount. The Notes shall be subject to prepayment, in whole at any time or from time to time in part, at the option of the Obligors, upon notice as provided in SECTION 9.5, at 100% of the principal amount of the Notes so prepaid plus interest thereon to the prepayment date and the Make Whole Amount, if any. Each partial prepayment of Notes shall be in multiples of $1,000,000.

      Section 9.3. Contingent Prepayments on Disposition of Assets; Prepayments on Taking or Destruction. (a) If at any time the Company and its Restricted Subsidiaries dispose of assets with the result that there are Excess Sale Proceeds, and the Company does not apply such Excess Sale Proceeds in the manner described in SECTION 10.7(c)(ii)(B)(x), the Company will offer to prepay, upon notice as provided in SECTION 9.4, a principal amount of the outstanding Notes equal to the Allocable Excess Proceeds.

      (b) In the event that damage, destruction or a taking shall occur in respect of all or a portion of the properties or assets of the Company or its Restricted Subsidiaries, and in connection therewith the Company shall, in accordance with the Intercreditor Agreement and the Mortgages, elect to apply any insurance or condemnation proceeds in respect thereof to the prepayment of the Notes and any Parity Debt and not to the restoration or modification of such properties or assets (it being understood that, notwithstanding anything in the Security Documents to the contrary, neither the Company nor any such Restricted Subsidiary shall be obligated to repair, restore or modify such properties or assets if it elects to include such proceeds in the calculation of Excess Taking Proceeds) and the total amount of insurance and condemnation proceeds exceeds $10,000,000 for the current fiscal year (the "Excess Taking Proceeds," and collectively with the Excess Sale Proceeds, the "Excess Proceeds"), the Company will offer to prepay (or cause to be prepaid by the Collateral Agent out of the funds held by the Collateral Agent under the Intercreditor Agreement for such purpose), upon notice as provided in SECTION 9.4, a principal amount of the outstanding Notes equal to the Allocable Excess Proceeds.

      (c) Each prepayment of Notes pursuant to this SECTION 9.3 shall be made at 100% of the principal amount of the Notes to be prepaid, plus interest thereon to the prepayment date plus the Make Whole Amount, if any, thereon.

      Section 9.4. Prepayment Procedure for Excess Sale Proceeds and Excess Taking Proceeds. (a) If at any time there are Excess Sale Proceeds during any fiscal year resulting from an Asset Sale or there are Excess Taking Proceeds during any fiscal year resulting from damage to, or the destruction or taking of, any of the properties or assets of the Company or its Restricted Subsidiaries and the Company is required to offer to prepay Notes with such Excess Proceeds pursuant to SECTION 9.3, the Company will give written notice (which shall be in the form of an Officers' Certificate) to the holders of the Notes not later than 360 days after the date of such Asset Sale or 10 days after the receipt of the Excess Taking Proceeds, as the case may be, (x) setting forth in reasonable detail all calculations required to determine the amount of Excess Proceeds, (y) setting forth the amount of the Allocable Excess Proceeds and the amount of the Allocable Excess Proceeds which is allocable to each Note, determined by allocating the Allocable Excess Proceeds pro rata among all Notes outstanding on the date such prepayment is to be made according to the aggregate then unpaid principal amounts of the Notes, and in reasonable detail the calculations used in determining such amounts, and (z) stating that the Company irrevocably offers to prepay on the date specified in such notice, which shall not be less than 30 nor more than 45 days after the date of such notice, a principal amount of each outstanding Note equal to the amount of Allocable Excess Proceeds allocated to such Note as described in clause (y) above, plus such Note's share of the Allocable Excess Proceeds allocable to any other Note the holder of which does not on a timely basis accept the Company's offer (collectively, the "Non-Accepting Holders"), all in accordance with the procedures set forth in this SECTION 9.4.

      (b) Each holder of a Note wishing to accept the Company's offer with respect to prepayment of such Note to the extent of its Allocable Excess Proceeds (collectively, the "Accepting Holders") shall do so by notice delivered to the Company at least 10 days prior to the date of prepayment specified in the notice given by the Company pursuant to subdivision (a) of this SECTION 9.4 and may include in such acceptance an agreement (the "Pro Rata Option") to have prepaid, in addition to the Allocable Excess Proceeds allocable to such Note (up to the total Allocable Excess Proceeds), all or any part of the balance of the principal amount of such Note, specifying the maximum principal amount of such Note which such Accepting Holder is willing to have prepaid.

      (c) Upon receipt of all timely acceptances from Accepting Holders pursuant to subdivision (b) of this SECTION 9.4, the Company shall give written notice (which shall be in the form of an Officers' Certificate) to the holders of the Notes setting forth (w) the names of each

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

such Accepting Holder, (x) the principal amounts of the Notes as to which such Accepting Holders shall have accepted the Company's offer of prepayment, (y) if there shall be any Allocable Excess Proceeds remaining in addition to the amounts so to be prepaid, the principal amounts of the Notes as to which such Accepting Holders shall have exercised their Pro Rata Options together with a calculation of each Accepting Holder's Pro Rata Option in accordance with subdivision (d) of this SECTION 9.4 and (z) after giving effect to the prepayment contemplated by subdivision (e) below in respect of such offer, the reduced amount becoming due with respect to each of the Notes upon the maturity thereof, specifying how each such amount was determined, and certifying that such reduction has been computed in accordance with such Section.

      (d) Upon receipt of all timely acceptances from Accepting Holders pursuant to subdivision (b) of this SECTION 9.4, the Company shall allocate that portion of the Allocable Excess Proceeds that had been allocated to the Notes of Non-Accepting Holders among the Notes of Accepting Holders in proportion to the respective Allocable Excess Proceeds allocable to the Notes of Accepting Holders (after giving effect to any Pro Rata Option). Where the portion of the Allocable Excess Proceeds thus allocated to the Note of an Accepting Holder would exceed the maximum principal amount of such Note which such Accepting Holder has agreed to have prepaid (including without limitation pursuant to a Pro Rata Option), such excess shall be allocated among the Notes of Accepting Holders who have agreed to accept prepayments (including without limitation pursuant to a Pro Rata Option) in amounts which still exceed the amount of prepayments previously allocated to them pursuant to this SECTION 9.4 in proportion to the respective Allocable Excess Proceeds allocable to the Notes of such Accepting Holders (after giving effect to any Pro Rata Option); and such allocation shall be repeated as many times as shall be necessary until
(i) the Allocable Excess Proceeds have been fully allocated or (ii) it is no longer possible to allocate the Allocable Excess Proceeds without exceeding the maximum principal amounts of Notes which all Accepting Holders respectively have agreed to have prepaid (including without limitation pursuant to all the Pro Rata Options).

      (e) The principal amount of any Notes with respect to which an offer to prepay pursuant to this SECTION 9.4 has been accepted shall become due and payable on the date specified in the notice of such offer given by the Company pursuant to subdivision (a) of this SECTION 9.4. Each holder of any such Note shall receive, on the Business Day immediately preceding the date scheduled for such prepayment, an Officers' Certificate setting forth the calculations used in computing the amount of the prepayment in respect of such Note. It is understood that the Allocable Excess Proceeds which shall remain unallocated to the Notes under clause (ii) of subdivision (d) of this SECTION 9.4 shall constitute cash receipts of the Company for purposes of the definition of "Available Cash."

      Section 9.5. Notice of Optional Prepayments; Officers' Certificate. The Company will give each holder of any Notes irrevocable written notice of each optional prepayment under SECTION 9.2 not less than 20 days and not more than 45 days prior to the date fixed for such prepayment, in each case specifying
(i) such prepayment date, (ii) the aggregate principal amount of the Notes to be prepaid, (iii) the principal amount of each Note held by such holder to be prepaid and (iv) a calculation of the estimated Make Whole Amount. Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and together with the Make Whole Amount with respect thereto, shall become due and payable on such prepayment date. Each holder of a Note shall receive, on the Business Day immediately preceding the date scheduled for any such prepayment, an Officers' Certificate (a) certifying that the conditions of SECTION 9.2 have been fulfilled and specifying the particulars, including without limitation a calculation of the Make Whole Amount, of such fulfillment and (b) in the case of any such prepayment that is a partial prepayment of the Notes setting forth
(i) the principal amount to be prepaid with respect to each of the Notes and specifying how each such amount was determined, and (ii) after giving effect to such partial prepayment, the reduced amount becoming due with respect to the Notes upon the maturity thereof, specifying how each such amount was determined, and certifying that such reduction has been computed in accordance with such Section.

      Section 9.6. Allocation of Partial Prepayments. Upon any partial prepayment of the Notes pursuant to SECTION 9.2, the principal amount so prepaid shall be allocated to all Notes at the time outstanding pursuant to
SECTION 9.2 in proportion to the respective outstanding principal amounts thereof not theretofore prepaid.

      Section 9.7. Maturity; Surrender, etc. In the case of each prepayment, the principal amount to be prepaid of each Note shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make Whole Amount, if any. From and after such date, unless the Obligors shall fail to pay such principal amount when so due and payable, together with the required interest and Make Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall, after such payment or prepayment in full, be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note (it being understood that nothing in this SECTION
9.7 shall be deemed to prohibit or limit any extension, renewal, refunding or refinancing otherwise permitted by SECTION 10.1 of Indebtedness evidenced by the Notes).

      Section 9.8. Acquisition of Notes. The Obligors shall not, and shall not permit any of their Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment pursuant to SECTION 9.2 or 9.3, by purchase pursuant to SECTION 9.9 or upon acceleration of such final maturity pursuant to ARTICLE XI), or purchase or otherwise acquire, directly or indirectly, Notes held by any holder, unless such Obligor or such Subsidiary or Affiliate shall have offered to prepay or otherwise retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of Notes held by each other holder of Notes at the time outstanding, upon substantially equivalent terms and conditions; provided, however, that no Obligors nor any of their Affiliates or Subsidiaries shall make any such offer (a "Note Offer") to prepay, redeem, retire, purchase or acquire at a price of less than 100% of the principal amount thereof to the extent that after giving effect to such Note Offer (if accepted) the sum of such Note Offer and all other similar prior Note Offers at prices less than 100% of the principal amount thereof which have been accepted and all Public Partnership Expenditures pursuant to SECTION 10.22(c) shall exceed $103,600,000. Any Notes prepaid or otherwise retired or purchased or otherwise acquired by the Obligors or any of their Subsidiaries or Affiliates shall not be deemed to be outstanding for any purpose under this Agreement.

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

      Section 9.9. Change of Control. (a) At any time after the occurrence of a Purchase Event and prior to the expiration of the later of (i) 90 days after receipt of an Event Notice relating thereto and (ii) if any Other Holder Notice is given prior to the expiration of such 90-day period, 30 days after receipt of the initial Other Holder Notice, any holder of a Note may deliver a notice (a "Purchase Notice") to the Company (x) stating that it is electing to exercise its right to require the purchase by the Company pursuant to this
SECTION 9.9 of any or all of the Notes then held by it and (y) specifying the period (which shall be at least 5 Business Days) during which such purchase shall occur (which period shall commence not earlier than 5 Business Days after the date on which such holder shall have delivered such Purchase Notice to the Company), and in any such event the Company, on a date in such period specified by the Company (which shall be the first Business Day therein if the Company shall not specify another date), shall purchase the Note or Notes then held by such holder (or portion thereof) specified in such Purchase Notice, without recourse, representation or warranty (other than a statement as to the holder's full right, title and interest free of any Lien or adverse claim in such Note or Notes and the holder's authority to sell such Note or Notes), and such holder shall sell such Note or Notes (or such specified portion thereof) to the Company at a price, payable in immediately available funds by wire transfer to the accounts specified in SCHEDULE II or to such other account as may be specified in such Purchase Notice, equal to the then outstanding principal amount thereof, together with interest on such principal amount to the date of purchase, but without premium. In the event the Company shall be in receipt of a Purchase Notice from more than one holder of Notes, without having effectuated the purchase of Notes required by any such Purchase Notice, specifying purchase periods with an overlapping day or days, it shall purchase the Notes relating to such Purchase Notices simultaneously on the earliest overlapping date specified in such Purchase Notices.

      (b) Promptly, and in any event within 5 Business Days following its receipt thereof and at least 4 Business Days prior to the date on which the Company intends to purchase any Notes pursuant to subdivision (a) above (the "Purchase Date") pursuant thereto, the Company will deliver to each holder of a Note a copy of each Purchase Notice received by it pursuant to subdivision (a) above (an "Other Holder Notice").

      (c) The Company covenants that it will deliver to each holder of a Note promptly, and in any event within 5 Business Days following the occurrence thereof, a notice (which shall be in the form of an Officers' Certificate) of the occurrence of a Purchase Event, together with a statement of the date of occurrence of such Purchase Event and a reasonably detailed description of the facts and circumstances underlying such occurrence known to it, and which states that the Company is obligated, upon receipt of a Purchase Notice described in subdivision (a) of this SECTION 9.9, to purchase Notes pursuant to such subdivision (a) (an "Event Notice"). The Company will, to the extent that the information is publicly available, give prompt notice to the holders of the Notes of an impending or potential Purchase Event and, in the event that such information is publicly available prior to the occurrence of such Purchase Event, will make such arrangements so that the holders of the Notes may require the purchase of their Notes by the Company pursuant to the provisions of this
SECTION 9.9 concurrently with the occurrence of such Purchase Event. Any holder may deliver a Purchase Notice in response to a notice given by the Company pursuant to the provisions of the immediately preceding sentence even though such Purchase Notice precedes the Purchase Event and such a Purchase Notice shall be deemed to be a

Purchase Notice for all purposes of this SECTION 9.9, but the Company's obligation to purchase Notes pursuant to such Purchase Notice shall be subject to the occurrence of such Purchase Event.

      (d) Any holder of Notes at any time by notice in writing to the Company may relinquish (subject to the following proviso) such holder's right (but not the right of any subsequent holder of Notes) to request the purchase of its Notes in the case of a Purchase Event pursuant to the provisions of subdivision (a) of this SECTION 9.9, in whole or in part, provided that such relinquishment shall automatically become ineffective in respect of a Purchase Event upon receipt by the Company of a Purchase Notice with respect to such
SECTION 9.9 from any other holder of Notes which has not relinquished such right. Notwithstanding any such relinquishment by any holder, the Company will deliver to such holder all notices and communications required to be given hereunder relating to any potential or actual Purchase Event.

                                   ARTICLE X

                BUSINESS AND FINANCIAL COVENANTS OF THE OBLIGORS

         So long as any of the Notes are outstanding the Company covenants that it will perform and comply with the terms and provisions of SECTIONS 10.1 through 10.21 set forth below and the General Partner covenants that it will perform and comply with the terms and provisions of SECTION 10.22 set forth below.

      Section 10.1. Indebtedness. The Company will not permit the ratio of Total Debt of the Company and its Restricted Subsidiaries to EBITDA as at any fiscal quarter end to exceed 5.25 to 1.00. For purposes of determining compliance with the ratio of Total Debt to EBITDA, as set forth above, (A) EBITDA shall be determined as at the end of each fiscal quarter for (I) the four fiscal quarters then ended or (II) the eight fiscal quarters then ended and divided by 2, whichever is greater, and (B) Total Debt shall be determined as at the end of each fiscal quarter. In addition, the Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except that:

             (a) the Company may become and remain liable with respect to the Indebtedness evidenced by the Notes, the 1999 Notes and the 1995 Notes and Funded Debt incurred in connection with any extension, renewal, refunding or refinancing of Indebtedness evidenced by the Notes, the 1999 Notes and the 1995 Notes or other Parity Debt incurred in accordance with
      SECTION 10.1(f) and 10.2(m), provided that the principal amount of such Funded Debt shall not exceed the principal amount of such Indebtedness evidenced by the Notes, the 1999 Notes and the 1995 Notes or other Parity Debt incurred in accordance with SECTION 10.1(f) and 10.2(m), as the case may be, together with any accrued interest and Make Whole Amount with respect thereto, being extended, renewed, refunded or refinanced;

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

             (b) the Company may become and remain liable with respect to Indebtedness incurred by the Company (i) to finance the making of expenditures for the improvement or repair (to the extent such improvements and repairs may be capitalized on the books of the Company in accordance with GAAP) of or additions (including additions by way of acquisitions or capital contributions of businesses and related assets) to the General Collateral, or (ii) by assumption in connection with additions (including additions by way of acquisitions or capital contributions of businesses and related assets) to the General Collateral, including without limitation borrowings under the Acquisition Facility, or to extend, renew, refund or refinance any such Indebtedness, provided that the aggregate principal amount of Indebtedness incurred under this SECTION 10.1(b) and outstanding at any time shall not exceed the sum of (1) $75,000,000 plus (2) an amount equal to the aggregate net cash proceeds received by the Company from time to time as a capital contribution or as consideration for the issuance by the Company of additional partnership interests, in each case for the sole purpose of financing such expenditures;

             (c) subject to SECTION 10.3(c) any Restricted Subsidiary may become and remain liable with respect to Indebtedness of such Restricted Subsidiary owing to the Company or to a Wholly-Owned Restricted Subsidiary, and the Company may become and remain liable with respect to Indebtedness owing to a Wholly-Owned Restricted Subsidiary provided it is subordinated to the Notes and to Parity Debt at least to the extent provided in the subordination provisions set forth in EXHIBIT J;

             (d) the Company may become and remain liable with respect to unsecured Indebtedness of the Company owing to the General Partner or an Affiliate of the General Partner, provided that (i) the aggregate principal amount of such Indebtedness outstanding at any time shall not be in excess of $50,000,000 and (ii) such Indebtedness is created and is outstanding under an agreement or instrument pursuant to which such Indebtedness is subordinated to the Notes and to Parity Debt at least to the extent provided in the subordination provisions set forth in EXHIBIT J;

             (e) the Company may become and remain liable with respect to Indebtedness incurred for any purpose permitted by the Revolving Credit Facility, and any Indebtedness incurred for any such permitted purpose which replaces, extends, renews, refunds or refinances any such Indebtedness, in whole or in part, in an aggregate principal amount at any time not in excess of $175,000,000 less the aggregate principal amount outstanding under the Acquisition Facility;

             (f) the Company or, following the date of the release or discharge of the Liens of the Security Documents pursuant to SECTION 1.3, any Restricted Subsidiary may become and remain liable with respect to Indebtedness, in addition to that otherwise permitted by the foregoing subdivisions of this SECTION 10.1, if on the date the Company or Restricted Subsidiary, as applicable, becomes liable with respect to any such additional Indebtedness and immediately after giving effect thereto and to the substantially concurrent repayment of any other Indebtedness
      (i) the ratio of Consolidated Cash Flow to Consolidated Pro Forma Debt Service is equal to or greater than 2.50 to 1.0, (ii) the ratio of Consolidated Cash Flow to Average Consolidated Pro Forma Debt Service is equal to or greater than 1.25 to 1.0 and (iii) if (A) such Indebtedness is created or incurred after the date of the release or discharge of the Liens of the Security Documents pursuant to SECTION 1.3 and (B) such Indebtedness (I) is to be secured by Liens created or incurred within the limitations of SECTION 10.2(s) or (II) is to be created or incurred by any Restricted Subsidiary, then the sum of the aggregate amount of the Indebtedness secured by Liens created or incurred within the limitations of SECTION 10.2(s) plus the aggregate amount of Indebtedness of Restricted Subsidiaries (including in any such case Indebtedness then to be created or incurred) would not exceed 15% of the Total Assets as determined on the date of such incurrence, provided that any such Indebtedness created or incurred within the limitations of this SECTION 10.1(f) may be extended, renewed, refunded or refinanced so long as the principal amount of such Indebtedness shall not exceed the principal amount of such Indebtedness outstanding immediately prior to such renewal or extension and if such Indebtedness is secured, then the Lien securing such Indebtedness shall be incurred within the limitations of SECTION 10.2;

             (g) the Company and the Restricted Subsidiaries may become and remain liable with respect to the Indebtedness represented by the Subsidiary Guarantee and the Indebtedness described on SCHEDULE 5.7 provided that, except as otherwise indicated in SCHEDULE 5.7, all such Indebtedness shall be paid in full, or payment thereof in full shall be irrevocably set aside in an account against which the Company has no rights or claims, at the time of the Closing;

             (h) the Company may become and remain liable with respect to obligations under Interest Rate Agreements;

             (i) any Person that after the date of Closing becomes a Restricted Subsidiary may become and remain liable with respect to any Indebtedness to the extent such Indebtedness existed at the time such Person became a Subsidiary (and was not incurred in anticipation of such Person becoming a Subsidiary); provided that immediately after giving effect to such Person becoming a Restricted Subsidiary, the Company could incur at least $1 of additional Indebtedness in compliance with clauses
      (i) and (ii) of SECTION 10.1(f); and

            (j) the Company and any Restricted Subsidiary may become and remain liable with respect to Indebtedness relating to any business acquired by or contributed to the Company or such Restricted Subsidiary or which is secured by a Lien on any property or assets acquired by or contributed to the Company or such Restricted Subsidiary to the extent such Indebtedness existed at the time such business or property or assets were so acquired or contributed (and was not incurred in anticipation thereof) and if such Indebtedness is secured by such property or assets, such security interest does not extend to or cover any other property of the Company or any of the Restricted Subsidiaries; provided that immediately after giving effect to such acquisition or contribution the Company could incur at least $1 of additional Indebtedness in compliance with clauses (i) and (ii) of SECTION 10.1(f).

      Section 10.2. Liens, etc. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any property or asset (including any document or instrument in respect of goods or accounts receivable) of the Company or any Restricted Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom (whether or not provision is made for the equal and ratable securing of the Notes in accordance with the provisions of SECTION 10.17), except:

             (a) Liens for taxes, assessments or other governmental charges the payment of which is not yet due and payable or which is being contested in compliance with SECTION 10.9 hereof and Section 1.18 of the Mortgages;

             (b) Liens of lessors, landlords and carriers, vendors, warehousemen, mechanics, materialmen, repairmen and other like Liens incurred in the ordinary course of business for sums not yet due or the payment of which is being contested in compliance with SECTION 10.9 hereof and Section 1.18 of the Mortgages, in each case (i) not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property or (ii) incurred in the ordinary course of business securing the unpaid purchase price of property or services constituting current accounts payable;

            (c) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business (i) in connection with workers' compensation, unemployment insurance and other types of social security, or (ii) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, performance bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money;

            (d) other deposits made to secure liability to insurance carriers under insurance or self-insurance arrangements;

            (e) Liens securing reimbursement obligations under letters of credit, provided in each case that such Liens cover only the title documents and related goods (and any proceeds thereof) covered by the related letter of credit;

            (f) any attachment or judgment Lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after expiration of any such stay;

            (g) leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances, which, in each case either (i) are granted, entered into or created in the ordinary course of the business of the Company or any Restricted Subsidiary or (ii) do not materially impair the value or intended use, occupancy and operation of the property covered thereby;

            (h) Liens on property or assets of any Restricted Subsidiary securing Indebtedness of such Restricted Subsidiary owing to the Company or a Wholly-Owned Restricted Subsidiary;

            (i) Liens existing on the Assets at the time of the acquisition thereof by the Company and described in SCHEDULE 10.2;

            (j) Liens created by any of the Security Documents securing Indebtedness evidenced by the Notes, the 1999 Notes and the 1995 Notes or other Parity Debt incurred in accordance with SECTION 10.1(f) and 10.2(m) (or any extension, renewal, refunding, replacement or refinancing of any such Indebtedness) in accordance with SECTION 10.1(a) during the period prior to the date of the release or discharge of such Liens pursuant to
      SECTION 1.3;

             (k) Liens created by any of the Security Documents securing Indebtedness incurred under the Acquisition Facility (or any extension, renewal, refunding, replacement or refinancing of any such Indebtedness) in accordance with SECTION 10.1(b) during the period prior to the date of the release or discharge of such Liens pursuant to SECTION 1.3;

             (l) Liens created by any of the Security Documents securing Indebtedness or letter of credit obligations created under the Revolving Credit Facility (or any extension, renewal, refunding, replacement or refinancing of any such Indebtedness) in accordance with SECTION 10.1(e) during the period prior to the date of the release or discharge of such Liens pursuant to SECTION 1.3;

             (m) Liens (other than the Liens referred to in clauses (j), (k) or (l) above) securing Indebtedness incurred in accordance with SECTION 10.1(b) or 10.1(e) or, to the extent incurred (i) to repay Indebtedness or letter of credit obligations incurred and outstanding under the Acquisition Facility or the Revolving Credit Facility (or any extension, renewal, refunding, replacement or refinancing of such Indebtedness),
      (ii) to finance the making of expenditures for the improvement or repair (to the extent such improvements and repairs may be capitalized on the books of the Company and the Restricted Subsidiaries in accordance with
      GAAP) of or additions (including additions by way of acquisitions or capital contributions of businesses and related assets) to the General Collateral, or (iii) by assumption in connection with additions (including additions by way of acquisitions or capital contributions of businesses and related assets) to the General Collateral, under SECTION 10.1(f)(i) and (ii), provided that (1) such Liens are effected through an amendment to the Security Documents to the extent necessary to provide the holders of such Indebtedness equal and ratable security in the property and assets subject to the Security Documents with the holders of the Notes and the other Indebtedness secured under the Security Documents, (2) in the case of Indebtedness incurred in accordance with
      SECTION 10.1(b) or 10.1(f)(i) and (ii) to finance the making of additions to the General Collateral, the Company has delivered to the Collateral Agent an Officers' Certificate demonstrating that the principal amount of such Indebtedness (net of transaction costs funded by the proceeds of such Indebtedness) does not exceed the lesser of the cost to the Company and the Restricted Subsidiaries of such additional property or assets and the fair market value of such additional property or assets at the time of the acquisition thereof (as determined in good faith by the General Partner), and (3) the Company has delivered to the Collateral Agent an opinion of counsel reasonably satisfactory to the Collateral Agent with regard to the attachment and perfection of the Lien of the Security Documents with respect to such additional property and assets;

             (n) Liens existing on any property of any Person at the time it becomes a Subsidiary of the Company, or existing at the time of acquisition upon any property acquired by the Company or any such Subsidiary through purchase, merger or consolidation or otherwise, whether or not assumed by the Company or such Subsidiary, or created to secure Indebtedness incurred under SECTION 10.1(f) to pay all or any part of the purchase price (a "Purchase Money Lien") of property (including without limitation Capital Stock and other securities) acquired by the Company or a Restricted Subsidiary, provided that (i) any such Lien shall be confined solely to such item or items of property and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for use specifically in connection with such acquired property, (ii) such item or items of property so acquired are not required to become part of the General Collateral under the terms of the Security Documents, (iii) in the case of a Purchase Money Lien, the principal amount of the Indebtedness secured by such Purchase Money Lien shall at no time exceed an amount equal to the lesser of (A) the cost to the Company and the Restricted Subsidiaries of such property and (B) the fair market value of such property at the time of the acquisition thereof (as determined in good faith by the General Partner), (iv) any such Purchase Money Lien shall be created not later than 120 days after the acquisition of such property and (v) any such Lien (other than a Purchase Money Lien) shall not have been created or assumed in contemplation of such Person's becoming a Subsidiary of the Company or such acquisition of property by the Company or any Subsidiary;

             (o) easements, exceptions or reservations in any property of the Company or any Restricted Subsidiary granted or reserved for the purpose of pipelines, roads, the removal of oil, gas, coal or other minerals, and other like purposes, or for the joint or common use of real property, facilities and equipment, which are incidental to, and do not materially interfere with, the ordinary conduct of the business of the Company or any Restricted Subsidiary;

             (p)    Liens arising from or constituting Permitted Encumbrances;

             (q) any Lien renewing or extending any Lien permitted by subdivision (h), (i), (m), (n), (r) or (s) of this SECTION 10.2, provided that (i) the principal amount of the Indebtedness secured by any such Lien shall not exceed the principal amount of such Indebtedness outstanding immediately prior to the renewal or extension of such Lien (together with, in the case of Indebtedness permitted by SECTION 10.1(a), any accrued interest thereon and Make Whole Amount with respect thereto), and (ii) no assets encumbered by any such Lien other than the assets encumbered immediately prior to such renewal or extension shall be encumbered thereby;

                    (r) from and after the date of the discharge or release of the Liens created by the Security Documents pursuant to SECTION 1.3, any Lien on the Inventory and/or Receivables (as each such term is defined in the UCC) of the Company securing Indebtedness from time to time outstanding pursuant to the Revolving Credit Facility (or any extension, renewal, refunding, replacement or refinancing of any such Indebtedness); provided that the maximum amount of such Indebtedness secured by any Lien on such Inventory and/or Receivables does not exceed $100,000,000 (notwithstanding that the aggregate amount of Indebtedness outstanding under such Revolving Credit Facility may exceed $100,000,000); and

                    (s) from and after the date of the release or discharge of the Liens of the Security Documents pursuant to SECTION 1.3, any Lien created or incurred to secure Indebtedness of the Company or any Restricted Subsidiary, in addition to the Liens permitted by the preceding clauses (a) through (r) of this SECTION 10.2; provided that all Indebtedness secured by any such Lien shall have been created or incurred pursuant to the exceptions set forth in
              SECTION 10.1 and within the limitations provided in SECTION 10.1(f)(iii).

      Section 10.3. Investments, Guaranties, etc. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly (i) make or own any Investment in any Person (including an Investment in a Subsidiary of the Company), (ii) create or become liable with respect to any Guaranty of any Indebtedness of a Control Affiliate, or (iii) create or become liable with respect to any Guaranty (provided, however, that nothing contained in this SECTION 10.3, except clause (ii) above, is intended to limit the making of any Guaranty which would be permitted as Indebtedness under SECTION 10.1), except:

             (a) the Company or any Restricted Subsidiary may make and own Investments in (collectively, "Cash Equivalents")

                     (1) marketable obligations issued or unconditionally guaranteed by the United States of America, or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing one year or less from the date of acquisition thereof,

                     (2) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and having as at such date the highest rating obtainable from either Standard & Poor's Rating Group or Moody's Investors Service, Inc.,

                     (3) commercial paper maturing no more than 270 days from the date of creation thereof and having as at the date of acquisition thereof one of the two highest ratings obtainable from either Standard & Poor's Rating Group or Moody's Investors Service, Inc.,

                     (4) certificates of deposit maturing one year or less from the date of acquisition thereof issued by commercial banks incorporated under the laws of the United States of America or any state thereof or the District of Columbia or Canada, (A) the commercial paper or other short term unsecured debt obligations of which are as at such date rated either A-2 or better (or comparably if the rating system is changed) by Standard & Poor's Rating Group or Prime-2 or better (or comparably if the rating system is changed) by Moody's Investors Service, Inc. or (B) the long-term debt obligations of which are as at such date rated either A or better (or comparably if the rating system is changed) by Standard & Poor's Rating Group or A2 or better (or comparably if the rating system is changed) by Moody's Investors Service, Inc. ("Permitted Banks"),

                     (5) Eurodollar time deposits having a maturity of less than 270 days from the date of acquisition thereof purchased directly from any Permitted Bank,

                     (6) bankers' acceptances eligible for rediscount under requirements of The Board of Governors of the Federal Reserve System and accepted by Permitted Banks, and

                     (7) obligations of the type described in clause (1), (2),
       (3), (4) or (5) above purchased from a securities dealer designated as a "primary dealer" by the Federal Reserve Bank of New York or from a Permitted Bank as counterparty to a written repurchase agreement obligating such counterparty to repurchase such obligations not later than 14 days after the purchase thereof and which provides that the obligations which are the subject thereof are held for the benefit of the Company or a Restricted Subsidiary by a custodian which is a Permitted Bank and which is not a counterparty to the repurchase agreement in question;

       (b) the Company or any Restricted Subsidiary may acquire Capital Stock or other ownership interests, whether in a single transaction or a series of related transactions, of a Person (i) located in the United States of America or Canada, (ii) incorporated or otherwise formed pursuant to the laws of the United States of America or Canada or any state or province thereof or the District of Columbia and (iii) engaged in substantially the same business as the Company such that, upon the completion of such transaction or series of transactions, such Person becomes a Restricted Subsidiary;

       (c) subject to the provisions of subdivision (h) below, the Company or any Restricted Subsidiary may make and own Investments (in addition to Investments permitted by subdivisions (a), (b), (d), (e), (f) and (g) of this
SECTION 10.3) in any Person incorporated or otherwise formed pursuant to the laws of the United States of America or Canada or any state or province thereof or the District of Columbia which is engaged in the United States of America or Canada in substantially the same business as the Company; provided, however, that (i) the aggregate amount of all such Investments made by the Company and its Restricted Subsidiaries at the time of the Closing and outstanding pursuant to this subdivision (c) and subdivision (h) below shall not at any date of determination exceed 10% of Total Assets (the "Investment Limit"), provided that, in addition to Investments that would be permitted under the Investment Limit, during any fiscal year the Company and its Restricted Subsidiaries may invest up to $25,000,000 (the "Annual Limit") pursuant to the provisions of this subdivision (c), but the unused amount of the Annual Limit shall not be carried over to any future years, (ii) such Investments shall become part of the General Collateral and shall be subjected to the Lien of the Security Documents and (iii) such Investments shall not be made in Capital Stock or Indebtedness of the Public Partnership or any of its Subsidiaries (other than the Company and the Restricted Subsidiaries);

             (d) the Company or any Restricted Subsidiary may make and own Investments (i) arising out of loans and advances to employees incurred in the ordinary course of business, (ii) arising out of extensions of trade credit or advances to third parties in the ordinary course of business, and (iii) acquired by reason of the exercise of customary creditors' rights upon default or pursuant to the bankruptcy, insolvency or reorganization of a debtor;

             (e) the Company and any Restricted Subsidiary may create or become liable with respect to any Guaranty constituting an obligation, warranty or indemnity, not guaranteeing Indebtedness of any Person, which is undertaken or made in the ordinary course of business;

             (f) the Company may create and become liable with respect to any Interest Rate Agreements;

             (g) any Restricted Subsidiary may make Investments in the Company; and

             (h) the Company or any Restricted Subsidiary may make or own Investments in Unrestricted Subsidiaries, provided that the Net Amount of Unrestricted Investment shall not at any time exceed $5,000,000 (and subject to the limitations specified in subdivision (c) above).

      Section 10.4. Restricted Payments. The Company will not directly or indirectly declare, order, pay, make or set apart any sum for any Restricted Payment, except that the Company may declare or order, and make, pay or set apart, once during each calendar quarter a Restricted Payment if (a) such Restricted Payment is in an amount not exceeding Available Cash for the immediately preceding calendar quarter determined as of the last day of such calendar quarter, and (b) immediately after giving effect to any such proposed action no Event of Default (or Default under SECTION 11(b), 11(g) or 11(h)) shall exist and be continuing. The Company will comply with, and accrue on its books, the reserve provisions required under the definition of Available Cash. The Company will not, in any event, directly or indirectly declare, order, pay or make any Restricted Payment except in cash. The Company will not permit any Restricted Subsidiary to declare, order, pay or make any Restricted Payment or to set apart any sum or property for any such purpose (it being understood that nothing in this SECTION 10.4 shall prohibit any Restricted Subsidiary from declaring, ordering, paying, making, or setting apart any sum or property for, any payment or other distribution or dividend to (i) the Company or any Wholly-

Owned Restricted Subsidiary and (ii) so long as no Default or Event of Default shall occur and be continuing, all holders of Capital Stock of such Restricted Subsidiary on a pro rata basis (with any such distribution or dividend to a Control Affiliate being subject to the limitation of the first sentence of this
SECTION 10.4)).

      Section 10.5. Transactions with Affiliates. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, engage in any transaction with any Affiliate of the Company or such Restricted Subsidiary, including without limitation the purchase, transfer, disposition, sale, lease or exchange of assets or the rendering of any service, unless (1)(a) such transaction or series of related transactions is on fair and reasonable terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those which would be obtained in an arm's-length transaction at the time such transaction is agreed upon between Persons which are not Affiliates, and (b) with respect to a transaction or series of transactions involving aggregate payments or value equal to or greater than $15 million, the Company shall have delivered an Officers' Certificate to each holder of a Note certifying that such transaction or series of transactions complies with the preceding clause (a) and that such transaction or series of transactions has been approved by a majority of the Board of Directors of the General Partner (including a majority of the Disinterested Directors), or (2) such transaction or series of related transactions is between the Company and any Wholly-Owned Restricted Subsidiary or between two Wholly-Owned Restricted Subsidiaries, provided, however, that this SECTION 10.5 will not restrict the Company, any Restricted Subsidiary or the General Partner from entering into (i) any employment agreement, stock option agreement, restricted stock agreement or other similar agreement in the ordinary course of business, (ii) transactions permitted by SECTION 10.4 and (iii) transactions in the ordinary course of business in connection with reinsuring the self-insurance programs or other similar forms of retained insurable risks of the retail propane business operated by the Company, its Subsidiaries and its Affiliates.

      Section 10.6. Subsidiary Stock and Indebtedness. The Company will not:

             (a) directly or indirectly sell, assign, pledge or otherwise dispose of any Indebtedness of or any shares of stock or similar interests of (or warrants, rights or options to acquire stock or similar interests of) any Restricted Subsidiary, except to a Wholly-Owned Restricted Subsidiary;

             (b) permit any Restricted Subsidiary directly or indirectly to sell, assign, pledge or otherwise dispose of any Indebtedness of the Company or any other Restricted Subsidiary, or any shares of stock or similar interests of (or warrants, rights or options to acquire stock or similar interests of) any other Restricted Subsidiary, except to the Company or a Wholly-Owned Restricted Subsidiary;

             (c) permit any Restricted Subsidiary to have outstanding any shares of stock or similar interests which are preferred over any other shares of stock or similar interests in such Restricted Subsidiary owned by the Company or a Wholly-Owned Restricted Subsidiary unless such shares of preferred stock or similar interests are owned by the Company or a Wholly-Owned Restricted Subsidiary; or
                                      -39-

             (d) permit any Restricted Subsidiary directly or indirectly to issue or sell (including without limitation in connection with a merger or consolidation of such Subsidiary otherwise permitted by SECTION 10.7(a)) any shares of its stock or similar interests (or warrants, rights or options to acquire its stock or similar interests) except to the Company or a Wholly-Owned Restricted Subsidiary;

provided that, (i) any Restricted Subsidiary may sell, assign or otherwise dispose of Indebtedness of the Company to a Person other than a Restricted Subsidiary if, assuming such Indebtedness were incurred immediately after such sale, assignment or disposition, such Indebtedness would be permitted under
SECTION 10.1 (in which case such Indebtedness need not be subject to the subordination provisions required by SECTION 10.1(c)) and (ii) subject to compliance with SECTION 10.7(c), all Indebtedness and shares of stock or partnership interests of any Restricted Subsidiary owned by the Company or any other Restricted Subsidiary may be simultaneously sold as an entirety for an aggregate consideration at least equal to the fair value thereof (as determined in good faith by the General Partner) at the time of such sale if (x) such Restricted Subsidiary does not at the time own (A) any Indebtedness of the Company or any other Restricted Subsidiary (other than Indebtedness which, if incurred immediately after such transaction, would be permitted under SECTION 10.1, in which case such Indebtedness need not be subject to the subordination provisions required by SECTION 10.1(c)) or (B) any stock or other interest in any other Restricted Subsidiary which is not also being simultaneously sold as an entirety in compliance with this proviso or SECTION 10.7(b)(ii) and (y) at the time of such transaction and immediately after giving effect thereto, the Company could incur at least $1 of additional Indebtedness in compliance with clauses (i) and (ii) of SECTION 10.1(f).

      Section 10.7. Consolidation, Merger, Sale of Assets, etc. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly,

      (a) consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into it, except that:

                    (i) any Restricted Subsidiary may consolidate with or merge into the Company or a Wholly-Owned Restricted Subsidiary if the Company or a Wholly-Owned Restricted Subsidiary, as the case may be, shall be the surviving Person and if, immediately after giving effect to such transaction, no Default or Event of Default shall exist and be continuing; and

                     (ii) any entity (other than a Restricted Subsidiary) may consolidate with or merge into the Company or a Wholly-Owned Restricted Subsidiary if the Company or a Wholly-Owned Restricted Subsidiary, as the case may be, shall be the surviving Person and if, immediately after giving effect to such transaction, (x) the Company (1) shall not have a Consolidated Net Worth, determined in accordance with GAAP applied on a basis consistent with the consolidated financial statements of the Company most recently delivered pursuant to SECTION 7(b), of less than the Consolidated Net Worth of the Company immediately prior to the effectiveness of such transaction, satisfaction of this requirement to be set forth in reasonable detail in an Officers' Certificate delivered to each holder of a Note at the time of such transaction, (2) shall not be liable with respect to any Indebtedness or allow its property to be subject to any Lien which it could not become liable with respect to or allow its property to become subject to under this Agreement (including without limitation under SECTION 10.1 or 10.2) on the date of such transaction, and (3) could incur at least $1 of additional Indebtedness in compliance with clauses (i) and (ii) of
       SECTION 10.1(f), (y) substantially all of the assets of the Company and its Restricted Subsidiaries shall be located and substantially all of their business shall be conducted within the continental United States of America and (z) no Default or Event of Default shall exist and be continuing; and

             (iii) subject to compliance with the provisions of SECTION 18.2, the Company may consolidate with or merge into any other entity if (w) the surviving entity is a corporation or limited partnership organized and existing under the laws of the United States of America or any state thereof or the District of Columbia, with substantially all of its properties located and its business conducted (without giving effect to the properties owned by, and the business conducted by, Unrestricted Subsidiaries) within the continental United States of America, (x) such corporation or limited partnership expressly and unconditionally assumes the obligations of the Company under this Agreement, the Notes and the other Financing Documents to which the Company is a party, and delivers to each holder of a Note at the time outstanding an opinion of counsel reasonably satisfactory to the Required Holders with respect to the due authorization and execution of the related agreement of assumption and the enforceability of such agreement against such corporation or partnership and the continued effectiveness and priority of the Liens of the Security Documents, (y) immediately after giving effect to such transaction, such corporation or limited partnership (1) shall not have (without giving effect to Unrestricted Subsidiaries) a Consolidated Net Worth, determined in accordance with GAAP applied on a basis consistent with the consolidated financial statements of the Company most recently delivered pursuant to SECTION 7(b), of less than the Consolidated Net Worth of the Company immediately prior to the effectiveness of such transaction, satisfaction of this requirement to be set forth in reasonable detail in an Officers' Certificate delivered to each holder of a Note at the time of such transaction, (2) shall not be liable with respect to any Indebtedness or allow its property to be subject to any Lien which it could not become liable with respect to or allow its property to become subject to under this Agreement (including without limitation under SECTION 10.1 or 10.2) on the date of such transaction and (3) could incur at least $1 of additional Indebtedness in compliance with clauses (i) and (ii) of SECTION 10.1(f), and (z) immediately after giving effect to such transaction no Default or Event of Default shall exist and be continuing; or

      (b) sell, lease, abandon or otherwise dispose of all or substantially all its assets, except that:

                     (i) any Restricted Subsidiary may sell, lease or otherwise dispose of all or substantially all its assets to the Company or to a Wholly-Owned Restricted Subsidiary; and

                    (ii) subject to compliance with clause (c) of this SECTION 10.7, any Restricted Subsidiary may sell, lease or otherwise dispose of all or substantially all its assets as an entirety for an aggregate consideration at least equal to the fair value thereof (as determined in good faith by the General Partner) at the time of such sale if (x) the assets being so sold, leased or otherwise disposed of do not include (A) any Indebtedness of the Company or any other Restricted Subsidiary (other than Indebtedness which, if incurred immediately after such transaction, would be permitted under SECTION 10.1, in which case such Indebtedness need not be subject to the subordination provisions required by SECTION 10.1(c) so long as such Indebtedness is held by a Person other than the Company or a Restricted Subsidiary) or (B) any stock of or other equity interest in any other Restricted Subsidiary which is not also being simultaneously sold as an entirety in compliance with this subdivision
       (b)(ii) or the proviso of SECTION 10.6 and (y) at the time of such transaction and immediately after giving effect thereto, the Company could incur at least $1 of additional Indebtedness in compliance with clauses (i) and (ii) of SECTION 10.1(f); and

                    (iii) the Company may sell, lease or otherwise dispose of all or substantially all its assets to any corporation or limited partnership into which the Company could be consolidated or merged in compliance with subdivision (a)(iii) of this SECTION 10.7, provided that each of the conditions set forth in such subdivision (a)(iii) shall have been fulfilled; or

      (c) (1) sell, lease, convey, abandon or otherwise dispose of any of its assets (except in a transaction permitted by subdivision (a)(i), (a)(iii), (b)(i) or (b)(iii) of this SECTION 10.7 or sales of inventory in the ordinary course of business consistent with past practice), including by way of a Sale and Lease-Back Transaction, or (2) issue or sell Capital Stock of any Restricted Subsidiary, in the case of either clause (1) or (2) above, whether in a single transaction or a series of related transactions (each of the foregoing non-excepted transactions, an "Asset Sale"), unless:

             (i) immediately after giving effect to such proposed disposition no Default or Event of Default shall exist and be continuing; and

             (ii) one of the following two conditions shall be satisfied:

                    (A) the aggregate Net Proceeds of all assets so disposed of
              (whether or not leased back) by the Company and its Restricted Subsidiaries during the current fiscal year (including (x) amounts deemed to be proceeds in connection with designations of Restricted Subsidiaries as Unrestricted Subsidiaries during such fiscal year under SECTION 10.21 and (y) Net Proceeds of dispositions of shares pursuant to SECTION 10.6 or sales of assets pursuant to SECTION 10.7(b)), less the amount of all Net Proceeds of prior dispositions of assets during such fiscal year previously applied in accordance with subdivision
              (ii)(B) of this SECTION 10.7(c), shall not exceed $10,000,000 during such fiscal year; or

                    (B) in the event that such Net Proceeds (less the amount
              thereof previously applied in accordance with this subdivision
              (ii)(B)) during the current fiscal year exceed $10,000,000 (such excess Net Proceeds actually realized being herein called "Excess Sale Proceeds"), the Company shall within 360 days of the date of the disposal of the assets giving rise to such proceeds, cause an amount equal to such Excess Sale Proceeds to be applied (with the designation of an Unrestricted Subsidiary as a Restricted Subsidiary being deemed to be such an application to the extent of the fair value of such Restricted Subsidiary as determined in good faith by the General Partner) (x) to the acquisition of assets in replacement of the assets so disposed of or of assets which may be productively used in the United States of America or Canada in the conduct of the Business (and such newly acquired assets shall become part of the General Collateral and shall be subjected to the Lien of the Security Documents), or (y) to the extent not applied pursuant to the immediately preceding clause (x), to the prepayment of the Notes and Parity Debt, if any, pursuant to
              SECTION 9.3 hereof, all as provided in Section 4(c) of the Intercreditor Agreement and such SECTION 9.3; and

             (iii) (A) the consideration received for such assets is at least equal to their aggregate fair market value (as determined in good faith by the General Partner) at the time of such disposition and that such consideration has been applied or is being held for application in accordance with the terms of this Agreement and (B) at least 80% of the consideration therefor received is in the form of cash; provided, however, that the amount of (1) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated in right of payment to the Notes) that are assumed by the transferee of any such assets and
       (2) any notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are immediately converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this clause (B); and provided, further, that the 80% limitation referred to in this clause (B) shall not apply to any Asset Sale in which the cash portion of the consideration received therefrom, determined in accordance with the foregoing proviso, is equal to or greater than what the after-tax proceeds would have been had such Asset Sale complied with the aforementioned 80% limitation.

      Notwithstanding the foregoing, Asset Sales shall not be deemed to include
(1) any transfer of assets or issuance or sale of Capital Stock by the Company or any Restricted

Subsidiary to the Company or a Wholly-Owned Restricted Subsidiary, (2) any transfer of assets or issuance or sale of Capital Stock by the Company or any Restricted Subsidiary to any Person in exchange for other assets used in a line of business permitted under SECTION 10.8(c) and having a fair market value (as determined in good faith by the General Partner) not less than that of the assets so transferred or Capital Stock so issued or sold (so long as such assets shall become part of the General Collateral and shall be subjected to the Lien of the Security Documents) and (3) any transfer of assets pursuant to an Investment permitted by SECTION 10.3.

      Section 10.8. Partnership or Corporate Existence, etc.; Business; Compliance with Laws. (a) Except as otherwise expressly permitted in accordance with SECTION 10.6 or 10.7, (i) the Company will at all times preserve and keep in full force and effect its partnership existence and its status as a partnership not taxable as a corporation, (ii) the Company will cause each of the Restricted Subsidiaries to keep in full force and effect its partnership or corporate existence, and (iii) the Company will, and will cause each Restricted Subsidiary to, at all times preserve and keep in full force and effect all of its material rights and franchises; provided, however, that the partnership or corporate existence of any Restricted Subsidiary, and any right or franchise of the Company or any Restricted Subsidiary, may be terminated notwithstanding this
SECTION 10.8 if, in the good faith judgment of the Company, such termination (x) is in the best interest of the Company and the Restricted Subsidiaries, (y) is not disadvantageous to the holders of the Notes in any material respect and (z) would not have a Material Adverse Effect.

      (b) The Company will, and will cause each of its Subsidiaries to, at all times comply with all laws, regulations and statutes (including without limitation any zoning or building ordinances or code) applicable to it, except for failures to so comply which, individually or in the aggregate, would not present a reasonable likelihood of having a Material Adverse Effect.

      (c) The Company will not, and will not permit any Restricted Subsidiary to, engage in any lines of business other than the business of wholesale and retail sales, distribution and storage of propane gas and related petroleum derivative products and the retail sale and distribution of propane-related supplies and equipment, including home appliances.

      Section 10.9. Payment of Taxes and Claims. The Company will, and will cause each of its Subsidiaries to, pay all material taxes, assessments and other governmental charges imposed upon it or any of its Subsidiaries, or any of its or its Subsidiaries' properties or assets or in respect of any of its or any of its Subsidiaries' franchises, business, income or profits when the same become due and payable, and all claims (including without limitation claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or might become a Lien upon any of its or any of its Subsidiaries' properties or assets, and promptly reimburse the holders of the Notes for any such taxes, assessments, charges or claims paid by them; provided that no such tax, assessment, charge or claim need be paid or reimbursed if it is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and if such reserves or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor and be adequate in the good faith judgment of the General Partner.
                                      -44-

      Section 10.10. Compliance with ERISA. Except to the extent that any of the following occurrences would not, either alone or together, present a reasonable likelihood of having a Material Adverse Effect, the Company will not, and will not permit any of its Subsidiaries to: (a) engage in any transaction in connection with which the Company or any such Subsidiary could be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code, (b) terminate (within the meaning of Title IV of ERISA) or withdraw from any Plan in a manner, or take any other action with respect to any such Plan (including without limitation a substantial cessation of operations within the meaning of Section 4062(e) of ERISA), which could result in any liability of the Company or any such Subsidiary or Related Person to the PBGC, any Plan, any participant or beneficiary thereunder or any trustee thereof appointed pursuant to Section 4042(b) or (c) of ERISA, (c) establish, maintain, contribute to or become obligated to contribute to any welfare benefit plan (as defined in Section 3(1) of ERISA) or other welfare benefit arrangement which provides post-employment benefits (other than benefits required to be provided pursuant to Section 4980B of the Code), (d) fail to make full payment when due of all amounts which, under the provisions of any Plan or applicable law, the Company or any such Subsidiary or Related Person is required to pay as contributions thereto, or permit to exist any material accumulated funding deficiency, whether or not waived, with respect to any Plan, (e) engage in any transaction in connection with which the Company or any such Subsidiary or Related Person could be subject to liability pursuant to Section 4069(a) or 4212(c) of ERISA, or (f) as of any date of determination (A) permit the amount of unfunded benefit liabilities under any Plan subject to Title IV of ERISA maintained at such time by the Company or any Related Persons to exceed the current value of the assets of any such Plan or (B) permit any liability to be incurred by the Company and the Related Persons pursuant to Title IV of ERISA with respect to one or more complete or partial withdrawals from any Plan.

      As used in this SECTION 10.10, the term "accumulated funding deficiency" has the meaning specified in Section 302 of ERISA and Section 412 of the Code, the term "current value" has the meaning specified in Section 3 of ERISA and the terms "benefit liabilities" and "amount of unfunded benefit liabilities" have the meanings specified in Section 4001 of ERISA.

      Section 10.11. Maintenance of Properties; Insurance; Environmental Laws.
(a) The Company will maintain or cause to be maintained in good repair, working order and condition all properties used or useful in the business of the Company and the Restricted Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.

             (b) The Company will maintain or cause to be maintained, with Permitted Insurers to the extent available on commercially reasonable terms from Permitted Insurers and otherwise with financially sound and reputable insurers, insurance with respect to its properties and business and the properties and business of the Restricted Subsidiaries of the types and in the amounts specified in Sections 20 and 21 of the Intercreditor Agreement and the Collateral Agent shall be named as an additional insured party on each insurance policy maintained pursuant to this SECTION 10.11(b).

             (c) The Company will, and will cause each of its Restricted Subsidiaries to:

                    (i) comply with all applicable Environmental Laws and any
              permit, license, or approval required under any Environmental Law, except for failures to so comply which would not present a reasonable likelihood of having a Material Adverse Effect;

                    (ii) store, use, release, or dispose of any Hazardous
              Substance at any property owned or leased by the Company or any of its Subsidiaries in a manner which would not present a reasonable likelihood of having a Material Adverse Effect;

                    (iii) avoid committing any act or omission which would
              cause any Lien to be asserted against any property owned by the Company or any of its Restricted Subsidiaries pursuant to any Environmental Law, except where such Lien would not present a reasonable likelihood of having a Material Adverse Effect;

                    (iv) use, handle or store any propane in compliance with
              all applicable laws, except where such non-compliance would not present a reasonable likelihood of having a Material Adverse Effect; and

                    (v) take all steps required by Environmental Law to cure
              any violation thereof disclosed in SCHEDULE 5.18.

      Section 10.12. Operative Agreements. The Company will perform and comply with all of its obligations under each of the Operative Agreements to which it is a party, will enforce each such Operative Agreement against each other party thereto and will not accept the termination of any such Operative Agreement or any amendment or supplement thereof or modification or waiver thereunder, unless any such failure to perform, comply or enforce or any such acceptance would not, individually or in the aggregate, present a reasonable likelihood of having a Material Adverse Effect.

      Section 10.13. Chief Executive Office. The Company will not move its chief executive office and the office at which it maintains its records relating to the transactions contemplated by this Agreement and the Security Documents unless not less than 45 days' prior written notice of its intention to do so, clearly describing the new location, shall have been given to the Collateral Agent and each holder of a Note.

      Section 10.14. Subsidiary Guarantors. Promptly upon any Person becoming a Restricted Subsidiary of the Company, the Company will cause such Restricted Subsidiary to execute and deliver to the Collateral Agent such appropriate documents to become (a) a guarantor under the Subsidiary Guarantee and an assignor under the Subsidiary Security Agreement and (b) bound by the terms and provisions of the Intercreditor Agreement. If any Restricted Subsidiary then or thereafter shall have any interests in real property the Company will, subject to and if required by the provisions of SECTION 10.15, cause such Restricted Subsidiary to execute and deliver to the Collateral Agent a Mortgage with such changes, mutatis mutandis, so as to make such instrument applicable to such Restricted Subsidiary and its interests in real property, and cause the same to be recorded, published, registered and filed as provided in SECTION 10.15.

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

      Section 10.15. New Mortgages; Conveyance Agreements. From and after the date of the Closing, the Company and the Restricted Subsidiaries, if applicable, will execute and deliver a Mortgage covering any owned district location hereafter acquired by it and any other real property hereafter acquired by it or the Restricted Subsidiaries which has an individual value in excess of $100,000 or which has an aggregate value in excess of $500,000 and which is not already subject to the Lien of a Mortgage. The Company will cause to be duly recorded, published, registered and filed all the documents set forth in paragraph (b) of the definition of Conveyance Agreements and Security Documents (or documents or instruments in respect thereof), in such manner and in such places as is required by law to establish, and if applicable, perfect and preserve the rights and security interests of the parties thereto and their respective successors and assigns in the General Collateral. The Company will pay or cause to be paid all taxes, fees and other governmental charges in connection with the execution, delivery, recording, publishing, registration and filing of such documents or instruments in such places.

      Section 10.16. Further Assurances. At any time and from time to time promptly, the Company shall, at its expense, execute and deliver to each holder of a Note and to the Collateral Agent such further instruments and documents, and take such further action, as the holders of the Notes may from time to time reasonably request, in order to further carry out the intent and purpose of this Agreement and the other Financing Documents and to establish, perfect, preserve and protect the rights, interests and remedies created, or intended to be created, in favor of the holders of the Notes and the Collateral Agent hereunder and thereunder, including without limitation the execution, delivery, recordation and filing of financing statements and continuation statements under the Uniform Commercial Code of any applicable jurisdiction, and the delivery of satisfactory opinions of counsel as to the recording, registration or filing of the Security Documents (or documents or instruments in respect thereof) and the legal, valid, binding and enforceable nature thereof and the validity of the Liens created thereby on the General Collateral.

      Section 10.17. Covenant to Secure Notes Equally. The Company covenants that, if it or any Restricted Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of SECTION 10.2 (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to SECTION 18.1), it will make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Indebtedness thereby secured so long as any such other Indebtedness shall be so secured, it being understood that the provision of such equal and ratable security shall not constitute a cure or waiver of any related Event of Default.

      Section 10.18. Information Required by Rule 144A. The Company covenants that it will, upon the prior written request of the holder of any Note, provide such holder, and any qualified institutional buyer designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Notes, except at such times as the Company is subject to the reporting requirements of
Section 13 or 15(d) of the Exchange Act. For the purpose of this SECTION 10.18, the term "qualified institutional buyer" shall have the meaning specified in Rule 144A under the Securities Act.

      Section 10.19. Limitation on Sales of Receivables. The Company will not, and will not permit any Restricted Subsidiary to, discount or sell (with or without recourse) any of its accounts or notes receivable, except for sales of receivables (a) made in the ordinary course of business with a face amount not to exceed $500,000 in the aggregate which have been sold and remain unpaid by the account debtors, (b) without recourse which are seriously past due and which have been substantially written off as uncollectible or collectible only after extended delays, (c) from a Restricted Subsidiary to the Company or (d) made in connection with the sale of a business but only with respect to the receivables directly generated by the business so sold.

      Section 10.20. No Action Requiring Registration. Neither the Company nor anyone acting on its behalf will take any action which would subject the issuance and sale of the Notes to the registration and prospectus delivery provisions of the Securities Act or to the registration or qualification provisions of any securities or Blue Sky law of any applicable jurisdiction.

      Section 10.21. Designations With Respect to Subsidiaries. (a) The Company may designate any Restricted Subsidiary or newly acquired or formed Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary, in each case subject to satisfaction of the following conditions:

             (i) immediately before and after giving effect to such designation, no Default or Event of Default shall exist and be continuing; and

              (ii) after giving effect to such designation, the Company would be permitted to incur at least $1 of additional Indebtedness in accordance with the provisions of clauses (i) and (ii) of SECTION 10.1(f); and

              (iii) in the case of a designation of a Restricted Subsidiary or a newly acquired or formed Subsidiary as an Unrestricted Subsidiary, the conditions set forth in subdivision (ii)(A) of SECTION 10.7(c) (the "Sale Condition") and SECTION 10.3(h) (the "Investment Condition") would be satisfied, assuming for this purpose that such designation (and all prior designations of Restricted Subsidiaries or newly acquired or formed Subsidiaries as Unrestricted Subsidiaries during the current fiscal year) constitutes a sale by the Company of (in the case of the Sale Condition), and an Investment by the Company in an amount equal to (in the case of the Investment Condition), all the assets of the Subsidiary so designated, in each case for an amount equal to (x) the net book value of such assets in the case of a Restricted Subsidiary and (y) the cost of acquisition or formation in the case of a newly acquired or formed Subsidiary (such amounts being herein referred to as "Designation Amounts" and deemed to constitute Net Proceeds for the purposes of the Sale Condition).

             (b) A Subsidiary that has twice previously been designated an Unrestricted Subsidiary may not thereafter be designated as a Restricted Subsidiary.

             (c) The Company shall deliver to each holder of Notes, within 20 Business Days after any such designation, an Officers' Certificate stating the effective date of such designation and stating that the foregoing conditions contained in this SECTION 10.21 have been satisfied. Such certificate shall be accompanied by a Schedule setting forth in reasonable detail the calculations demonstrating compliance with such conditions, where appropriate.

             (d) All Investments, Indebtedness, Liens, Guaranties and other obligations that an Unrestricted Subsidiary (the "Designee") has at the time of being designated a Restricted Subsidiary hereunder shall be deemed to have been acquired, made or incurred, as the case may be, at the time of such designation and in anticipation of such Designee becoming a Subsidiary and of acquiring its assets (except as otherwise specifically provided in SECTION 10.1(i) or (j) or SECTION 10.2(n)).

      Section 10.22. Covenants of the General Partner. (a) The General Partner covenants that it will not create any Liens (other than Liens on the Capital Stock of the Public Partnership owned by the General Partner) or dispose of any assets or properties covered by the terms of any License Agreement and will maintain and keep in effect its corporate existence and franchises. The General Partner will have no Subsidiaries, other than Petrolane, AmeriGas Technology Group, Inc. and the Public Partnership, except as contemplated by SECTION 10.22(e).

              (b) The General Partner will deliver to each Significant Holder
(i) financial statements as to itself of the same character described in, and at the times specified in, SECTION 7(a) and 7(b) with respect to the Company ("Company Financials"), in each case certified and reported on in the same manner as the Company Financials, and (ii) with reasonable promptness, such other information and data (financial or other) with respect to the General Partner as may from time to time be reasonably requested.

             (c) The General Partner will not permit the Public Partnership or any Subsidiary of the Public Partnership to use funds or other property received from the Company or a Restricted Subsidiary (as distributions of Available Cash, the proceeds of loans, advances or investments or otherwise) to pay, prepay, redeem, retire, purchase, acquire, collateralize or defease any Indebtedness of a Control Affiliate (including without limitation the Public Partnership Notes); provided, however, that the General Partner may permit the Public Partnership to expend any funds received from the Company as distributions of Available Cash in order (i) to make open market or private purchases of Public Partnership Debt, but only to the extent that after giving effect to such expenditure (a "Public Partnership Expenditure") the sum of (x) all Public Partnership Expenditures and
(y) all payments in respect of accepted Note Offers pursuant to SECTION 9.8 at prices less than 100% of the principal amount of the applicable Notes shall not exceed $103,600,000 and (ii) to pay interest on the Public Partnership Debt and to pay the principal thereof at maturity or at any scheduled mandatory prepayment date (including without limitation pursuant to a (1) Purchase Event or (2) prepayment under circumstances and on terms substantially identical to, and not inconsistent with, SECTION 9.3(b) to the extent it relates to Excess Taking Proceeds or SECTION 10.7(c)(ii) to the extent it relates to Excess Sale Proceeds, in each case not involving a default).

             (d) The General Partner will perform and comply with all of its obligations under each of the Operative Agreements to which it is a party, will enforce each such Operative Agreement against each other party thereto and will not accept the termination of any such Operative Agreement or any amendment or supplement thereof or modification or waiver thereunder, unless any such failure to perform, comply or enforce or any such acceptance would not, individually or in the aggregate, present a reasonable likelihood of having a Material Adverse Effect.

             (e) Section 6.5 of the Partnership Agreement (the "Incorporated Covenant") as in effect on the date of the Closing, together with all related definitions, is hereby incorporated herein in the form included in the Partnership Agreement on the date of the Closing and without regard to any subsequent amendments or waivers of the provisions of, or any termination of, the Partnership Agreement. The General Partner agrees to fully perform and comply with the Incorporated Covenant so long as any of the Notes are outstanding.

                                   ARTICLE XI

                         EVENTS OF DEFAULT; ACCELERATION

      If any of the following conditions or events ("Events of Default") shall occur and be continuing:

             (a) the Obligors shall default in the payment of any principal of, or Make Whole Amount, if any, on, any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

             (b) the Obligors shall default in the payment of any interest on any Note for more than 5 days after the same becomes due and payable; or

             (c) there shall be a default in the performance of or compliance with any term contained in SECTION 7(g) or any of SECTIONS 10.1 (and, in the case of the first sentence of SECTION 10.1, such default shall continue unremedied for 30 days) through 10.7, inclusive, and 10.8(a)(i), provided, however, that with respect to (i) incurrence of Indebtedness in violation of SECTION 10.1 in an aggregate outstanding principal amount which is less than $5,000,000, (ii) incurrence of a Lien in violation of
       SECTION 10.2 which secures Indebtedness which is in an aggregate outstanding principal amount of less than $5,000,000, (iii) transactions with an Affiliate in violation of SECTION 10.5 involving an aggregate amount of less than $2,000,000, (iv) the making of any Investment or creation of a Guaranty in violation of SECTION 10.3 involving an aggregate amount of less than $2,000,000, or (v) the entering into of any transaction in violation of SECTION 10.6 involving an aggregate amount of less than $2,000,000, there shall be no Event of Default hereunder unless the aggregate amount of all violations under clauses (i) through (v) exceeds $8,000,000 on any date of determination or any such violation shall remain uncured for 30 days after a Responsible Officer becomes aware of any such violation; or

              (d) the Company, any Restricted Subsidiary or the General Partner shall default in the performance of or compliance with any other term contained in this Agreement or contained in any of the other Financing Documents or any License Agreement, and such default shall not have been remedied within 45 days after such default shall first have become known to any Responsible Officer or written notice thereof shall have been received by a Responsible Officer; provided, however, that defaults under any Mortgage (other than under any Specified Mortgage) shall not constitute an Event of Default under this subdivision (d) unless such default shall not have been remedied within the applicable 45-day period and when aggregated with all other defaults described in this proviso (w) applies to at least 17 Mortgages, or (x) applies to Mortgages covering Mortgaged Property having an aggregate fair market value at the time of at least $1,000,000, or (y) would cost in excess of $1,000,000 to cure or would present a reasonable likelihood of resulting in liability to the Company or the Restricted Subsidiaries in excess of $1,000,000 or (z) would result in a Material Adverse Effect; or

             (e) any representation or warranty made in writing by or on behalf of the Company, any Subsidiary thereof or the General Partner in this Agreement, the other Financing Documents, the License Agreements or in any instrument furnished pursuant to the provisions of this Agreement shall prove to have been false or incorrect in any material respect on the date as of which made; or

             (f) (i) the Company, any Restricted Subsidiary, the General
       Partner or any of its Subsidiaries or the Public Partnership or any of its Subsidiaries (other than the Partnership Unrestricted Subsidiaries) (as principal or guarantor or other surety) shall default in the payment of any amount of principal of or premium or interest on any Parity Debt or any other Indebtedness, other than the Notes (regardless of whether or not such payment default shall have been waived by the holders of such Indebtedness); or (ii) any event shall occur or condition shall exist in respect of any Indebtedness of the Company, any Restricted Subsidiary, the General Partner or any of its Subsidiaries, the Public Partnership or any of its Subsidiaries (other than the Partnership Unrestricted Subsidiaries) or under any evidence of any such Indebtedness or under any mortgage, indenture or other agreement relating thereto, and the effect of such event or condition is to cause (or to permit one or more Persons to cause) such Indebtedness to become due or be repurchased or repaid before its stated maturity or before its regularly scheduled dates of payment (other than pursuant to mandatory prepayment provisions pursuant to a (1) Purchase Event or (2) prepayment under circumstances and on terms substantially identical to, and not inconsistent with, SECTION 9.3(b) to the extent it relates to Excess Taking Proceeds or SECTION 10.7(c)(ii) to the extent it relates to Excess Sale Proceeds, in each case not involving a default), and such default, event or condition shall continue for more than the period of grace, if any, specified therein (regardless of whether or not such default, event or condition shall have been waived by the holders of such Indebtedness); provided, however, that the aggregate principal amount of all Indebtedness as to which such a default (payment or other), event or condition, as the case may be, shall occur or exist exceeds $7,500,000; and provided, further, that this subdivision (f) shall not apply to Indebtedness of the General Partner or any Subsidiary thereof described in clause (b) of the definition of Indebtedness which exists solely because of a pledge by the General Partner or such Subsidiary of Capital Stock of the Public Partnership owned by the General Partner or such Subsidiary and as to which the General Partner or such Subsidiary has assumed no other liability; or
                                      -51-

             (g) filing by or on the behalf of the Company, the General Partner or any Significant Subsidiary Group of a voluntary petition or an answer seeking reorganization, arrangement, readjustment of debts or for any other relief under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar act or law, state or federal, now or hereafter existing ("Bankruptcy Law"), or any action by the Company, the General Partner or any Significant Subsidiary Group for, or consent or acquiescence to, the appointment of a receiver, trustee or other custodian of the Company, the General Partner or any Significant Subsidiary Group, or of all or a substantial part of its property; or the making by the Company, the General Partner or any Significant Subsidiary Group of any assignment for the benefit of creditors; or the admission by the Company, the General Partner or any Significant Subsidiary Group in writing of its inability to pay its debts as they become due; or

             (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) reorganization, arrangement, readjustment of debts or other relief in respect of the Company, the General Partner or any Significant Subsidiary Group under any Bankruptcy Law or (ii) the appointment of a receiver, trustee or other custodian of the Company, the General Partner or any Significant Subsidiary Group, or of all or a substantial part of its property, and in each case such proceeding or petition shall continue undismissed for 60 days or an order or decree approving any of the foregoing shall be entered; or

             (i) a final judgment or judgments (which is or are non-appealable and non-reviewable or which has not or have not been stayed pending appeal or review or as to which all rights to appeal or review have expired or been exhausted) shall be rendered against the Company, any Restricted Subsidiary, the General Partner or any Significant Subsidiary Group for the payment of money in excess of $9,000,000 in the aggregate and any one of such judgments shall not be covered by insurance or discharged or execution thereon stayed pending appeal or review within 60 days after entry of such judgment, or, in the event of such a stay, such judgment shall not be discharged within 30 days after such stay expires; or

             (j) any of the Security Documents shall at any time, for any reason (other than pursuant to a transaction permitted pursuant to SECTION 1.3, 10.7(a)(i), (b)(i) or (b)(ii)), cease to be in full force and effect or shall be declared to be null and void in whole or in any material respect (i.e., relating to the validity or priority of the Liens created by the Security Documents or the remedies available thereunder) by the final judgment (which is non-appealable and non-reviewable or has not been stayed pending appeal or review or as to which all rights to appeal or review have expired or been exhausted) of any court or other Governmental Authority having jurisdiction in respect thereof, or if the validity or the enforceability of any of the Security Documents shall be contested by or on behalf of the Company or any Restricted Subsidiary, or the Company or any Restricted Subsidiary shall renounce any of the Security Documents, or deny that it is bound by the terms of any of the Security Documents; or

             (k) any order, judgment or decree is entered in any proceedings against the Company decreeing a split-up of the Company which requires the divestiture of assets of the Company or the divestiture of the stock of a Restricted Subsidiary which would not be permitted if such divestiture were considered a partial disposition of assets pursuant to
       SECTION 10.7(c) and such order, judgment or decree shall not be dismissed or execution thereon stayed pending appeal or review within 60 days after entry thereof, or, in the event of such a stay, such order, judgment or decree shall not be dismissed within 30 days after such stay expires; or

             (l) if the General Partner shall be engaged in any business or activities other than those permitted by the Partnership Agreement as in effect on the date of the Closing or shall not be a Wholly-Owned Subsidiary of UGI; or if the General Partner shall (in the aggregate) own directly or indirectly (together with UGI and one or more Wholly-Owned Subsidiaries of UGI) less than 30% of the Capital Stock both (x) in the Company (either directly or through its ownership interests in the Public Partnership) and (y) in the Public Partnership; or if the General Partner ceases to be the sole general partner of the Company or the sole general partner of the Public Partnership;

then, (x) upon the occurrence of any Event of Default described in subdivision
(g) or (h) of this ARTICLE XI with respect to the Company, the unpaid principal amount of and accrued interest on the Notes shall automatically become due and payable, without presentment, demand, protest or further notice, which are hereby waived, or, (y) upon the occurrence and continuance of any other Event of Default, the Required Holders may at any time (unless all defaults shall theretofore have been remedied or waived in accordance with the terms hereof) at its or their option, by written notice or notices to the Obligors, declare all the Notes to be due and payable, whereupon the same shall forthwith mature and become due and payable, together with interest accrued thereon and the applicable Make Whole Amount, if any, with respect to such Notes, all without presentment, demand, protest or further notice, which are hereby waived, provided that during the existence of an Event of Default described in subdivision (a) or (b) of this ARTICLE XI any holder of the Notes at the time outstanding may, at its option, by notice in writing to the Obligors, declare the Notes then held by such holder to be due and payable, whereupon the Notes then held by such holder shall forthwith mature and become due and payable, together with interest accrued thereon and the applicable Make Whole Amount with respect to such Notes, without presentment, demand, protest or further notice, which are hereby waived.

      At any time after the principal of, and interest accrued on, any of the Notes are declared due and payable, the Required Holders by written notice to the Obligors, may rescind and annul any such declaration and its consequences if
(x) the Obligors have paid all overdue interest on the Notes, the principal of and Make Whole Amount, if any, on any such Notes which have become due otherwise than by reason of such declaration, and interest on such overdue principal and Make Whole Amount and (to the extent permitted by applicable law) overdue interest, at a rate per annum equal to the Overdue Rate, (y) all Events of Default, other than nonpayment of amounts which have become due solely by reason of such declaration, and all Defaults have been cured or waived, and (z) no judgment or decree has been entered for the payment of any monies due pursuant to the Notes or this Agreement; but no such rescission and annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereon.

                                   ARTICLE XII

                       REMEDIES ON DEFAULT; RECOURSE, ETC.

      In case any one or more Defaults or Events of Default shall occur and be continuing, (i) the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in such Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise, and (ii) the Collateral Agent and the holders of the Notes may exercise any rights or remedies in their respective capacities under the Security Documents in accordance with the provisions thereof. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

                                  ARTICLE XIII

                                   DEFINITIONS

      Section 13.1. General Definitions. As used herein the following terms have the following respective meanings:

             "Accepting Holders": the meaning specified in SECTION 9.4(b).

             "Acquired Debt": with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person merged with or into or became a Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person and (ii) Indebtedness encumbering any asset acquired by such specified Person.

             "Acquisition Facility": the revolving credit/term loan facility of the Company provided for in the Credit Agreement for the purpose of financing acquisitions of Persons or assets in businesses similar to the Company.

             "Actual Acquisition Expense": means an amount equal to the personnel expenses and non personnel costs and expenses (which would be deducted from gross profits in calculating costs and EBITDA) related to the operation of any Asset Acquisition from the beginning of the Applicable Period to the date of the purchase of the Asset Acquisition.

             "Affiliate": as applied to any Person, any other Person directly or indirectly controlling or controlled by or under common control with such Person, provided that, for purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and

"under common control with") as used with respect to any Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether as a general partner or through the ownership of voting securities or by contract or otherwise. As applied to the Company, "Affiliate" includes without limitation the General Partner and the Public Partnership.

             "Allocable Excess Proceeds": with respect to Excess Sale Proceeds and Excess Taking Proceeds, a principal amount of Notes determined by allocating such Excess Sale Proceeds or Excess Taking Proceeds, as the case may be, pro rata among the holders of all Notes and Parity Debt (assuming, with respect to revolving debt, that the maximum commitment amount is outstanding), if any, outstanding on the date the applicable prepayment referred to in SECTION 9.3 is to be made, according to the aggregate then unpaid principal amounts of the Notes and Parity Debt, respectively.

             "AmeriGas": AmeriGas Propane, Inc., a Delaware corporation, prior to its merger with the Company.

             "AmeriGas Finance": AmeriGas Finance Corp., a Delaware corporation and a Wholly-Owned Subsidiary of the Public Partnership.

             "AmeriGas, Inc.": AmeriGas, Inc., a Pennsylvania corporation.

             "Annual Limit": the meaning specified in SECTION 10.3(c).

             "Applicable Period": means the relevant time period employed in connection with the calculation of EBITDA.

             "Asset Acquisition": (a) an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged with or into the Company or any Restricted Subsidiary, (b) the acquisition by the Company or any Restricted Subsidiary of the assets of any Person (other than a Restricted Subsidiary) which constitute all or substantially all of the assets of such Person or (c) the acquisition by the Company or any Restricted Subsidiary of any division or line of business of any Person (other than a Restricted Subsidiary).

             "Asset Sale": the meaning specified in SECTION 10.7(c).

             "Assets": the assets of the Obligors and their respective Subsidiaries used in the conduct of the Business.

             "Attributable Debt": with respect to any Sale and Lease-Back Transaction not involving a Capital Lease, as of any date of determination, the total obligation (discounted to present value at the rate of interest implicit in the lease included in such transaction) of the lessee for rental payments (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items which do not constitute payments for property rights) during the remaining portion of the term (including

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


extensions which are at the sole option of the lessor) of the lease included in such transaction (in the case of any lease which is terminable by the lessee upon the payment of a penalty, such rental obligation shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated).

             "Available Cash": with respect to any calendar quarter, (a) the sum of (i) all cash of the Company and the Restricted Subsidiaries on hand at the end of such quarter, and (ii) all additional cash of the Company and the Restricted Subsidiaries on hand on the date of determination of Available Cash with respect to such quarter resulting from borrowings subsequent to the end of such quarter, less (b) the amount of cash reserves that is necessary or appropriate in the reasonable discretion of the General Partner to (i) provide for the proper conduct of the business of the Company and the Restricted Subsidiaries (including reserves for future capital expenditures and reserves necessary to fund expenditures required from Excess Sale Proceeds pursuant to
SECTION 10.7(c)) subsequent to such quarter, (ii) provide funds for distributions under SECTIONS 5.3(a), (b) and (c) or 5.4(a) of the partnership agreement of the Public Partnership (such Sections as in effect on the date of the Closing, together with all related definitions, are hereby incorporated herein in the form included in such partnership agreement on the date of the Closing and without regard to any subsequent amendments or waivers of the provisions of, or any termination of, such partnership agreement) in respect of any one or more of the next four quarters or (iii) comply with applicable law or any debt instrument or other agreement or obligation to which the Company or any Restricted Subsidiary is a party or its assets are subject; provided, however, that Available Cash attributable to any Restricted Subsidiary shall be excluded to the extent dividends or distributions of such Available Cash by such Restricted Subsidiary are not at the date of determination permitted by the terms of its charter or any agreement, instrument, judgment, decree, order, statute, Rule or other regulation; and provided, further, that Available Cash shall reflect in each calendar quarter a reserve equal to at least 50% of the aggregate amount of all interest in respect of the 1995 Notes, the 1999 Notes and the Notes to be paid in the next calendar quarter.

             "Average Consolidated Pro Forma Debt Service": as of any date of determination, the average amount payable by the Company and the Restricted Subsidiaries on a consolidated basis during all periods of four consecutive calendar quarters, commencing with the calendar quarter in which such date of determination occurs and ending June 30, 2010, in respect of scheduled interest (but not principal) payments with respect to all Indebtedness of the Company and the Restricted Subsidiaries outstanding on such date of determination, after giving effect to any Indebtedness proposed on such date to be incurred and to the substantially concurrent repayment of any other Indebtedness (a) including actual payments under Capital Lease obligations, (b) assuming, in the case of Indebtedness (other than Indebtedness referred to in clause (c) below) bearing interest at fluctuating interest rates which cannot be determined in advance, that the rate actually in effect on such date will remain in effect throughout such period and (c) including only actual interest payments associated with the Indebtedness incurred pursuant to SECTION 10.1(e) during the most recent four consecutive calendar quarters.

             "Bankruptcy Law": the meaning specified in SECTION 11(g).

             "Business": the meaning specified in the first paragraph of this Agreement.

             "Business Day": any day other than a Saturday, a Sunday or a day on which commercial banks in New York City or Philadelphia, Pennsylvania are required or authorized by law or other government action to be closed.

             "Capital Lease": as applied to any Person, any lease of any property (whether real, personal or mixed) by such Person (as lessee or guarantor or other surety) which would, in accordance with GAAP, be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

             "Capital Stock": with respect to any Person, any and all shares, units representing interests, participations, rights in or other equivalents (however designated) of such Person's capital stock, including, with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that confers upon a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock.

             "Cash Equivalents": the meaning specified in SECTION 10.3(a).

             "CERCLA": the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., as the same may be amended from time to time.

             "Change of Control": (i) the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Public Partnership or the Company to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) other than Permitted Holders or any Person of which Permitted Holders beneficially own in the aggregate 51% or more of the Voting Stock, (ii) the merger or consolidation of the Public Partnership or the Company with another partnership or corporation other than a Permitted Holder or any Person of which Permitted Holders beneficially own in the aggregate 51% or more of the Voting Stock, (iii) the liquidation or dissolution of the Public Partnership, the Company or the General Partner and (iv) the occurrence of any transaction, the result of which is that Permitted Holders beneficially own in the aggregate, directly or indirectly, less than 51% of the Voting Stock of the General Partner.

             "Closing": the meaning specified in ARTICLE III.

             "Code": the Internal Revenue Code of 1986, as the same may be amended from time to time.

             "Collateral Agent": Bank of America National Trust and Savings Association, a national banking association, as Collateral Agent under the Intercreditor Agreement.

             "Commission": the Securities and Exchange Commission.

             "Company": AmeriGas Propane, L.P., a Delaware limited partnership.

             "Company Financials": the meaning specified in SECTION 10.22(b).

             "Confidential Information": the meaning specified in SECTION 8.2.

             "Consenting Party": the meaning specified in SECTION 21.9(a).

             "Consolidated Cash Flow": with respect to the Company and the Restricted Subsidiaries for any period, (1) the sum of, without duplication, the amounts for such period, taken as a single accounting period, of (a) Consolidated Net Income, (b) Consolidated Non-cash Charges, (c) Consolidated Interest Expense and (d) Consolidated Income Tax Expense less (2) any non-cash items increasing Consolidated Net Income for such period to the extent that such items constitute reversals of a Consolidated Non-cash Charge for a previous period and which were included in the computation of Consolidated Cash Flow for such previous period pursuant to the provisions of the preceding clause (b). Consolidated Cash Flow shall be calculated after giving effect, on a pro forma basis for the four full fiscal quarters immediately preceding the date of the transaction giving rise to the need to calculate Consolidated Cash Flow, to, without duplication, any Asset Sales or Asset Acquisitions (including without limitation any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired
Debt) occurring during the period commencing on the first day of such period to and including the date of the transaction (the "Reference Period"), as if such Asset Sale or Asset Acquisition occurred on the first day of the Reference Period; provided, however, that Consolidated Cash Flow generated by an acquired business or asset shall be determined by the actual gross profit (revenues minus cost of goods sold) of such acquired business or asset during the immediately preceding four full fiscal quarters in the Reference Period minus the pro forma expenses that would have been incurred by the Company and the Restricted Subsidiaries in the operation of such acquired business or asset during such period computed on the basis of personnel expenses for employees retained or to be retained by the Company and the Restricted Subsidiaries in the operation of such acquired business or asset and non-personnel costs and expenses incurred by the Company and the Restricted Subsidiaries in the operation of the Company's business at similarly situated Company facilities or Restricted Subsidiary facilities (as determined in good faith by the General Partner based upon reasonable assumptions). See SECTION 13.2.

             "Consolidated Income Tax Expense": with respect to the Company and the Restricted Subsidiaries for any period, the provision for federal, state, local and foreign income taxes of the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP. See SECTION 13.2.

             "Consolidated Interest Expense": with respect to the Company and the Restricted Subsidiaries for any period, without duplication, the sum of (i) the interest expense of the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including without limitation (a) any amortization of debt discount, (b) the net cost under Interest Rate Agreements, (c) the interest portion of any deferred payment


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

obligation, (d) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and (e) all accrued interest and (ii) the interest component of Capital Leases paid, accrued or scheduled to be paid or accrued by the Company and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP. See SECTION 13.2.

             "Consolidated Net Income": the net income of the Company and the Restricted Subsidiaries, as determined on a consolidated basis in accordance with GAAP and after provision for minority interests and as adjusted to exclude
(i) net after-tax extraordinary gains or losses, (ii) net after-tax gains or losses attributable to Asset Sales, (iii) the net income or loss of any Person which is not a Restricted Subsidiary and which is accounted for by the equity method of accounting, provided that Consolidated Net Income shall include the amount of dividends or distributions actually paid to the Company or any Restricted Subsidiary, (iv) the net income or loss prior to the date of acquisition of any Person combined with the Company or any Restricted Subsidiary in a pooling of interest, (v) the net income of any Restricted Subsidiary to the extent that dividends or distributions of such net income are not at the date of determination permitted by the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or other regulation and (vi) the cumulative effect of any changes in accounting principles. See SECTION 13.2.

             "Consolidated Net Worth": of any Person, at any date of determination, the total partners' equity (in the case of a partnership) or stockholders' equity (in the case of a corporation) of such Person at such date, as would be shown on a balance sheet (consolidated, if applicable) of such Person and, if applicable, its Subsidiaries (Restricted Subsidiaries in the case of the Company) prepared in accordance with GAAP (less, in the case of the Company, the Net Amount of Unrestricted Investment as of such date). See SECTION 13.2.

             "Consolidated Non-cash Charges": with respect to the Company and the Restricted Subsidiaries for any period, the aggregate depreciation, amortization and any other charge which would not be required to be paid in cash in a future period, in each case reducing Consolidated Net Income of the Company and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP. See SECTION 13.2.

             "Consolidated Pro Forma Debt Service": as of any date of determination, the total amount payable by the Company and the Restricted Subsidiaries on a consolidated basis during the four consecutive calendar quarters next succeeding the date of determination, in respect of scheduled interest (but not principal) payments with respect to Indebtedness of the Company and the Restricted Subsidiaries outstanding on such date of determination, after giving effect to any Indebtedness proposed on such date to be incurred and to the substantially concurrent repayment of any other Indebtedness (a) including actual payments under Capital Lease obligations, (b) assuming, in the case of Indebtedness (other than Indebtedness referred to in clause (c) below) bearing interest at fluctuating interest rates which cannot be determined in advance, that the rate actually in effect on such date will remain in effect throughout such period, and (c) including only actual interest payments associated with the Indebtedness incurred pursuant to Section 10.1(e) during the most recent four consecutive calendar quarters.

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

             "Contribution Agreement": the Merger and Contribution Agreement, dated as of the date of the 1995 Closing among AmeriGas, AGP-2, CalGas Corporation of America, Propane Transport, Inc., the Company and the other signatories thereto, as the same may from time to time be amended, supplemented or otherwise modified in accordance with the terms thereof and hereof.

             "Control Affiliate": UGI, the Public Partnership, the General Partner and any Person controlling or controlled by, or under common control with, UGI, the Public Partnership or the General Partner (other than the Company or any of its Subsidiaries).

             "Conveyance Agreements": (a) the Conveyance and Contribution Agreement, dated as of the date of the 1995 Closing, among Petrolane, the Public Partnership, the Company and certain other parties and (b) each of the individual bills of sale and other conveyance documents delivered to the Company pursuant to the Conveyance and Contribution Agreement referred to in the foregoing clause (a), in each case as the same may from time to time be amended, supplemented or otherwise modified in accordance with the terms thereof and hereof.

             "Credit Agreement": the Amended and Restated Credit Agreement dated as of September 15, 1997, among the Obligors, Petrolane, Bank of America National Trust and Savings Association, as agent, and the financial institutions which are or become parties from time to time thereto, evidencing the Acquisition Facility and the Revolving Credit Facility, as the same may be amended, supplemented or otherwise modified from time to time.

             "Default": any event or circumstance described in ARTICLE XI which with the lapse of any time period specified in ARTICLE XI, or the giving of any notice specified in ARTICLE XI, or with both such notice and lapse of time, would constitute an Event of Default.

             "Designation Amounts": the meaning specified in SECTION 10.21(a).

             "Designee": the meaning specified in SECTION 10.21(d).

             "Disinterested Directors": with respect to any transaction or series of transactions with Affiliates of the Company, a member of the Board of Directors of the General Partner who has no financial interest, and whose employer has no financial interest, in such transaction or series of transactions.

             "Dollar" and sign "$": lawful money of the United States of America.

             "EBIT": means, for any period, the Company's and its Restricted Subsidiaries' consolidated net income (not including extraordinary gains or losses) plus interest charges and income tax expense in each case for such period, as determined in accordance with GAAP.

             "EBITDA": means, for any period, EBIT plus the Company's and its Restricted Subsidiaries' depreciation and amortization of property, plant and equipment and intangible assets, in each case as taken into account in calculating Consolidated Net Income, in each case for such period, as determined in accordance with GAAP. For the purpose of calculating

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EBITDA for any period (the "Applicable Period"), EBITDA shall be adjusted by the addition of the EBITDA of any Asset Acquisitions made during the Applicable Period, as if such Asset Acquisitions occurred on the first day of the Applicable Period plus the addition of the "Savings Factor". The "Savings
Factor" shall equal, with respect to any Asset Acquisition, an amount equal to 50% of the difference between (a) Actual Acquisition Expense minus (b) Pro Forma Acquisition Expense.

             "Environmental Laws": applicable federal, state, local and foreign laws, rules or regulations as amended from time to time, relating to emissions, discharges, releases, threatened releases, removal, remediation or abatement of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into or in the environment (including without limitation air, surface water, ground water or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes.

             "ERISA": the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

             "Event Notice": the meaning specified in SECTION 9.9(c).

             "Event of Default": the meaning specified in ARTICLE XI.

             "Excess Proceeds": the meaning specified in SECTION 9.3(b).

             "Excess Sale Proceeds": the meaning specified in SECTION 10.7(c).

             "Excess Taking Proceeds": the meaning specified in SECTION 9.3(b).

             "Exchange Act": the Securities Exchange Act of 1934, as the same may be amended from time to time.

             "Financing Documents": this Agreement, the Other Agreements, the Security Documents and the Notes.

             "Funded Debt": as applied to any Person, all Indebtedness of such Person which by its terms or by the terms of any instrument or agreement relating thereto matures one year or more from the date of execution of the instruments governing any such Indebtedness or, if applicable, the execution of any instrument extending the maturity date of such Indebtedness, provided that Funded Debt shall include any Indebtedness which does not otherwise come within the foregoing definition but which is directly or indirectly renewable or extendible at the option of the debtor to a date one year or more (including an option of the debtor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more) from the date of execution of the instruments governing any such Indebtedness or, if applicable, the execution of any instrument extending the maturity date of such Indebtedness.

             "GAAP": the meaning specified in SECTION 13.2.

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

             "General Collateral": collectively, the Mortgaged Property, and the properties referred to as the "Collateral" in the General Security Agreement and each Subsidiary Security Agreement and as the "Security" in the Intercreditor Agreement.

             "General Partner": AmeriGas Propane, Inc., a Pennsylvania corporation.

             "General Security Agreement": the General Security Agreement referred to in SECTION 4.7, as the same may be amended, supplemented or otherwise modified from time to time.

             "Governmental Authority": any governmental agency, authority, instrumentality or regulatory body, other than a court or other tribunal, in each case whether federal, state, local or foreign.

             "Guaranty": as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any Indebtedness, lease, cash dividend or other obligation of another, including without limitation (a) any such obligation directly or indirectly guaranteed or endorsed (otherwise than for collection or deposit in the ordinary course of business) by such Person, or in respect of which such Person is otherwise directly or indirectly liable, (b) any other obligation under any contract which, in economic effect, is substantially equivalent to a guaranty, including without limitation any such obligation of a partnership in which such Person is a general partner or of a joint venture in which such Person is a joint venturer, or (c) any obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation or services regardless of the non-delivery or nonfurnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof.

             "Hazardous Substance": any substance so designated pursuant to CERCLA, asbestos, petroleum, urea formaldehyde insulation and petroleum by-products (other than propane).

             "holder": the meaning specified in SECTION 14.1.

             "Incorporated Covenant": the meaning specified in SECTION 10.22(e)

             "Indebtedness": as applied to any Person (without duplication):

                    (a) any indebtedness for borrowed money and all obligations evidenced by any bond, note, debenture or other similar instrument which such Person has directly or indirectly created, incurred or assumed;

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

                    (b) any indebtedness for borrowed money and all obligations evidenced by any bond, note, debenture or other similar instrument secured by any Lien in respect of property owned by such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness, provided that the amount of such Indebtedness, if such Person has not assumed the same or become liable therefor, shall in no event be deemed to be greater than the fair market value from time to time (as determined in good faith by such Person) of the property subject to such Lien;

                    (c) any indebtedness, whether or not for borrowed money
              (excluding trade payables and accrued expenses arising in the ordinary course of business), with respect to which such Person has become directly or indirectly liable and which represents the deferred purchase price (or a portion thereof) or has been incurred to finance the purchase price (or a portion thereof) of any property or service or business acquired by such Person, whether by purchase, consolidation, merger or otherwise;

                    (d) the principal component of any obligations under
              Capital Leases to the extent such obligations would, in accordance with GAAP, appear on a balance sheet of such Person;

                    (e) all Attributable Debt of such Person in respect of Sale and Lease-Back Transactions not involving a Capital Lease;

                    (f) all Redeemable Capital Stock of such Person valued at
              the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends;

                    (g) any Preferred Stock of any Subsidiary of such Person
              valued at the liquidation preference thereof, or any mandatory redemption payment obligations in respect thereof plus, in either case, accrued dividends thereon;

                    (h) any indebtedness of the character referred to in clause
              (a), (b), (c), (d), (e), (f) or (g) of this definition deemed to be extinguished under GAAP but for which such Person remains legally liable;

                    (i) any indebtedness of any other Person of the character
              referred to in clause (a), (b), (c), (d), (e), (f), (g) or (h) of this definition with respect to which the Person whose Indebtedness is being determined has become liable by way of a Guaranty; and

                    (j) any amendment, supplement, modification, deferral,
              renewal, extension or refunding of any liability of the types referred to in clauses (a) through (i) above.

              For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Agreement and if such price is based upon, or measured by, the fair market value of such Redeemable

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Capital Stock, such fair market value shall be determined in good faith by the board of directors or a similar governing body of the issuer of such Redeemable Capital Stock.

             "Indemnified Liabilities": the meaning specified in SECTION 16.3.

             "Indemnitee" and "Indemnitees": the meaning specified in SECTION 16.3.

             "Institutional Investor": any insurance company, investment company, pension trust or fund, bank, trust company, mutual fund, or any portfolio or fund managed by any of the foregoing; provided, however, that a Person engaged exclusively in short-term money market investments shall not be deemed to be an Institutional Investor.

             "Intercreditor Agreement": the Intercreditor and Agency Agreement, dated as of the date of the 1995 Closing, by and among the Obligors, Petrolane, the Restricted Subsidiaries, you, the Other Purchasers, the holders of the 1995 Notes, the holders of the 1999 Notes, the Agent and the Collateral Agent, substantially in the form of EXHIBIT D, as the same may be amended, supplemented or otherwise modified from time to time.

             "Interest Rate Agreement": any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect the Company against fluctuations in interest rates on Parity Debt.

             "Investment": as applied to any Person, any direct or indirect purchase or other acquisition by such Person of stock or other securities of any other Person, or any direct or indirect loan, advance or capital contribution by such Person to any other Person, and any other item which would be classified as an "investment" on a balance sheet of such Person prepared in accordance with GAAP, including without limitation any direct or indirect contribution by such Person of property or assets to a joint venture, partnership or other business entity in which such Person retains an interest (it being understood that a direct or indirect purchase or other acquisition by such Person of assets of any other Person (other than stock or other securities) shall not constitute an "Investment" for purposes of this Agreement). For the purposes of SECTION 10.3(c), the amount involved in Investments made during any period shall be the aggregate cost to the Company and its Restricted Subsidiaries of all such Investments made during such period, determined in accordance with GAAP, but without regard to unrealized increases or decreases in value, or write-ups, write-downs or write-offs, of such Investments and without regard to the existence of any undistributed earnings or accrued interest with respect thereto accrued after the respective dates on which such Investments were made, less any net return of capital realized during such period upon the sale, repayment or other liquidation of such Investments (determined in accordance with GAAP, but without regard to any amounts received during such period as earnings (in the form of dividends not constituting a return of capital, interest or otherwise) on such Investments or as loans from any Person in whom such Investments have been made).

             "Investment Condition": the meaning specified in SECTION 10.21(a).

             "Investment Limit": the meaning specified in SECTION 10.3(c).

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

             "License Agreements": collectively, (a) the License Agreement dated as of the date of the 1995 Closing, by and among the General Partner, the Public Partnership and the Company relating to the FAST and Stars I and II proprietary software systems, (b) the Trademark License Agreement, dated the date of 1995 Closing, by and among Petrolane, the General Partner, the Public Partnership and the Company, (c) the Trademark License Agreement, dated the date of the 1995 Closing, by and among UGI, AmeriGas, Inc., the General Partner, the Public Partnership and the Company and (d) the Trademark License Agreement dated the date of the 1995 Closing, by and among the General Partner, the Public Partnership and the Company.

             "Lien": as to any Person, any mortgage, lien (statutory or otherwise), pledge, reservation, right of entry, encroachment, easement, right of way, restrictive covenant, license, charge, security interest or other encumbrance in or on, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease with respect to, any property or asset owned by such Person. For the purposes of this Agreement, a Person shall be deemed to be the owner of any asset which it has placed in trust for the benefit of the holders of Indebtedness of such Person and such trust shall be deemed to be a Lien if such Indebtedness is deemed to be extinguished under GAAP and such Person remains legally liable therefor.

             "Make Whole Amount": with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus (ii) interest accrued thereon as of (including without limitation interest due on) the Settlement Date with respect to such Called Principal. The Make Whole Amount shall in no event be less than zero. The following terms are used in computing the Make Whole Amount:

                    "Called Principal": with respect to any Note, the principal of such Note that is to be prepaid or purchased pursuant to
              SECTION 9.2 or 9.3 or becomes or is declared to be immediately due and payable pursuant to SECTION 11, as the context requires.

                    "Discounted Value": with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on a semi-annual basis) equal to the Reinvestment Yield with respect to such Called Principal.

                    "Reinvestment Yield": "Reinvestment Yield" means, with
              respect to the Called Principal of any Note, 0.60% over the yield to maturity in the case of a prepayment pursuant to SECTION 9.2 and 0.75% over the yield to maturity in all other cases, implied in any such case by (a) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page PX1" of the Bloomberg Financial Markets Services Screen (or, if not available, any other national recognized trading screen reporting on-line intraday trading in the U.S. Treasury securities) for on-the-run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (b) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for on-the-run U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by (i) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between (A) the on-the-run U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life and (B) the on-the-run U.S. Treasury security with the maturity closest to and less than the Remaining Average Life.

                     "Remaining Average Life": with respect to the Called
              Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

                     "Remaining Scheduled Payments": with respect to the Called
              Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

                     "Settlement Date": shall mean, with respect to the Called
              Principal of any Note, the date on which such Called Principal is to be prepaid or purchased pursuant to SECTION 9.2 or 9.3 or becomes or is declared to be immediately due and payable pursuant to ARTICLE XI, as the context requires.

             "Material Adverse Effect": (a) a material adverse effect on the business, assets or financial condition of the Company and the Restricted Subsidiaries taken as a whole, (b) a material impairment of the ability of the Company or any Restricted Subsidiary to perform any of its obligations under this Agreement, the Notes or the other Financing Documents to which it is a party or (c) a material impairment of the legal, valid, binding and enforceable nature of the Security Documents or of the validity and priority of the Liens created thereby on the General Collateral.

             "Memorandum": the meaning specified in SECTION 5.4.

             "Mortgages": the meaning specified in the definition of Security Documents.

             "Mortgaged Property": the properties referred to as the "Mortgaged Property" in the granting clauses of the Mortgages.

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

             "Multiemployer Plan": a Plan which is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA.

             "Net Amount of Unrestricted Investment": the sum of, without duplication, (x) the aggregate amount of all Investments made after the date hereof pursuant to SECTION 10.3(h) (computed as provided in the last sentence of the definition of Investment) and (y) the aggregate of all Designation Amounts in connection with the designation of Unrestricted Subsidiaries pursuant to the provisions of SECTION 10.21 less all Designation Amounts in respect of Unrestricted Subsidiaries which have been designated as Restricted Subsidiaries in accordance with the provisions of SECTION 10.21 and otherwise reduced in a manner consistent with the provisions of the last sentence of the definition of Investment.

             "Net Proceeds": with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents net of (i) brokerage commissions and other fees and expenses (including without limitation fees and expenses of legal counsel and accountants and fees, expenses and discounts or commissions of underwriters, placement agents and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the assets subject to such Asset Sale, (iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale and (v) amounts required to be applied to the repayment of Indebtedness (other than the Notes and the Parity
Debt) secured by a Lien on the asset or assets sold in such Asset Sale.

             "1995 Closing": April 19, 1995.

             "1995 Note Agreement": those certain Note Agreements each dated as of April 12, 1995 among the Obligors, Petrolane and the purchasers named in
Schedule I thereto, as the same may from time to time be amended, supplemented or otherwise modified in accordance with the terms thereof and hereof.

             "1995 Notes": the notes issued pursuant to the 1995 Note
Agreement.

             "1999 Note Agreement": those certain Note Agreements each dated as of March 15, 1999 among the Obligors and the purchasers named in Schedule I thereto, as the same may from time to time be amended, supplemented or otherwise modified in accordance with the terms thereof and hereof.

             "1999 Notes": the notes issued pursuant to the 1999 Note
Agreement.

             "Non-Accepting Holders": the meaning specified in SECTION 9.4(a).

             "Note Offer": the meaning specified in SECTION 9.8.

             "Notes": the meaning specified in ARTICLE I.

             "Obligor and Obligors": the respective meanings specified in
ARTICLE I.

             "Officers' Certificate": as to any corporation, a certificate executed on its behalf by the Chairman of the Board of Directors (if an officer) or its President or one of its Vice Presidents, and its Treasurer, or Controller, or one of its Assistant Treasurers or Assistant Controllers, and, as to any partnership, a certificate executed on behalf of such partnership by its general partner in a manner which would qualify such certificate (a) if such general partner is a corporation, as an Officers' Certificate of such general partner hereunder or (b) if such general partner is a partnership or other entity, as a certificate executed on its behalf by Persons authorized to do so pursuant to the constituting documents of such partnership or other entity.

             "Operative Agreements": the Contribution Agreement, the Conveyance Agreements, the Partnership Agreement and the License Agreements.

             "Other Agreements": the meaning specified in ARTICLE II.

             "Other Holder Notice": the meaning specified in SECTION 9.9(b).

             "Other Purchasers": the meaning specified in ARTICLE II.

             "Overdue Rate": as to any Notes an annual rate of interest equal to the greater of (x) 1% plus the stated interest on the Notes and (y) 1% over the rate from time to time in effect and publicly announced by The Chase Manhattan Bank as its prime rate.

             "Parity Debt": Indebtedness of the Company incurred in accordance with SECTION 10.1(a), 10.1(b), 10.1(e) or 10.1(f)(i) and 10.1(f)(ii) and secured by the respective Liens of the Security Documents in accordance with SECTION 10.2(j), (k), (l) or (m).

             "Partnership Agreement": the Amended and Restated Agreement of Limited Partnership of the Company, as in effect on the date of the Closing, and as the same may from time to time be amended, supplemented or otherwise modifiedin accordance with the terms thereof and hereof.

             "Partnership Unrestricted Subsidiaries": the Unrestricted Subsidiaries of the Public Partnership as defined in the Public Partnership Indenture as in effect on the date of the Closing.

             "PBGC": the Pension Benefit Guaranty Corporation or any Governmental Authority succeeding to any of its functions.

             "Permits": the meaning specified in SECTION 5.8(a).

             "Permitted Banks": the meaning specified in SECTION 10.3(a).

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

             "Permitted Encumbrances": the Liens upon, and exceptions to, title to the Assets described in the Security Documents and the Operative Agreements. "Permitted Holders": UGI and its Subsidiaries.

             "Permitted Insurers": insurers with ratings of A or better according to Best's Insurance Reports, or with comparable ratings from a comparable rating agency for insurance companies whose principal offices are located outside of the United States of America and Canada, and with assets of no less than $500 million (or the equivalent in other currencies), and the underwriters at Lloyd's London.

             "Person": a corporation, a firm, a joint venture, an association, a partnership, an organization, a business, a trust or other entity or enterprise, an individual, a government or political subdivision thereof or a Governmental Authority, department or instrumentality.

             "Petrolane": Petrolane Incorporated, a Pennsylvania corporation.

             "Plan": an "employee benefit plan" (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any Related Person or to which the Company or any Related Person is or has been obligated to contribute, or an employee benefit plan as to which the Company or any Related Person would be treated as a contributory sponsor under Section 4069 or 4212 of ERISA if such plan were terminated.

             "Preferred Stock": as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated), which is preferred as to the payment of distributions or dividends, or upon any voluntary or involuntary liquidation or dissolution of such Person, over shares or units of Capital Stock of any other class of such Person.

             "Pro Forma Acquisition Expense": means an amount equal to the personnel and non personnel costs and expenses (which would be deducted from gross profits in calculating costs and EBITDA) that would have been incurred with respect to the operation of any Asset Acquisition for the period from the beginning of the Applicable Period to the date of purchase of the Asset Acquisition, on the assumption that the ongoing personnel and non personnel cost and expense savings realized as of the date of the Asset Acquisition had been realized on the first day of the Applicable Period. In no event shall the aggregate Savings Factor for any Applicable Period exceed 10% of EBITDA for the Company and its Restricted Subsidiaries for such Applicable Period.

             "Pro Rata Option": the meaning specified in SECTION 9.4(b).

             "Public Partnership": the meaning specified in the opening paragraph hereof.

             "Public Partnership Debt": at any time of determination, Indebtedness of the Public Partnership and its Subsidiaries (other than the Company and the Restricted Subsidiaries), including without limitation the Public Partnership Notes.

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

             "Public Partnership Expenditure": the meaning specified in SECTION 10.22(c).

             "Public Partnership Indenture": the Indenture among the Public Partnership, AmeriGas Finance, and First Union National Bank, formerly known as First Fidelity Bank, National Association, as trustee, with respect to the Public Partnership Notes.

             "Public Partnership Notes": the notes issued on the date of 1995 Closing, jointly and severally, by the Public Partnership and AmeriGas Finance, in the aggregate principal amount of $100 million.

             "PUHCA": the meaning specified in SECTION 5.16.

             "Purchase Date": the meaning specified in SECTION 9.9(b).

             "Purchase Event": either (a) the occurrence of a Change of Control or (b) the occurrence, under any agreement or instrument relating to Indebtedness of the Company, the Restricted Subsidiaries, the General Partner, the Public Partnership (including without limitation the Public Partnership Notes) or any of its Restricted Subsidiaries (as such term is defined in the Public Partnership Indenture as in effect on the date of the Closing) of an event under such agreement or instrument pursuant to which the holders of such Indebtedness are entitled to require the Person issuing such Indebtedness (or any of its Affiliates) to purchase, redeem or repurchase such Indebtedness as a consequence of a "change of control" affecting the Company or any Control Affiliate; provided that the occurrence of an event described in this clause (b) shall not constitute a Purchase Event unless the aggregate principal amount of all such Indebtedness which the Company, the Restricted Subsidiaries, the General Partner, the Public Partnership and its Restricted Subsidiaries (as such term is defined in the Public Partnership Indenture as in effect on the date of the Closing) may be required to purchase, redeem or repurchase as a consequence thereof exceeds $10,000,000.

             "Purchase Money Lien": the meaning specified in SECTION 10.2(n).

             "Purchase Notice": the meaning specified in SECTION 9.9(a).

             "QPAM Exemption": the meaning specified in SECTION 6.2(c).

             "Redeemable Capital Stock": as of any date of determination, any shares of any class or series of Capital Stock, that, either by the terms thereof, by the terms of any security into which such shares are convertible or exchangeable or by contract or otherwise, are or upon the happening of an event or passage of time would be, required to be redeemed prior to the stated maturity with respect to the principal of any Note or are redeemable at the option of the holder thereof at any time prior to the stated maturity of any Note, or are convertible into or exchangeable for Indebtedness at any time prior to the stated maturity of any Note.

             "Related Person": any trade or business, whether or not incorporated, which, as of any date of determination, would be treated as a single employer together with the Company, under Section 414(b) or (c) of the Code.

             "Required Holders": the holders of at least 51% in aggregate principal amount of the Notes outstanding from time to time.

             "Responsible Officer": with respect to any certificate, report, notice or information to be delivered or given under this Agreement or knowledge of any Default or Event of Default hereunder, the president, chief executive officer, chief financial officer, senior vice president corporate development, principal accounting officer or treasurer of the Company or other officer of the Company or the General Partner involved principally in the Company's financial administration or controllership function.

             "Restricted Payment": with respect to each of the Company and the Restricted Subsidiaries (the "Covered Persons"): (a) in the case of any Covered Person that is a partnership, (i) any payment or other distribution, direct or indirect, in respect of any partnership interest in such Covered Person, except a distribution payable solely in additional partnership interests in such Covered Person and (ii) any payment, direct or indirect, by such Covered Person on account of the redemption, retirement, purchase or other acquisition of any partnership interest in such Covered Person, except to the extent that such payment consists of additional partnership interests in such Covered Person; or
(b) in the case of any Covered Person that is a corporation, (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of such Covered Person then outstanding, except a dividend payable solely in shares of stock of such Covered Person, and (ii) any payment, direct or indirect, by such Covered Person on account of the redemption, retirement, purchase or other acquisition of any shares of any class of stock of such Covered Person then outstanding, or of any warrants, rights or options to acquire any such shares, except to the extent that such payment consists of shares of Capital Stock of such Covered Person.

             "Restricted Subsidiary": any Subsidiary of the Company organized under the laws of the United States of America or any state thereof or Canada or any province thereof or the District of Columbia, none of the Capital Stock or ownership interests of which is owned by Unrestricted Subsidiaries and substantially all of the operating assets of which are located in, and substantially all of the business of which is conducted within, the United States of America or Canada and which is designated as a Restricted Subsidiary in SCHEDULE 5.2 or which shall be designated as a Restricted Subsidiary by the General Partner at a subsequent date as provided in SECTION 10.21; provided, however, that (a) to the extent a newly formed or acquired Subsidiary is not declared either a Restricted Subsidiary or an Unrestricted Subsidiary within 90 days of its formation or acquisition, such Subsidiary shall be deemed a Restricted Subsidiary and (b) a Restricted Subsidiary may be designated as an Unrestricted Subsidiary in accordance with the provisions of SECTION 10.21.

             "Revolving Credit Facility": any revolving credit facility of the Company the proceeds of which are permitted to be used for working capital purposes and for general purposes.

             "Routine Permits": the meaning specified in SECTION 5.8(a).

             "Sale and Lease-Back Transaction": of a Person (a "Transferor") shall mean any arrangement (other than between the Company and a Wholly-Owned Restricted Subsidiary or between Wholly-Owned Restricted Subsidiaries) whereby (a) property (the "Subject Property") has been or is to be disposed of by such Transferor to any other Person with the intention on the part of such Transferor of taking back a lease of such Subject Property pursuant to which the rental payments are calculated to amortize the purchase price of such Subject Property substantially over the useful life of such Subject Property, and (b) such Subject Property is in fact so leased by such Transferor or an Affiliate of such Transferor.

             "Sale Condition": the meaning specified in SECTION 10.21(a).

             "Securities Act": the Securities Act of 1933, as the same may be amended from time to time.

             "Security Documents": (a) the Intercreditor Agreement, (b) each of
(1) the mortgage, assignment of leases and rents, security agreement, financing statement and fixture filings, (2) the deed of trust, assignment of leases and rents, security agreement, financing statement and fixture filings and (3) the deed to secure debt, assignment of leases and rents, security agreement, financing statement and fixture filings, each made by the Company in favor of the Collateral Agent, each dated as of the date of the 1995 Closing and covering the Mortgaged Properties located in the counties listed on SCHEDULE 5.8(b), those executed after the Closing as required by SECTION 10.15 and those executed by Restricted Subsidiaries (rather than the Company) after the Closing as required by SECTION 10.14, in each case substantially in the form of EXHIBIT E-1 and E-2, respectively (as each of the same may be amended, supplemented or otherwise modified from time to time, a "Mortgage" and collectively, the "Mortgages"), (c) the General Security Agreement, (d) the Subsidiary Security Agreement, (e) the Subsidiary Guarantee and (f) any other instrument or agreement which purports to grant to the Collateral Agent a security interest in or a lien on property to secure any Note, 1995 Note, 1999 Note, Bank Note or Parity Debt, or which is stated therein to be a Security Document.

              "Significant Holder": (a) each original purchaser of Notes under this Agreement or the Other Agreements, so long as such original purchaser shall hold any Note, (b) any Affiliate of any such original purchaser so long as such Affiliate shall hold any Note, and (c) any other holder of at least 1% of the aggregate principal amount of the Notes then outstanding which is an Institutional Investor.

             "Significant Subsidiary Group": any Subsidiary of the Company which is, or any group of Subsidiaries of the Company all of which are, at any time of determination, subject to one or more of the proceedings or conditions described in subdivision (g) or (h) of SECTION 11 and which Subsidiary or group of Subsidiaries accounted for (or in the case of a recently formed or acquired Subsidiary would have so accounted for on a pro forma basis) more than 1% of consolidated operating revenues of the Company for the fiscal year most recently ended or more than 1% of consolidated total assets of the Company as of the end of the most recently ended fiscal quarter, in each case computed in accordance with GAAP.

             "Specified Mortgage": any Mortgage covering the Mortgaged Property identified on SCHEDULE 5.8(e).

             "Subject Property": the meaning specified in the definition of Sale and Lease-Back Transaction.

             "Subsidiary": with respect to any Person, any corporation, limited liability company, partnership, joint venture, association, trust or other entity of which (or in which) more than 50% of (a) the issued and outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time Capital Stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interests in the capital or profits of such partnership, limited liability company, joint venture or association with ordinary voting power to elect a majority of the board of directors (or Persons performing similar functions) of such partnership, limited liability company, joint venture or association, or (c) the beneficial interests in such trust or other entity with ordinary voting power to elect a majority of the board of trustees (or Persons performing similar functions) of such trust or other entity, is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries, or by one or more of such Person's other Subsidiaries.

             "Subsidiary Guarantee": the Restricted Subsidiary Guarantee referred to in SECTION 4.7, as the same may be amended, supplemented or otherwise modified from time to time.

             "Subsidiary Security Agreement": the Subsidiary Security Agreement referred to in SECTION 4.7, as the same may be amended, supplemented or otherwise modified from time to time.

             "Total Assets": as of any date of determination, the consolidated total assets of the Company and the Restricted Subsidiaries as would be shown on a consolidated balance sheet of the Company and the Restricted Subsidiaries prepared in accordance with GAAP as of that date. See SECTION 13.2.

             "Total Debt": as of any date of determination, the aggregate principal amount of all Indebtedness of the Company and the Restricted Subsidiaries at the time outstanding (other than Indebtedness permitted by SECTION 10.1(c)). See SECTION 13.2.

             "Transferor": the meaning specified in the definition of Sale and Lease-Back Transaction.

             "UCC": the Uniform Commercial Code as it may from time to time be in effect in the State of New York.

             "UGI": UGI Corporation, a Pennsylvania corporation.

             "Unrestricted Subsidiary": any Subsidiary of the Company other than a Restricted Subsidiary.

             "Voting Stock": any class of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers, general partners or trustees of any Person (irrespective of whether or not, at the time, Capital Stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency) or, with respect to a partnership (whether general or limited), any general partner interest in such partnership.

             "Wholly-Owned": as applied to any Subsidiary of any Person, a Subsidiary all of the outstanding shares (other than directors' qualifying shares, if required by law) of every class of stock or other equity interests of which are at the time owned by such Person or by one or more of its Wholly-Owned Subsidiaries or by such Person and one or more of its Wholly-Owned Subsidiaries.

             "Wholly-Owned Restricted Subsidiary": a Restricted Subsidiary all of the outstanding shares (other than directors' qualifying shares, if required by law) of every class of stock or other equity interests of which are owned by the Company and/or one or more other Wholly-Owned Restricted Subsidiaries.

      Section 13.2. Accounting Terms And Determination. (a) All references in this Agreement to "GAAP" shall mean generally accepted accounting principles in effect in the United States of America at the time of application thereof, but subject to the provisions of this SECTION 13.2. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with GAAP applied on a basis consistent with the most recent audited consolidated financial statements of the Company and its Subsidiaries delivered pursuant to
SECTION 7(b).

      (b) All references herein to "the Company and the Restricted
Subsidiaries" for the purposes of computing the consolidated financial position, results of operations or other balance sheet or financial statement items (including without limitation the computation of Available Cash, Average Consolidated Pro Forma Debt Service, Consolidated Cash Flow, Consolidated Income Tax Expense, Consolidated Interest Expense, Consolidated Net Income, Consolidated Net Worth, Consolidated Non-cash Charges, Consolidated Pro Forma Debt Service, Total Assets and Total Debt) shall be deemed to include only the Company and the Restricted Subsidiaries as separate legal entities and, unless otherwise provided herein, shall not include the financial position, results of operations, cash flows or other such items of any other Person (including without limitation an Unrestricted Subsidiary), whether or not, in any particular instance, such accounting treatment would be in accordance with GAAP.

                                   ARTICLE XIV

                REGISTRATION, TRANSFER AND SUBSTITUTION OF NOTES

      Section 14.1. Note Register; Ownership of Notes. Any Notes issued in substantially the form of EXHIBIT A are in "registered form." The Company will keep at its principal office a register in which the Company will provide for the registration of Notes in registered form and the registration of transfers of Notes in registered form. The Obligors may treat the Person in whose name any Note is registered on such register as the owner thereof for the purpose of receiving payment of the principal of and the Make Whole Amount, if any, and interest on such Note and for all other purposes, whether or not such Note shall be overdue, and the Obligors shall not be affected by any notice to the contrary. All references in this Agreement or in a Note to a "holder" of any Note shall mean the Person in whose name such Note is at the time registered on such register.

      Section 14.2. Transfer and Exchange of Notes. (a) Upon surrender of any Note for registration of transfer (in accordance with SECTION 14.1) or for exchange to the Company at its principal office, the Obligors at their expense within 5 Business Days will execute and deliver in exchange therefor a new Note or Notes in denominations of at least $100,000 (except one Note may be issued in a lesser principal amount if the unpaid principal amount of the surrendered Note is not evenly divisible by, or is less than, $100,000), as requested by the holder or transferee, which aggregate the unpaid principal amount of such surrendered Note. Each such new Note shall be in registered form. Each such new Note shall be dated so that there will be no loss of interest on such surrendered Note and otherwise of like tenor, and shall be registered in the name or names of such Person as the holder or transferee may request. Any Note in lieu of which any such new Note has been executed and delivered shall not be deemed to be an outstanding Note for any purpose of this Agreement. Unless otherwise agreed by the Obligors, all transfers of Notes (other than to Affiliates of the transferor) shall be in a minimum principal amount of 1% of the then outstanding principal amount of such Notes (or the entire aggregate principal amount of Notes held by the transferor, if less) and shall be made only to, or to a Person for resale to, an Institutional Investor.

      (b) Each holder of Notes agrees that, prior to any transfer of Notes pursuant to SECTION 14.2(a) hereof, such holder will obtain from the transferee of such Notes, either (i) a representation substantially identical to the representation set forth in SECTION 6.2, or (ii) a representation that the purchase of the Notes by the transferee does not involve a prohibited transaction within the meaning of Section 406(a) of ERISA or Section 4975(c)(1)(A),(B),(C), or (D) of the Code. Each holder further agrees that such representation shall be made in writing, and shall be delivered to the Company prior to, or concurrently with, the effective date of such transfer.

      Section 14.3. Replacement of Notes. Upon receipt of evidence reasonably satisfactory to the Obligors of the loss, theft, destruction or mutilation of any Note and, in the case of any such loss, theft or destruction of any Note, upon delivery of an indemnity bond in such reasonable amount as the Company may determine (or, in the case of any Note held by you or another Institutional Investor or your or its nominee, of an unsecured indemnity agreement from you or such other holder), or, in the case of any such mutilation, upon the surrender of such Note for cancellation to the Company at its principal office, the Obligors at their expense within 5 Business Days will execute and deliver, in lieu thereof, a new Note in the unpaid principal amount of such lost, stolen, destroyed or mutilated Note, dated so that there will be no loss of interest on such Note and otherwise of like tenor. Any Note in lieu of which any such new Note has been so executed and delivered by the Obligors shall not be deemed to be an outstanding Note for any purpose of this Agreement.

       Section 14.4. Notes Held by the Obligors, etc., Deemed Not Outstanding. For the purposes of determining whether the holders of Notes of the requisite principal amount at the time outstanding have taken any action authorized by this Agreement with respect to the giving of consents or approvals or with respect to acceleration upon an Event of Default, any Notes directly or indirectly owned by the Obligors or any of their Affiliates shall be disregarded and deemed not to be outstanding.

       Section 14.5. Transferee Obligations. In the case of a transfer of any Note, you will cause the transferee to represent to you in writing in a letter substantially in the form of EXHIBIT K attached hereto for the benefit of the Obligors that such transferee expressly and unconditionally assumes all obligations of a holder of Notes arising from and after the date of such transfer under this Agreement and the other Financing Documents as if it were a party hereto; provided, however, that failure by you to obtain such letter shall neither void the transfer nor mean the transferee is not bound by the terms of this Agreement.

                                   ARTICLE XV

                                PAYMENTS ON NOTES

       Section 15.1. Place of Payment. Payments of principal, Make Whole Amount, if any, and interest becoming due and payable on the Notes shall be made at the principal office of The Chase Manhattan Bank, New York, New York, in the Borough of Manhattan, the City and State of New York, unless the Obligors, by written notice to each holder of any Notes, shall designate the principal office of another bank or trust company in such Borough as such place of payment, in which case the principal office of such other bank or trust company shall thereafter be such place of payment.

       Section 15.2. Home Office Payment. So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in SECTION
15.1 or in such Note to the contrary, the Obligors will jointly and severally pay all sums becoming due on such Note for principal, Make Whole Amount, if any, and interest no later than 12:00 noon (New York City time) and by the method and at the address specified for such purpose in SCHEDULE II, or by such other reasonable method or at such other address as you shall have from time to time specified to the Obligors in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except as provided in SECTION 15.3. Prior to any sale or other disposition of any Note held by you or your nominee you will either surrender such Note to the Obligors in exchange for a new Note or Notes pursuant to SECTION 14.2 or mark the principal amount outstanding on such Note and the date to which interest has been paid on such Note. The Obligors will afford the benefits of this SECTION
15.2 to any Institutional Investor which is the direct or indirect transferee of any Note purchased by you under this Agreement and which has made the same agreement relating to such Note as you have made in this SECTION 15.2.

       Section 15.3. Payment in Full. After payment in full of, and satisfaction of all obligations under, any Note, the holder of such Note agrees to promptly return such Note marked "Paid in Full" to the Company.

                                   ARTICLE XVI

                       EXPENSES AND INDEMNIFICATION, ETC.

       Section 16.1. Expenses. Whether or not the transactions contemplated hereby shall be consummated, the Company will pay all reasonable expenses in connection with such transactions and in connection with any amendments or waivers (as provided for below whether or not the same become effective) under or in respect of this Agreement or the other Financing Documents, including without limitation: (i) the cost and expenses of preparing and reproducing this Agreement, the Operative Agreements and the other Financing Documents, of furnishing all opinions of counsel required hereunder or under the Operative Agreements and all certificates on behalf of the Company or the General Partner, and of the Company's or the General Partner's performance of and compliance with all agreements and conditions contained herein on its part to be performed or complied with; (ii) the cost of delivering to your principal office, insured to your reasonable satisfaction, the Notes sold to you hereunder and any Notes delivered to you upon any substitution thereof pursuant to ARTICLE XIV and of your delivering any Notes, insured to your reasonable satisfaction, upon any such substitution; (iii) the reasonable fees, expenses and disbursements of not more than one outside special counsel and one outside local counsel in each jurisdiction where a Mortgage is filed in connection with such transactions and any such amendments or waivers; (iv) the costs and expenses, including attorneys' fees, incurred by you or any subsequent holder of a Note in enforcing (or determining whether or how to enforce) any rights under this Agreement, the Notes or the other Financing Documents or in responding to any subpoena, civil investigative demand or other legal process in connection with this Agreement or the transactions contemplated hereby or by reason of you or any subsequent holder of Notes having acquired any Note, including without limitation costs and expenses incurred in any bankruptcy case; (v) the cost and expenses of obtaining a Private Placement Number for the Notes; and (vi) the reasonable out-of-pocket expenses incurred by you in connection with such transactions and any such amendments or waivers. The Company also will pay, and the Obligors will jointly and severally save you and each holder of any Notes harmless from, all claims in respect of the fees, if any, of brokers and finders (unless engaged by you or any such holder) and any and all liabilities with respect to any taxes (including interest and penalties and other than taxes calculated on or by reference to income) which may be payable in respect of the execution and delivery hereof, the issue of the Notes hereunder and any amendment or waiver under or in respect hereof or of the Notes. In furtherance of the foregoing, on the date of the Closing the Company will pay the reasonable fees and disbursements of your special counsel which are reflected as unpaid in the statement of Chapman and Cutler your special counsel delivered to the Company prior to the date of the Closing; and thereafter the Company will pay, promptly upon receipt of supplemental statements therefor from time to time, additional reasonable fees, if any, and disbursements of your special counsel in connection with the transactions hereby contemplated (including unposted fees and disbursements as of the date of the Closing).

       Section 16.2. Costs of Collection. In case of a default in the payment or performance of any provision hereof or of the Notes or of the other Financing Documents, the Company will pay to the holder of each Note such further amount as shall be sufficient to cover the reasonable out-of-pocket cost and expenses of collection, including without limitation reasonable attorneys' fees, expenses and disbursements, and any out-of-pocket costs and expenses of any such holder incurred in connection with analyzing, evaluating, protecting, ascertaining, defending or enforcing any of its rights as set forth herein or in any of the other Financing Documents.

       Section 16.3. Indemnification. The Obligors jointly and severally agree, to the extent permitted by applicable law, to indemnify and hold you and each of your officers, directors, trustees, employees and agents (collectively, the "Indemnitees" and individually an "Indemnitee") free and harmless from and against any and all actions, causes of action, suits, losses, liabilities and damages, and reasonable expenses and disbursements in connection therewith (including allocable reasonable costs of in-house counsel) (collectively, the "Indemnified Liabilities"), incurred by the Indemnitees or any of them as a result of a claim by a third party or asserted by a third party against such Indemnitee, in each case as a result of, or arising out of, or relating to any transaction financed or to be financed in whole or in part directly or indirectly with proceeds from the sale of any of the Notes, including without limitation any response, remediation or removal liability or expense arising out of any Environmental Law, except as to any Indemnitee for any such Indemnified Liabilities arising on account of such Indemnitee's gross negligence or willful misconduct; provided that if, and to the extent, the foregoing undertaking may be unenforceable for any reason, the Obligors jointly and severally agree to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

       Section 16.4. Survival. The obligations of the Obligors under this
Section 16 shall survive the payment, prepayment or transfer of the Notes.

                                  ARTICLE XVII

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

              All representations and warranties contained in this Agreement or the other Financing Documents, or made in writing by or on behalf of you, the Obligors or any of their Affiliates, pursuant to this Agreement or the other Financing Documents or any other document or instrument referenced herein shall survive the execution and delivery of this Agreement and the other Financing Documents, any investigation at any time made by or on behalf of you or the Obligors, the purchase of the Notes by you under this Agreement and any disposition or payment of the Notes.

                                  ARTICLE XVIII

                             AMENDMENTS AND WAIVERS

       Section 18.1. Generally. Any term of this Agreement or of the Notes may be amended and the observance of any term of this Agreement or of the Notes may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Obligors and the Required Holders, provided that, without the prior written consent of the holders of all the Notes at the time outstanding, no such amendment or waiver shall change (a) the maturity or the principal amount of, or change the rate of interest or the time of payment of interest on, or change the amount or the time of payment of any principal or Make Whole Amount payable on any prepayment of, any Note, (b) the aforesaid percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver or change the rights of such holders with respect thereto, (c) the percentage of the principal amount of the Notes the holders of which may declare the Notes to be due and payable as provided in ARTICLE XI or change the rights of such holders with respect thereto, (d) the right of any holder of Notes to declare such holder's Notes to be due and payable as a consequence of an Event of Default under SECTION 11(a) or 11(b), or (e) the percentage of the principal amount of the Notes the holders of which may rescind and annul any such declaration as provided in ARTICLE XI. Any amendment or waiver effected in accordance with this ARTICLE XVIII shall be binding upon each holder of any Note at the time outstanding, each future holder of any Note and the Obligors.

       Section 18.2. Corporate Transaction. In connection with a proposed merger, consolidation or sale of all or substantially all of the assets of the Company in accordance with SECTION 10.7(a)(iii) or (b)(iii) to a corporation, the parties agree (i) to effect, simultaneously with such transaction, all necessary and appropriate modifications to the terms and conditions of this Agreement and the other Financing Documents (including without limitation, (1) the ability of the Company to make payments under SECTION 10.4, and (2) the ability of the Company to incur Indebtedness under SECTION 10.1, in each case taking into account the effect of any change in the tax status of the Company or its financial condition and the applicable financial covenant) to reflect the corporate existence of such successor corporation and any other matters in form acceptable to the Required Holders, provided that such modified terms and conditions convey to the parties substantially the same rights and obligations provided under the Financing Documents immediately prior to such transaction and
(ii) that any potential Event of Default described in SECTION 11(l) which would result from such transaction shall not be asserted by you if after giving effect to such transaction UGI shall own directly or indirectly at least 51% of the Voting Stock of the corporation that is the successor to the Company.

                                   ARTICLE XIX

                                  NOTICES, ETC.

              Except as otherwise provided in this Agreement, notices and other communications under this Agreement shall be in writing and shall be delivered by hand, by express courier service, by registered or certified mail, return receipt requested, postage prepaid, by first-class mail or by telecopy (such delivery confirmed by telephone), addressed, (a) if to you, at the address set forth in SCHEDULE II or at such other address as you shall have furnished to the Obligors in writing, except as otherwise provided in SECTION 15.2 with respect to payments on Notes held by you or your nominee, or (b) if to any other holder of any Note, at such address as such other holder shall have furnished to the Obligors in writing, or, until any such other holder so furnishes to the Obligors an address, then to and at the address of the last holder of such Note who has so furnished an address to the Obligors, or (c) if to the Obligors, at 460 North Gulph Road, King of Prussia, PA 19406, Attention: Treasurer (Tel.:
610-337-1000), or at such other address, or to the attention of such other officer, as the Obligors shall have furnished to you and each such other holder in writing. Any notice so addressed and mailed or delivered shall be deemed to be given (1) one Business Day after being consigned to an express courier service, (2) three Business Days after being mailed by registered, certified or first-class mail, (3) on the same Business Day, if by hand and (4) when received, if by telecopy; provided, however, that any notice under ARTICLE IX hereof shall be delivered by an express courier service.

                                   ARTICLE XX

                            SUBSTITUTION OF PURCHASER

              You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes which you have agreed to purchase hereunder by written notice to the Obligors given at least two Business Days prior to the date of Closing, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in ARTICLE VI. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this ARTICLE
XX), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Obligors of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this ARTICLE XX), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

                                  ARTICLE XXI

                                  MISCELLANEOUS

       Section 21.1. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not, and, in particular, shall inure to the benefit of and be enforceable by any holder or holders at the time of the Notes or any part thereof.

       Section 21.2. Entire Agreement. This Agreement, the Notes and the other Financing Documents embody the entire agreement and understanding between you and the Obligors relating to the subject matter hereof and thereof and supersede all prior agreements and understandings relating to the subject matter hereof and thereof.

       Section 21.3. Descriptive Headings. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

       Section 21.4. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

       SECTION 21.5. GOVERNING LAW; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE NOTES SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAW PRINCIPLES.

              (b) EACH OF THE PARTIES HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT, ANY EXHIBIT HERETO OR ANY FINANCING DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING OR STATEMENTS (WHETHER ORAL OR WRITTEN) MADE BY THE PARTIES HEREIN.

       Section 21.6. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day. If the date for any payment is extended to the next succeeding Business Day by reason of the preceding sentence, the period of such extension shall be included in the computation of the interest, if any, payable on such Business Day.

       Section 21.7. Satisfaction Requirement. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement or any of the other Financing Documents required to be satisfactory to you or to the holder or holders of the outstanding Notes (or any specified percentage thereof), the determination of such satisfaction shall be made by you or such holder or holders, as the case may be, in the commercially reasonable judgment of the Person or Persons making such determination.

       Section 21.8. Severability. Any provision of this Agreement which is held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating the remaining provisions hereof, and any such invalidity, illegality or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

       Section 21.9. Consent to Jurisdiction; Service of Process. (a) Each of the Obligors irrevocably submits to the non-exclusive in personam jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York over any suit, action or proceeding arising out of or relating to this Agreement, the Notes or the other Financing Documents. Each Obligor is referred to in this SECTION 21.9 as a "Consenting Party." To the fullest extent it may effectively do so under applicable law, each Consenting Party irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the in personam jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum; provided that such consent to jurisdiction is solely for the purposes referred to in this SECTION 21.9(a) and shall not be deemed to be a general submission to jurisdiction of such courts or in the State of New York other than for such purposes.

              (b) Each Consenting Party agrees, to the fullest extent it may effectively do so under applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in subdivision (a) of this
SECTION 21.9 brought in any such court shall be conclusive and binding upon such Consenting Party subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which such Consenting Party is or may be subject) by a suit upon such judgment.

              (c) Each Consenting Party consents to process being served in any suit, action or proceeding of the nature referred to in subdivision (a) of this
SECTION 21.9 by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the address of the Company specified in or designated pursuant to ARTICLE XIX or by commercial delivery service. Each Consenting Party agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to such Consenting Party. Such service shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any commercial delivery service.

              (d) Nothing in this SECTION 21.9 shall affect the right of any holder of Notes to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against any Consenting Party in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

              If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this letter and return the same to the undersigned, whereupon this letter shall become a binding agreement between you and the undersigned.


                                Very truly yours,


                                AMERIGAS PROPANE, L.P.


                                By AmeriGas Propane, Inc.,
                                   General Partner


                                   By
                                     -------------------------------------------
                                     Name:
                                     Title:


                                AMERIGAS PROPANE, INC.


                                   By
                                     Name:
                                     Title:

The foregoing Agreement is
hereby accepted and agreed to
as of the date first above
written.


[PURCHASER]


By
  ------------------------------
    Name:
    Title:

                             SCHEDULE OF PURCHASERS

                   NAME                                               Notes being Purchased
____________________________________________                   Series E                 $80,000,000




                                   SCHEDULE I
                              (to Note Agreement)

                    PURCHASER PAYMENT AND NOTICE INFORMATION

              SCHEDULE II shows the names and addresses of the Purchasers under the foregoing Note Agreement and the other agreements referred to in ARTICLE II thereof and the respective principal amounts of Notes to be purchased by each.

                                                                       PRINCIPAL AMOUNT
                                                                           OF NOTES
NAME AND ADDRESS OF PURCHASER                                          TO BE PURCHASED




                                  SCHEDULE II
                              (to Note Agreement)

              THIS FIRST MORTGAGE NOTE IS SUBJECT TO THE TERMS AND CONDITIONS CONTAINED IN THE INTERCREDITOR AGREEMENT (AS DEFINED IN THE NOTE AGREEMENTS), WHICH INTERCREDITOR AGREEMENT, AMONG OTHER THINGS, ESTABLISHES CERTAIN RIGHTS WITH RESPECT TO SECURITY FOR THIS FIRST MORTGAGE NOTE AND THE SHARING OF PROCEEDS THEREOF WITH CERTAIN OTHER SECURED CREDITORS (AS DEFINED IN THE INTERCREDITOR AGREEMENT). COPIES OF SUCH INTERCREDITOR AGREEMENT WILL BE FURNISHED TO ANY HOLDER OF THIS FIRST MORTGAGE NOTE UPON REQUEST TO THE COMPANY.

                                 [FORM OF NOTE]
                             AMERIGAS PROPANE, L.P.
                             AMERIGAS PROPANE, INC.

                                First Mortgage Note, Series E
                           (Private Placement Number: 03079@ AB 4)
No. R-                                                                      New York, New York
$__________                                                                             [Date]

              AMERIGAS Propane, L.P., a Delaware limited partnership (the "Company") and AMERIGAS Propane, Inc., a Pennsylvania corporation (the "General Partner" and together with the Company, the "Obligors") for value received, hereby jointly and severally promise to pay to _______________________ or registered assigns, the principal amount of _______________ on July 1, 2010 with interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid balance of such principal amount at the rate of 8.50% per annum from the date hereof, payable semiannually, commencing on July 1, 2000, and on each January 1 and July 1 after the date hereof and at maturity, until such unpaid balance shall become due and payable (whether at maturity or at a date fixed for prepayment or by declaration or otherwise), and with interest on any overdue principal (including any overdue prepayment of principal) and the Make Whole Amount, if any, and (to the extent permitted by applicable law) on any overdue interest, at an annual rate until paid equal to the greater of (x) 9.50% and (y) 1% plus the rate from time to time in effect and publicly announced by The Chase Manhattan Bank as its prime rate, payable on demand. Payments of principal, the Make Whole Amount, if any, and interest on this Note shall be made in lawful money of the United States of America at the principal office of The Chase Manhattan Bank, in the Borough of Manhattan, the City and State of New York, or at such other office or agency in such Borough as the Obligors shall have designated by written notice to the registered holder of this Note as provided in the Note Agreements referred to below.

              This Note is one of the Obligors' First Mortgage Notes, Series E (the "Notes"), originally issued in an aggregate principal amount of $80,000,000, pursuant to separate Note Agreements, dated as of March 15, 2000, as from time to time amended, among the Obligors and the institutional investors named therein (the "Note Agreements"). All capitalized terms used herein without definition shall have the respective meanings specified in the Note Agreements. The Notes were issued in a single series maturing and bearing interest as follows:



                                   EXHIBIT A
                              (to Note Agreement)

      Series                  Annual                Principal                 Maturity
    Designation           Interest Rate              Amount                     Date
     Series E                 8.50%                $80,000,000             July 1, 2010

              The registered holder of this Note is entitled to the benefits of the Note Agreements and may enforce the agreements of the Obligors contained therein and exercise the remedies provided for thereby or otherwise available in respect thereof.

              The Notes are entitled to the benefits of certain security held by or for the benefit of Bank of America National Trust and Savings Association, a national banking association or its successor at the time acting as collateral trustee (the "Collateral Agent") under the Intercreditor and Agency Agreement, as amended, supplemented or otherwise modified in accordance with the terms thereof (the "Intercreditor Agreement"), dated as of April 19, 1995, by and among the Obligors, Petrolane, the Restricted Subsidiaries, the institutional investors named in the note agreements, the Agent (as defined in the Intercreditor Agreement) and the Collateral Agent. THIS NOTE IS SUBJECT TO THE TERMS AND CONDITIONS CONTAINED IN THE INTERCREDITOR AGREEMENT, WHICH INTERCREDITOR AGREEMENT, AMONG OTHER THINGS, ESTABLISHES CERTAIN RIGHTS WITH RESPECT TO THE SECURITY FOR THIS NOTE AND THE SHARING OF PROCEEDS OF SUCH SECURITY WITH CERTAIN OTHER SECURED CREDITORS (AS DEFINED IN THE INTERCREDITOR AGREEMENT). COPIES OF THE INTERCREDITOR AGREEMENT WILL BE FURNISHED TO ANY HOLDER OF THIS NOTE UPON REQUEST TO THE Company. The security for the Notes is provided by (a) separate mortgages, deeds of trust, assignments of leases and rents, security agreements, financing statements and fixture filings between the Company and the Collateral Agent or between the Restricted Subsidiaries and the Collateral Agent covering certain properties and assets of the Company or the Restricted Subsidiaries, as the case may be, located in various jurisdictions,
(b) a General Security Agreement between the Company and the Collateral Agent covering items of personal property (including accounts and inventory) of the Company, (c) a Subsidiary Guarantee executed by the Restricted Subsidiaries and
(d) a Subsidiary Security Agreement between the Restricted Subsidiaries and the Collateral Agent covering items of personal property (including accounts and inventory) of the Restricted Subsidiaries. The Notes are entitled to the benefits of the security provided for in such agreements and instruments, to which reference is made for a description of the properties and rights included in such security, the nature and extent of such security and the rights of the Collateral Agent, the Company, the Restricted Subsidiaries and the various parties to such agreements and instruments in respect of such security.

              This Note is a registered Note and is transferable only upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the holder hereof or his attorney duly authorized in writing. References in this Note to a "holder" shall mean the person in whose name this Note is at the time registered on the register kept by the Company as provided in the Note Agreements and the Obligors may treat such person as the owner of this Note for the purpose of receiving payment and for all other purposes, and the Obligors shall not be affected by any notice to the contrary.

              The Notes are subject to required and optional prepayment, in whole or in part, in certain cases with a Make Whole Amount and in other cases without a Make Whole Amount, all as provided in the Note Agreements.

              In case an Event of Default, as defined in the Note Agreements, shall occur and be continuing, the unpaid balance of the principal of this Note may become due and payable in the manner and with the effect provided in the Note Agreements.

              THIS NOTE IS MADE AND DELIVERED IN NEW YORK, NEW YORK, AND SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAW PRINCIPLES.

              EACH OF THE OBLIGORS HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS NOTE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING OR STATEMENTS (WHETHER ORAL OR WRITTEN) MADE BY THE OBLIGORS HEREIN.


                                               AMERIGAS PROPANE, L.P.


                                               By  AMERIGAS PROPANE, INC.,
                                                    as its General Partner


                                                  By
                                                    ----------------------------
                                                    Name:
                                                    Title:


                                               AMERIGAS PROPANE, INC.


                                               By
                                                 Name:
                                                 Title:

                  FORM OF OFFICERS' CERTIFICATE OF THE OBLIGORS

                              OFFICER'S CERTIFICATE
                                       OF
                             AMERIGAS PROPANE, INC.

To the Purchasers Listed on the Attached Schedule A:

              This certificate is delivered in compliance with the requirements of the separate and several Note Agreements dated as of March 15, 2000 (collectively, the "Note Agreements") entered into by AmeriGas Propane, L.P., a Delaware limited partnership (the "Company"), and AmeriGas Propane, Inc., a Pennsylvania corporation (the "General Partner"), with each of you, as a condition to and concurrently with your separate purchases on the date hereof of $80,000,000 aggregate principal amount of the 8.50% First Mortgage Notes, Series E, due July 1, 2010 (the "Notes") of the Company and the General Partner pursuant to the Note Agreements. Capitalized terms used herein shall have the same meanings as in the Note Agreements.

              The undersigned represents and warrants to each of you as follows:

                     1. The undersigned is the duly elected, qualified and
              acting Vice President - Finance and Chief Financial Officer of the General Partner and is familiar with the operations, records and affairs of the General Partner;

                     2. The representations and warranties of the General
              Partner and its Affiliates contained in the Note Agreements, the other Financing Documents, the Operative Agreements, the Memorandum and those otherwise made in writing by or on behalf of the General Partner or any of its Affiliates pursuant to the Note Agreements or the other Financing Documents were true and correct in all material respects when made and are true and correct in all material respects on and with respect to the date hereof;

                     3. The General Partner and its Affiliates have performed
              and complied in all material respects with all agreements and covenants contained in the Note Agreements, any other Financing Document or any Operative Agreement required to be performed or complied with by the General Partner or any of its Affiliates prior to or on the date hereof;

                     4. After giving effect to the issue and sale of the Notes
              (and the application of the proceeds thereof as contemplated by Section 5.13 of the Note Agreements), no Default or Event of Default or default by the General Partner or any of its Affiliates under any Operative Agreement, the 1995 Note Agreement or the 1999 Note Agreement has occurred or is continuing; and

                     5. Neither the General Partner nor any of its Subsidiaries
              has entered into any transaction since the date of the Memorandum that would have been prohibited by Section 10 of the Note Agreements had such section applied since such date.

                              [INTENTIONALLY BLANK]


                                   EXHIBIT B1
                              (to Note Agreement)

        Dated:  ______________, 2000

                                    AMERIGAS PROPANE, INC.

                                    By
                                      ----------------------------------------
                                      Its Vice President - Finance and Chief
                                          Financial Officer



                                      B1-2

                                    OFFICER'S CERTIFICATE
                                              OF
                                     THE GENERAL PARTNER
                                              OF
                                    AMERIGAS PROPANE, L.P.

To the Purchasers Listed on the Attached Schedule A:

              This certificate is delivered in compliance with the requirements of the separate and several Note Agreements each dated as of March 15, 2000 (collectively, the "Note Agreements") entered into by AmeriGas Propane, L.P., a Delaware limited partnership (the "Company"), and AmeriGas Propane, Inc., a Pennsylvania corporation (the "General Partner"), with each of you, as a condition to and concurrently with your separate purchases on the date hereof of $80,000,000 aggregate principal amount of the 8.50% First Mortgage Notes, Series E, due July 1, 2010 (the "Notes") of the Company and the General Partner pursuant to the Note Agreements. Capitalized terms used herein shall have the same meanings as in the Note Agreements.

              The undersigned represents and warrants to each of you as follows:

                     1. The undersigned is the duly elected, qualified and
              acting Vice President - Finance and Chief Financial Officer of the sole general partner of the Company and is familiar with the operations, records and affairs of the Company;

                     2. The representations and warranties of the Company and
              its Affiliates contained in the Note Agreements, the other Financing Documents, the Operative Agreements, the Memorandum and those otherwise made in writing by or on behalf of the Company or any of its Affiliates pursuant to the Note Agreements or the other Financing Documents were true and correct in all material respects when made and are true and correct in all material respects on and with respect to the date hereof;

                     3. The Company and its Affiliates have performed and
              complied in all material respects with all agreements and covenants contained in the Note Agreements, any other Financing Document or any Operative Agreement required to be performed or complied with by the Company or any of its Affiliates prior to or on the date hereof;

                     4. After giving effect to the issue and sale of the Notes
              (and the application of the proceeds thereof as contemplated by Section 5.13 of the Note Agreements), no Default or Event of Default or default by the Company or any of its Affiliates under any Operative Agreement, the 1995 Note Agreement or the 1999 Note Agreement has occurred or is continuing; and

                     5. Neither the Company nor any of its Subsidiaries has
              entered into any transaction since the date of the Memorandum that would have been prohibited by Section 10 of the Note Agreements had such section applied since such date.

                              [INTENTIONALLY BLANK]



                                      B1-3

        Dated: ______________, 2000


                                               AMERIGAS PROPANE, L.P.


                                            By: AmeriGas Propane, Inc.,
                                                 Its General Partner


                                            By
                                                Its Vice President - Finance and
                                                  Chief Financial Officer



                                      B1-4

                FORM OF OFFICERS' CERTIFICATE OF EACH RESTRICTED
                           SUBSIDIARY OF THE OBLIGORS

                              OFFICER'S CERTIFICATE
                                       OF
                     AMERIGAS PROPANE PARTS & SERVICES, INC.

To the Purchasers Listed on the Attached Schedule A:

              This certificate is delivered in compliance with the requirements of the separate and several Note Agreements dated as of March 15, 2000 (collectively, the "Note Agreements") entered into by AmeriGas Propane, L.P., a Delaware limited partnership (the "Company"), and AmeriGas Propane, Inc., a Pennsylvania corporation (the "General Partner"), with each of you, as a condition to and concurrently with your separate purchases on the date hereof of $80,000,000 aggregate principal amount of the 8.50% First Mortgage Notes, Series E, due July 1, 2010 (the "Notes") of the Company and the General Partner pursuant to the Note Agreements. Capitalized terms used herein shall have the same meanings as in the Note Agreements.

              AmeriGas Propane Parts & Services, Inc., a Pennsylvania corporation (the "Subsidiary Guarantor"), has delivered (i) the Restricted Subsidiary Guarantee dated as of April 19, 1995 (the "Restricted Subsidiary Guarantee") by the Subsidiary Guarantor and certain other subsidiaries of the Company, guaranteeing the payment by the Company and the General Partner of all amounts due with respect to the Notes and the performance by the Company and the General Partner of their respective obligations under the Note Agreements and
(ii) the Subsidiary Security Agreement dated as of April 19, 1995 (the "Subsidiary Security Agreement") among the Subsidiary Guarantor and certain other subsidiaries of the Company, Bank of America National Trust and Savings Association, as Collateral Agent, and Mellon Bank, N.A., as Cash Collateral Sub-Agent, providing security for the obligations for the Subsidiary Guarantor under the Restricted Subsidiary Guarantee.

              The undersigned represents and warrants to each of you as follows:

                     1. The undersigned is the duly elected, qualified and
              acting Vice President -- Finance of the Subsidiary Guarantor and is familiar with the operations, records and affairs of the Subsidiary Guarantor;

                     2. The representations and warranties of the Subsidiary
              Guarantor contained in the Restricted Subsidiary Guarantee and the Subsidiary Security Agreement were true and correct in all material respects when made and are true and correct in all material respects on and with respect to the date hereof;

                     3. The Subsidiary Guarantor has performed and complied in
              all material respects with all agreements and covenants contained in the Restricted Subsidiary Guarantee and the Subsidiary Security Agreement required to be performed or complied with by the Subsidiary Guarantor prior to or on the date hereof;


                                   EXHIBIT B2
                              (to Note Agreement)

                     4. Neither the Subsidiary Guarantor, nor any of its
              Subsidiaries has entered into any transaction since the date of the Memorandum that would have been prohibited by Section 10 of the Note Agreements had such sections applied since such date; and

                     5. Upon the sale of the Notes, the Notes shall be
              guaranteed pursuant to the Restricted Subsidiary Guarantee and the obligation of the Subsidiary Guarantor pursuant to the Restricted Subsidiary Guarantee shall be secured pursuant to the Security Documents; and the Subsidiary Guarantor hereby consents to any supplement or amendment to the Restricted Subsidiary Guarantee, the Subsidiary Security Agreement, any Security Documents or the Intercreditor Agreement necessary to provide such guaranty and security.


                              [INTENTIONALLY BLANK]



                                      B2-2

        Dated: ______________, 2000


                                         AMERIGAS PROPANE PARTS & SERVICES, INC.


                                         By
                                           Its Vice President - Finance



                                      B2-3

                       FORM OF OPINION OF SPECIAL COUNSEL
                     TO THE COMPANY AND THE GENERAL PARTNER

              The closing opinion of Morgan, Lewis & Bockius, special counsel for the Obligors and their respective Affiliates, which is called for by SECTION
4.4 of the Note Agreements, shall be dated the date of the Closing and addressed to you and the Other Purchasers, shall be satisfactory in scope and form to you and the Other Purchasers and shall be to the effect that:

                     1. The Company is a limited partnership, duly organized,
              validly existing and in good standing under the laws of the State of Delaware, has the partnership power and the partnership authority to execute and perform this Agreement, the Other Agreements and such other Security Documents to which it is a party and to issue the Notes and has the full partnership power and the partnership authority to conduct the activities in which it is now engaged and is duly licensed or qualified and is in good standing as a foreign partnership in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary. The sole general partner of the Company is the General Partner.

                     2. The General Partner is a corporation, duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, has the corporate power and the corporate authority to execute and perform the Note Agreement, the Other Agreements and such other Security Documents to which it is a party, to act as the sole general partner of the Company and to issue the Notes and has the full corporate power and the corporate authority to conduct the activities in which it is now engaged and is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary.

                     3. The Note Agreement and the Other Agreements have been
              duly authorized by all necessary partnership action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding contracts of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

                     4. The Note Agreement and the Other Agreements have been
              duly authorized by all necessary corporate action on the part of the General Partner, have been duly executed and delivered by the General Partner and constitute the legal, valid and binding contracts of the General Partner enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).



                                   EXHIBIT C1
                              (to Note Agreement)

                     5. The Notes have been duly authorized by all necessary
              partnership action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

                     6. The Notes have been duly authorized by all necessary
              corporate action on the part of the General Partner, have been duly executed and delivered by the General Partner and constitute the legal, valid and binding obligations of the General Partner enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

                     7. The Company has duly authorized by all necessary
              partnership action and has duly executed and delivered each of the Security Documents to which it is a party, and each of them constitutes the Company's legal, valid and binding obligation enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

                     8. The General Partner has duly authorized by all necessary corporate action and has duly executed and delivered each of the Security Documents to which it is a party, and each of them constitutes the General Partner's legal, valid and binding obligation enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

                     9. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, has the corporate power and the corporate authority to execute and perform the Security Documents to which it is a party and is duly licensed or qualified and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary and all of the issued and outstanding shares of capital stock of each such Subsidiary have been duly issued, are fully paid and non-assessable and are owned by the General Partner, the Company, by one or more Subsidiaries, or by the General Partner, the Company and one or more such Subsidiaries.


                                      C1-2

                     10. Each Subsidiary of the Company has taken all necessary corporate action to authorize the execution, delivery and performance by it of each of the Security Documents to which it is a party.

                     11. Each Subsidiary of the Company has duly executed and
              delivered each of the Security Documents to which it is a party, and each of them constitutes such Subsidiary's legal, valid and binding obligation enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

                     12. Each of the Security Documents (or financing statements or similar notices thereof to the extent permitted or required by applicable law) has been filed for record or recorded in all public offices wherein such filing or recordation is necessary to perfect the security interest granted by such Security Document in the collateral therein described as against creditors of and purchasers from the General Partner, the Company and their Subsidiaries and each such Security Document creates a valid and perfected first security interest in such collateral effective as against creditors of and purchasers from the General Partner, the Company and their Subsidiaries subject only to encumbrances expressly permitted by the terms of such Security Document.

                     13. No approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any governmental body, Federal, state or local, is necessary in connection with the execution, delivery and performance of the Note Agreement, the Other Agreements or the Notes.

                     14. The issuance and sale of the Notes and the execution,
              delivery and performance by the Company of the Note Agreement and the Other Agreements do not conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any Lien upon any of the property of the Company pursuant to the provisions of the Certificate of Limited Partnership or partnership agreement of the Company or any agreement or other instrument known to such counsel to which the Company is a party or by which the Company may be bound or any Federal, state or local law.

                     15. The issuance and sale of the Notes and the execution,
              delivery and performance by the General Partner of the Note Agreement and the Other Agreements do not conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any Lien upon any of the property of the General Partner pursuant to the provisions of the Articles of Incorporation or By-laws of the General Partner or any agreement or other instrument known to such counsel to which the General Partner is a party or by which the General Partner may be bound or any Federal, state or local law.


                                      C1-3

                     16. The issuance, sale and delivery of the Notes under the circumstances contemplated by the Note Agreement and the Other Agreements does not, under existing law, require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

                     17. The issuance of the Notes and the use of the proceeds
              of the sale of the Notes in accordance with the provisions of and contemplated by the Note Agreement and the Other Agreements do not violate or conflict with
              Regulation T, U or X of the Board of Governors of the Federal Reserve System.

                     18. The Company is not an "investment company" or a company
              "controlled" by an "investment company" under the Investment Company Act of 1940, as amended.

                     19. The General Partner is not an "investment company" or a company "controlled" by an "investment company" under the Investment Company Act of 1940, as amended.

                     20. Neither the Company nor the General Partner is a
              "holding company" within the meaning of the Section 2(a)(7)(A) of Public Utility Holding Company Act of 1935, as amended (the "PUHCA"). Each of the Company and the General Partner is a "subsidiary company" of a "holding company," within the meaning of the PUHCA, but each of UGI (the "holding company"), the Company and the General Partner is exempt from all of the provisions of the PUHCA and the rules thereunder other than Section 9(a)(2) thereof based upon the filing by UGI with the Commission of an exemption statement on Form U-3A-2 dated February 25, 2000 pursuant to Rule 2 under the PUHCA (17 C.F.R. section. 250.2).

                     21. There is no litigation pending or, to the best
              knowledge of such counsel, threatened which in such counsel's opinion could reasonably be expected to have a materially adverse effect on the Company's business or assets or which would impair the ability of the Company to issue and deliver the Notes or to comply with the provisions of the Note Agreement and the Other Agreements.

                     22. There is no litigation pending or, to the best
              knowledge of such counsel, threatened which in such counsel's opinion could reasonably be expected to have a materially adverse effect on the General Partner's business or assets or which would impair the ability of the General Partner to issue and deliver the Notes or to comply with the provisions of the Note Agreement and the Other Agreements.

                     23. The choice of New York law as the governing law of the
              Notes and Note Agreements shall be recognized by the courts of Pennsylvania.

The opinion of Morgan, Lewis & Bockius shall cover such other matters relating to the sale of the Notes as you and the Other Purchasers may reasonably request. With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate


                                      C1-4
certificates of public officials and officers of the Company. You and the Other Purchasers, together with subsequent holders of the Notes, may rely on the opinion of Morgan, Lewis & Bockius.


                                      C1-5

                       FORM OF OPINION OF SPECIAL COUNSEL
                                TO THE PURCHASERS

              The closing opinion of Chapman and Cutler, special counsel to you and the Other Purchasers, called for by SECTION 4.4 of the Agreements, shall be dated the date of the Closing and addressed to you and the Other Purchasers, shall be satisfactory in form and substance to you and the Other Purchasers and shall be to the effect that:

                     1. The Company is a limited partnership, duly organized,
              validly existing and in good standing under the laws of the State of Delaware, has the partnership power and the partnership authority to execute and perform the Note Agreement, the Other Agreements and such other Security Documents to which it is a party and to issue the Notes.

                     2. The General Partner is a corporation, duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, has the corporate power and the corporate authority to execute and perform the Note Agreement, the Other Agreements and such other Security Documents to which it is a party and to issue the Notes.

                     3. The Note Agreement and the Other Agreements have been
              duly authorized by all necessary partnership action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding contracts of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

                     4. The Note Agreement and the Other Agreements have been
              duly authorized by all necessary corporate action on the part of the General Partner, have been duly executed and delivered by the General Partner and constitute the legal, valid and binding contracts of the General Partner enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

                     5. The Notes have been duly authorized by all necessary
              partnership action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

                     6. The Notes have been duly authorized by all necessary
              partnership action on the part of the General Partner, have been duly executed and delivered by the General


                                   EXHIBIT C2
                              (to Note Agreement)

              Partner and constitute the legal, valid and binding obligations of the General Partner enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

                     7. The Company has duly authorized by all necessary
              partnership action and has duly executed and delivered each of the Security Documents to which it is a party, and each of them constitutes the Company's legal, valid and binding obligation enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

                     8. The General Partner has duly authorized by all necessary corporate action and has duly executed and delivered each of the Security Documents to which it is a party, and each of them constitutes the General Partner's legal, valid and binding obligation enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

                     9. The issuance, sale and delivery of the Notes under the
              circumstances contemplated by the Agreement and the Other Agreements does not, under existing law, require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

              The opinion of Chapman and Cutler shall also state that the opinion of Morgan, Lewis & Bockius is satisfactory in scope and form to Chapman and Cutler and that, in their opinion, you and the Other Purchasers are justified in relying thereon.

              In rendering the opinion set forth in paragraph 1 above, Chapman and Cutler may rely solely upon an examination of the Certificate of Limited Partnership certified by, and a certificate of good standing of the Company from, the Secretary of State of the State of Delaware, the partnership agreement of the Company and Uniform Limited Partnership Act of the State of Delaware. In rendering the opinion set forth in paragraph 2 above, Chapman and Cutler may rely solely upon an examination of the Articles of Incorporation certified by, and a certificate of good standing of the Company from, the Secretary of Commonwealth of Department of State of the Commonwealth of Pennsylvania, the By-laws of the Company and the Business Corporation Law of 1988 of the Commonwealth of Pennsylvania.

              The opinion of Chapman and Cutler is limited to the laws of the State of New York, the Uniform Limited Partnership Act of the State of Delaware, the Business Corporation Law of 1988 of the Commonwealth of Pennsylvania and the Federal laws of the United States.


                                      C2-2

              With respect to matters of fact upon which such opinion is based, Chapman and Cutler may rely on appropriate certificates of public officials and officers of the Company and General Partner.



                                      C2-3

                         FORM OF INTERCREDITOR AGREEMENT



                                    EXHIBIT D
                               (to Note Agreement)

        FORM OF MORTGAGE, DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS,
           SECURITY AGREEMENT, FINANCING STATEMENT AND FIXTURE FILING



                                   EXHIBIT E-1
                               (to Note Agreement)

         FORM OF DEED OF TRUST, ASSIGNMENT OF LEASE AND RENTS, SECURITY
                AGREEMENT, FINANCING STATEMENT AND FIXTURE FILING



                                   EXHIBIT E-2
                               (to Note Agreement)

                       FORM OF GENERAL SECURITY AGREEMENT



                                    EXHIBIT F
                               (to Note Agreement)

                          FORM OF SUBSIDIARY GUARANTEE



                                    EXHIBIT G
                               (to Note Agreement)

                      FORM OF SUBSIDIARY SECURITY AGREEMENT



                                    EXHIBIT H
                               (to Note Agreement)

                            FORM OF FOURTH AMENDMENT
                             TO 1995 NOTE AGREEMENTS


                             FORM OF FIRST AMENDMENT
                             TO 1999 NOTE AGREEMENTS



                                    EXHIBIT I
                               (to Note Agreement)

                        FORM OF SUBORDINATION PROVISIONS

              Subordination. (a) The indebtedness ("Subordinated Debt") evidenced by this instrument is subordinate and junior in right of payment to all Senior Debt (as defined in subdivision (b) hereof) of AmeriGas Propane, L.P. (the "Company") to the extent provided herein.

              (b) For all purposes of these subordination provisions the term "Senior Debt" shall mean all principal of and Make Whole Amount, if any, and interest on (i) the Company's First Mortgage Notes, Series E, originally issued in the aggregate principal amount of $80,000,000, pursuant to separate Note Agreements, dated as of March 15, 2000, between the Company and AmeriGas Propane, Inc., a Pennsylvania corporation and the institutional investors listed on Schedule I thereto (and any notes issued in substitution therefor) and (ii) all other indebtedness of the Company for borrowed money unless, under the instrument evidencing the same or under which the same is outstanding, it is expressly provided that such other indebtedness is junior and subordinate to other indebtedness and obligations of the Company. The Senior Debt shall continue to be Senior Debt and entitled to the benefits of these subordination provisions irrespective of any amendment, modification or waiver, of any term of or extension or renewal of the Senior Debt.

              (c) Upon the happening of an event of default with respect to any Senior Debt, as defined therein or in the instrument under which the same is outstanding, which occurs at the maturity thereof or which automatically accelerates or permits the holders thereof to accelerate the maturity thereof, then, unless and until such event of default shall have been remedied or waived or shall have ceased to exist, no direct or indirect payment (in cash, property or securities or by set-off or otherwise) other than Permitted Payments shall be made on account of the principal of, or premium, if any, or interest on any Subordinated Debt, or as a sinking fund for the Subordinated Debt, or in respect of any redemption, retirement, purchase or other acquisition of any of the Subordinated Debt. For purposes of these subordination provisions, "Permitted Payments" shall mean (i) payments of in-kind interest and (ii) payments of Permitted Securities (as defined below) pursuant to subdivision (d) below.

              (d) In the event of

                            (i) any insolvency, bankruptcy, receivership,
                     liquidation, reorganization, readjustment, composition or other similar proceeding relating to the Company, its creditors as such or its property,

                            (ii) any proceeding for the liquidation, dissolution
                     or other winding-up of the Company, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceeding,

                            (iii) any assignment by the Company for the benefit
                     of creditors, or

                            (iv) any other marshalling of the assets of the
                     Company,



                                    EXHIBIT J
                               (to Note Agreement)
all Senior Debt (including any interest thereon accruing at the legal rate after the commencement of any such proceedings and any additional interest that would have accrued thereon but for the commencement of such proceedings) shall first be paid in full before any payment or distribution, whether in cash, securities or other property (other than Permitted Payments), shall be made to any holder of any Subordinated Debt on account of any Subordinated Debt. Any payment or distribution, whether in cash, securities or other property (other than securities ("Permitted Securities") of the Company or any other entity provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in these subordination provisions with respect to Subordinated Debt, to the payment of all Senior Debt at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), which would otherwise (but for these subordination provisions) be payable or deliverable in respect of this Subordinated Debt shall be paid or delivered directly to the holders of Senior Debt in accordance with the priorities then existing among such holders until all Senior Debt (including any interest thereon accruing at the legal rate after the commencement of any such proceedings and any additional interest that would have accrued thereon but for the commencement of such proceedings) shall have been paid in full.

              (e) In the event that any holder of Subordinated Debt shall have the right to declare any Subordinated Debt due and payable as a result of the occurrence of any one or more defaults in respect thereof, under circumstances when the terms of subdivision (d) above are not applicable, such holder shall not declare such Subordinated Debt due and payable or otherwise to be in default and, solely in its capacity as a holder of such Subordinated Debt, shall take no action at law or in equity in respect of any such default unless and until all Senior Debt shall have been paid in full.

              (f) If any payment or distribution of any character or any security, whether in cash, securities or other property (other than Permitted Payments), shall be received by a holder of Subordinated Debt in contravention of any of the terms hereof before all the Senior Debt shall have been paid in full, such payment or distribution or security shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Senior Debt at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay all such Senior Debt in full. In the event of the failure of any holder of any Subordinated Debt to endorse or assign any such payment, distribution or security, each holder of Senior Debt is hereby irrevocably authorized to endorse or assign the same.

              (g) No present or future holder of any Senior Debt shall be prejudiced in the right to enforce subordination of Subordinated Debt by any act or failure to act on the part of the Company. Nothing contained herein shall impair, as between the Company and the holder of this Subordinated Debt, the obligation of the Company to pay to the holder hereof the principal hereof and interest hereon as and when the same shall become due and payable in accordance with the terms hereof, or prevent the holder of any Subordinated Debt from exercising all rights, powers and remedies otherwise permitted by applicable law or hereunder upon a default or Event of Default hereunder, all subject to the rights of the holders of the Senior Debt to receive cash, securities or other property (other than Permitted Payments) otherwise payable or deliverable to the holders of Subordinated Debt.

              (h) Upon the payment in full of all Senior Debt, the holders of Subordinated Debt shall be subrogated to all rights of any holders of Senior Debt to receive any further payments or distributions applicable to the Senior Debt until the Subordinated Debt shall have been paid in full, and, for purposes of such subrogation, no payment or distribution received by the holders of Senior Debt of cash, securities or other property to which the holders of the Subordinated Debt would have been entitled except for these subordination provisions shall as between the Company and its creditors other than the holders of Subordinated Debt, on the one hand, and the holders of Subordinated Debt, on the other, be deemed to be a payment or distribution by the Company to or on account of Senior Debt.

                             FORM OF TRANSFER LETTER

                                                                          [Date]

AmeriGas Propane, L.P.
AmeriGas Propane, Inc.
460 North Gulph Road
King of Prussia, PA  19460

        Re:              Transfer [of $________ of] the Note
                       Issued under Note Agreements (the "Note")
                          from [Transferor] to [Transferee]

Dear Sirs:

              Pursuant to Section 14.5 of the Note Agreement dated as of March 15, 2000 (collectively, the "Note Agreements") entered into by AmeriGas Propane, L.P., a Delaware limited partnership (the "Company"), and AmeriGas Propane, Inc., a Pennsylvania corporation (the "General Partner"; together with the Company, the "Obligors"), and [Name of Transferor] (the "Transferor"), this letter is to advise you that the Transferor has transferred the Note [or a portion thereof] purchased under the above-referenced Note Agreement to [Name of Transferee] (the "Transferee"). In connection with such transfer, the Transferee and the Transferor hereby request that the Obligors deliver to the Transferee a Note evidencing the above-referenced amount in the form of Exhibit A to the Note Agreement and otherwise in the form contemplated by Section 14.2 of the Note Agreement (the "New Note"). Capitalized terms used herein shall have their respective meanings as defined in the Note Agreement.

              The Transferee hereby expressly and unconditionally assumes all obligations of a holder of Notes arising from and after the date of such transfer under the Note Agreement and the other Financing Documents as if it were a party thereto.

              The Transferee hereby represents and warrants that:

                     (a) at least one of the following statements is an accurate representation as to the source of funds or other assets to be used by it to pay the purchase price of the Notes purchased by it hereunder:

                            (i) if it is an insurance company, the funds are
              from an "insurance company general account" within the meaning of Department of Labor Prohibited Transaction Exemption 95-60 (issued July 12, 1995) and there is no employee benefit plan, treating as a single plan, all plans maintained by the same employer or employee organization, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan, exceed ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed with the Transferee's state of domicile; or


                                    EXHIBIT K
                               (to Note Agreement)

                            (ii) if it is an insurance company, to the extent
              that any of such funds or other assets constitutes assets allocated to any separate account maintained by it, (A) such separate account is a "pooled separate account" within the meaning of Prohibited Transaction Class Exemption 90-1, in which case the Transferee has disclosed to the Obligors the names of each employee benefit plan whose assets in such separate account exceed 10% of the total assets or are expected to exceed 10% of the total assets of such account as of the date of such purchase (and for the purposes of this subdivision (ii), all employee benefit plans maintained by the same employer or employee organization are deemed to be a single plan), or (B) such separate account contains only the assets of a specific employee benefit plan, complete and accurate information as to the identity of which you have delivered to the Obligors in writing; or

                            (iii) if it is a "qualified professional asset
              manager" or "QPAM" (as defined in Part V of Prohibited Transaction Class Exemption 84-14, issued March 13, 1984 (the "QPAM Exemption")), all of such funds or other assets constitute assets of an "investment fund" (as defined in Part V of the QPAM Exemption) managed by the Transferee, no employee benefit plan assets which are included in such investment fund, when combined with the assets of all other employee benefit plans (A) established or maintained by the same employer or an affiliate of such employer or by the same employee organization and (B) managed by the Transferee, exceed 20% of the total client assets managed by the Transferee, the conditions of Section I(g) of the QPAM Exemption are satisfied and the Transferee has disclosed to the Obligors the names of all employee benefit plans whose assets are included in such investment fund; or

                            (iv) if it is not an insurance company, all or a
              portion of such funds or other assets consists of funds which do not constitute assets of any employee benefit plan (other than a governmental plan exempt from the coverage of ERISA) and the remaining portion, if any, of such funds consists of funds which may be deemed to constitute assets of one or more specific employee benefit plans, complete and accurate information as to the identity of each of which the Transferee has delivered to the Obligors in writing.

              (b) it is purchasing the Notes for its own account or for one or more separate accounts maintained by it or for the account of one or more pension or trust funds, in each case not with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act or with any present intention of distributing or selling any of the Notes, provided that the disposition of its property shall at all times be within its control. If it is purchasing for the account of one or more pension or trust funds, it represents that it has sole investment discretion with respect to the acquisition and disposition of the Notes to be issued to it pursuant to the Note Agreement and the determination and decision on its behalf to purchase such Notes for such pension or trust funds is being made by the same individual or group of individuals who customarily pass on such investments.

              (c) it is one of the following: (i) a "bank" as defined in Section 3(a)(2) of the Securities Act; (ii) an "insurance company" as defined in Section 2(13) of the Securities Act; (iii) an investment company registered under the Investment Company Act of 1940, as amended; (iv) a corporation or a Massachusetts or similar business trust that was not formed for the specific purpose of acquiring the Notes, with total assets in excess of $5,000,000; or
(v) an employee benefit plan within the meaning of Title 1 of ERISA with total assets in excess of $5,000,000.

              1. For the purposes of making any payment to the Transferee evidenced by the New Note, or any other amount payable thereunder, such payment shall be made to the following account:

              [BANK]
              [ADDRESS]
              [ABA NO:]
              [ACCOUNT NO:]
              [REFERENCE:]
              [NOMINEE NAME, IF ANY]

              2. For the purpose of giving any notice or providing information to the Transferee required under the New Note or the Note Agreement, any such notice or information shall be delivered to the Transferee at the following address:

              [ADDRESS]
              [ATTENTION:]
              [TELEPHONE:]
              [TELECOPY:]

              3. Please deliver the registered New Note to the Transferee via overnight courier at the following address:

              4. [TO BE COMPLETED IF LESS THAN 100% OF THE NOTES OF THE TRANSFEROR ARE BEING SOLD.] Please deliver to the Transferor a Note in the remaining principal amount of $____________ substantially in the form of Exhibit A to the Note Agreement via overnight courier at the following address:

              [ADDRESS]

                                               [TRANSFEROR]

                                               By
                                                 -------------------------------
                                                 Name:
                                                 Title


                                               [TRANSFEREE]

                                               By
                                                 -------------------------------
                                                 Name:
                                                 Title